CREDIT AGREEMENT

                                   dated as of

                                December 22, 2006


                                      among


                             JACO ELECTRONICS, INC.
                                       and
                           INTERFACE ELECTRONICS CORP.

                                    Borrowers


                            The Lenders Party Hereto

                                       and

                      THE CIT GROUP/BUSINESS CREDIT, INC.,
                                    as Agent

                                       and

                           CIT CAPITAL SECURITIES, LLC
                            as Syndication Agent and
                    as Sole Bookrunner and Sole Lead Arranger



                                                           i



                                TABLE OF CONTENTS

                                                                                                                  Page

ARTICLE I Definitions 1
   SECTION 1.01          Defined Terms............................................................................1
   SECTION 1.02          Classification of Loans and Borrowings..................................................28
   SECTION 1.03          Terms Generally.........................................................................28
   SECTION 1.04          Accounting Terms; GAAP..................................................................28

ARTICLE II The Credits...........................................................................................29
   SECTION 2.01          The Facility............................................................................29
   SECTION 2.02          Loans...................................................................................29
   SECTION 2.03          Loans and Borrowings....................................................................30
   SECTION 2.04          Requests for Borrowings.................................................................30
   SECTION 2.05          [Intentionally Omitted].................................................................31
   SECTION 2.06          Protective Advances.....................................................................31
   SECTION 2.07          Swingline Loans.........................................................................32
   SECTION 2.08          Letters of Credit.......................................................................33
   SECTION 2.09          Funding of Borrowings...................................................................39
   SECTION 2.10          Interest Elections......................................................................40
   SECTION 2.11          Termination or Reduction of Commitments.................................................41
   SECTION 2.12          Repayment of Loans; Evidence of Debt....................................................42
   SECTION 2.13          Prepayment of Loans.....................................................................43
   SECTION 2.14          Fees....................................................................................45
   SECTION 2.15          Interest................................................................................46
   SECTION 2.16          Alternate Rate of Interest..............................................................46
   SECTION 2.17          Increased Costs.........................................................................47
   SECTION 2.18          Break Funding Payments..................................................................48
   SECTION 2.19          Taxes...................................................................................48
   SECTION 2.20          Payments Generally; Allocation of Proceeds; Sharing of Set-offs.........................51
   SECTION 2.21          Mitigation Obligations; Replacement of Lenders..........................................54
   SECTION 2.22          Indemnity for Returned Payments.........................................................54

ARTICLE III Representations and Warranties.......................................................................55
   SECTION 3.01          Organization; Powers....................................................................55
   SECTION 3.02          Authorization; Enforceability...........................................................55
   SECTION 3.03          Governmental Approvals; No Conflicts....................................................55
   SECTION 3.04          Financial Condition; No Material Adverse Change.........................................55
   SECTION 3.05          Intellectual Property...................................................................56
   SECTION 3.06          Litigation..............................................................................56
   SECTION 3.07          Compliance with Laws....................................................................57
   SECTION 3.08          Investment and Holding Company Status...................................................57
   SECTION 3.09          Taxes...................................................................................57
   SECTION 3.10          ERISA...................................................................................57
   SECTION 3.11          Disclosure..............................................................................57
   SECTION 3.12          Material Agreements.....................................................................58
   SECTION 3.13          Solvency................................................................................59
   SECTION 3.14          Intentionally Omitted...................................................................60
   SECTION 3.15          Capitalization and Subsidiaries.........................................................60
   SECTION 3.16          Common Enterprise.......................................................................60
   SECTION 3.17          Security Interest in Collateral.........................................................60
   SECTION 3.18          Labor Matters...........................................................................61
   SECTION 3.19          Affiliate Transactions..................................................................61
   SECTION 3.20          Broker's and Transaction Fees...........................................................61
   SECTION 3.21          Title; Real Property....................................................................61
   SECTION 3.22          Environment.............................................................................63
   SECTION 3.23          Deposit Accounts........................................................................63
   SECTION 3.24          Patriot Act.............................................................................63

ARTICLE IV Conditions 64
   SECTION 4.01          Effective Date..........................................................................64
   SECTION 4.02          Each Credit Event.......................................................................66

ARTICLE V Affirmative Covenants..................................................................................66
   SECTION 5.01          Financial Statements; Borrowing Base and Other Information..............................66
   SECTION 5.02          Notices of Material Events..............................................................70
   SECTION 5.03          Existence; Conduct of Business..........................................................71
   SECTION 5.04          Payment of Obligations..................................................................72
   SECTION 5.05          Maintenance of Properties and Intellectual Property Rights..............................72
   SECTION 5.06          Books and Records; Inspection Rights....................................................72
   SECTION 5.07          Compliance with Laws....................................................................72
   SECTION 5.08          Use of Proceeds and Letters of Credit...................................................73
   SECTION 5.09          Insurance...............................................................................73
   SECTION 5.10          Appraisals..............................................................................73
   SECTION 5.11          Additional Collateral; Further Assurances...............................................74
   SECTION 5.12          Cash Management.........................................................................75
   SECTION 5.13          Post-Closing Obligations................................................................76

ARTICLE VI Negative Covenants....................................................................................76
   SECTION 6.01          Indebtedness............................................................................76
   SECTION 6.02          Liens...................................................................................78
   SECTION 6.03          Fundamental Changes; Asset Sales........................................................79
   SECTION 6.04          Investments, Loans, Advances, Guarantees and Acquisitions...............................80
   SECTION 6.05          Swap Agreements.........................................................................81
   SECTION 6.06          Restricted Payments.....................................................................82
   SECTION 6.07          Transactions with Affiliates............................................................82
   SECTION 6.08          Restrictive Agreements..................................................................82
   SECTION 6.09          Prepayment of Indebtedness; Subordinated Indebtedness...................................83
   SECTION 6.10          Capital Expenditures....................................................................83
   SECTION 6.11          Financial Covenants.....................................................................83


   SECTION 6.12          Activities of Inactive Subsidiary.......................................................83
   SECTION 6.13          Hazardous Materials.....................................................................84

ARTICLE VII Events of Default....................................................................................84
   SECTION 7.01          Events of Default.......................................................................84
   SECTION 7.02          Application of Funds....................................................................87

ARTICLE VIII The Agent...........................................................................................88

ARTICLE IX Miscellaneous.........................................................................................91
   SECTION 9.01          Notices.................................................................................91
   SECTION 9.02          Electronic Transmissions................................................................92
   SECTION 9.03          Waivers; Amendments.....................................................................93
   SECTION 9.04          Expenses; Indemnity; Damage Waiver......................................................96
   SECTION 9.05          Successors and Assigns..................................................................98
   SECTION 9.06          Survival...............................................................................102
   SECTION 9.07          Counterparts; Integration; Effectiveness...............................................102
   SECTION 9.08          Severability...........................................................................102
   SECTION 9.09          Right of Setoff........................................................................102
   SECTION 9.10          Governing Law; Jurisdiction; Consent to Service of Process.............................103
   SECTION 9.11          WAIVER OF JURY TRIAL...................................................................104
   SECTION 9.12          Headings...............................................................................104
   SECTION 9.13          Confidentiality........................................................................104
   SECTION 9.14          Several Obligations; Non-reliance; Violation of Law....................................105
   SECTION 9.15          USA PATRIOT Act and OFAC...............................................................105
   SECTION 9.16          Disclosure.............................................................................106
   SECTION 9.17          Execution of Loan Documents............................................................106
   SECTION 9.18          Interest Rate Limitation...............................................................106
   SECTION 9.19          Administrative Borrower; Joint and Several Liability...................................106
   SECTION 9.20          Subordination and Contribution.........................................................109






SCHEDULES:

Commitment Schedule Schedule 3.05 - Intellectual Property Schedule 3.06 -
Disclosed Matters Schedule 3.09 - Taxes Schedule 3.12 - Material Agreements
Schedule 3.15 - Capitalization and Subsidiaries Schedule 3.17 - Financing
Statements Schedule 3.18 - Labor Matters Schedule 3.19 - Affiliate Transactions
Schedule 3.21 - Properties Schedule 3.22 - Environmental Matters Schedule 3.23 -
Deposit Accounts Schedule 6.01 - Existing Indebtedness Schedule 6.02 - Existing
Liens Schedule 6.04 - Existing Investments Schedule 6.08 - Existing Restrictions

EXHIBITS:

Exhibit A - Form of Assignment and Assumption Exhibit B - Form of Borrowing Base
Certificate Exhibit C - Form of Compliance Certificate Exhibit D - Closing
Checklist Exhibit E - Form of Discount Note Exhibit F - Form of Notice of
Drawing



                                CREDIT AGREEMENT

         CREDIT AGREEMENT dated as of December 22, 2006 (as it may be amended or modified from time to time, this "Agreement"), among JACO ELECTRONICS, INC., a New York corporation (the "Parent"), and INTERFACE ELECTRONICS CORP., a Massachusetts corporation ("Interface"; together with the Parent, collectively, the "Borrowers"), the Lenders party hereto, THE CIT GROUP/BUSINESS CREDIT, INC., as Agent, Swingline Lender and Issuing Bank, and CIT CAPITAL SECURITIES, LLC, as Syndication Agent, Sole Bookrunner and Sole Lead Arranger.

         The parties hereto agree as follows:

ARTICLE I

                                   Definitions

SECTION 1.01      Defined Terms.  As used in this Agreement, the following terms have the meanings specified below:
                  -------------

         "ABR," when used in reference to any Loan or Borrowing, refers to whether such Loan, or the Loans comprising such Borrowing, are bearing interest at a rate determined by reference to the Alternate Base Rate.

         "Account" has the meaning assigned to such term in the Collateral Agreement.

         "Account Debtor" means any Person obligated on an Account.

         "Acquisition" means any transaction or series of related transactions for the purpose of or resulting, directly or indirectly, in (a) the acquisition of all or substantially all of the assets of a Person, or of any business or division of a Person, (b) the acquisition of in excess of 50% of the Equity Interests of any Person, or otherwise causing any Person to become a Subsidiary, or (c) a merger, amalgamation or consolidation or any other combination with another Person (other than a Person that is a Subsidiary) provided, that, the applicable Borrower or the Subsidiary is the surviving entity.

         "Adjusted LIBO Rate" means, with respect to any Eurodollar Borrowing for any Interest Period, an interest rate per annum (rounded upwards, if necessary, to the next 1/100 of 1%) equal to (a) the LIBO Rate for such Interest Period and, in the case of a Eurodollar Borrowing, multiplied by (b) the Statutory Reserve Rate.

         "Administrative Borrower" has the meaning set forth in Section 9.19.

         "Administrative Questionnaire" means an Administrative Questionnaire in a form supplied by the Agent.

         "Affiliate" means, with respect to a specified Person, another Person that directly, or indirectly through one or more intermediaries, Controls or is Controlled by or is under common Control with the Person specified.

         "Agent" means The CIT Group/Business Credit, Inc., in its capacity as agent for the Secured Parties hereunder, together with its successors and assigns.

         "Aggregate Commitment" means the aggregate of the Commitments of all the Lenders, as reduced from time to time pursuant to the terms hereof, which Aggregate Commitment shall initially be in the amount of $55,000,000.

         "Aggregate Credit Exposure" means, at any time, the aggregate Credit Exposure of all the Revolving Lenders.

         "Alternate Base Rate" means, for any day, a rate per annum equal to the greater of (a) the Prime Rate in effect on such day and (b) the Federal Funds Effective Rate in effect on such day plus 1/2 of 1%. Any change in the Alternate Base Rate due to a change in the Prime Rate or the Federal Funds Effective Rate shall be effective from and including the effective date of such change in the Prime Rate or the Federal Funds Effective Rate, respectively.

         "Applicable Percentage" means, with respect to any Lender, (a) with respect to Revolving Loans or Swingline Loans, a portion equal to a fraction the numerator of which is such Lender's Revolving Commitment and the denominator of which is the aggregate Revolving Commitment of all Revolving Lenders (if the Revolving Commitments have terminated or expired, the Applicable Percentage shall be determined based upon the Revolving Commitments most recently in effect, giving effect to any assignments), (b) with respect to Protective Advances or with respect to the Aggregate Credit Exposure prior to the Maturity Date, a portion equal to a fraction the numerator of which is such Lender's Commitment and the denominator of which is the Aggregate Commitment of all Lenders, and (c) with respect to Protective Advances or with respect to the Aggregate Credit Exposure after the Maturity Date, a portion equal to a fraction the numerator of which is such Lender's Credit Exposure and the denominator of which is the Aggregate Credit Exposure.

         "Applicable Rate" means, for any day, with respect to any ABR Loan or Eurodollar Loan payable hereunder, as the case may be, the applicable rate per annum set forth below under the caption "ABR Spread" or "Eurodollar Spread," as the case may be, based upon the Fixed Charge Coverage Ratio on the last day of each of the three most recently ended calendar months:


           Fixed Charge
          Coverage Ratio                 ABR Spread          Eurodollar Spread       Commitment Fee
----------------------------------- ---------------------- ---------------------- ----------------------
=> 1.75x                                    0.25%                  1.75%                 0.25%
----------------------------------- ---------------------- ---------------------- ----------------------
=> 1.50x but < 1.75x                        0.50%                  2.00%                 0.25%
----------------------------------- ---------------------- ---------------------- ----------------------
=> 1.25x but < 1.50x                        0.75%                  2.25%                 0.25%
----------------------------------- ---------------------- ---------------------- ----------------------
< 1.25x                                     1.00%                  2.50%                 0.375%
=================================== ====================== ====================== ======================

         For the period commencing on the Effective Date and ending on the first anniversary thereof, the Applicable Rate for the ABR Spread and the Eurodollar Spread shall be as set forth in the pricing grid in the applicable columns opposite the row entitled "=> 1.25x but <1.50x" and the Applicable Rate for the Commitment Fee shall be as set forth in the pricing grid in the column opposite the row entitled "=> 1.75x". If, as a result of any restatement of or other adjustment to the financial statements of the Borrowers or for any other reason, the Agent determines that (a) the Fixed Charge Coverage Ratio as calculated by the Borrowers as of any applicable date was inaccurate and (b) a proper calculation of the Fixed Charge Coverage Ratio would have resulted in different pricing for any period, then (i) if the proper calculation of the Fixed Charge Coverage Ratio would have resulted in higher pricing for such period, the Borrowers shall automatically and retroactively be obligated to pay to the Agent and Lenders, promptly on demand by the Agent, an amount equal to the excess of the amount of interest and fees that should have been paid for such period over the amount of interest and fees actually paid for such period; and (ii) if the proper calculation of the Fixed Charge Coverage Ratio would have resulted in lower pricing for such period, Agent and Lenders shall have no obligation to repay any interest or fees to the Borrowers; provided that if, as a result of any restatement or other event a proper calculation of the Fixed Charge Coverage Ratio would have resulted in higher pricing for one or more periods and lower pricing for one or more other periods (due to the shifting of income or expenses form one period to another period or any similar reason), then the amount payable by the Borrowers pursuant to clause (i) above shall be based upon the excess, if any, of the amount of interest and fees that should have been paid for all applicable periods over the amount of interest and fees paid for all such periods.

         "Approved Fund" has the meaning assigned to such term in Section 9.05.

         "Assignment and Assumption" means an assignment and assumption entered into by a Lender and an assignee (with the consent of any party whose consent is required by Section 9.05), and accepted by the Agent, in the form of Exhibit A or any other form approved by the Agent.

         "Authorized Officer" means, with respect to any Person, any of the principal executive officers, managing members or general partners of such Person but, in any event, with respect to financial matters, a Financial Officer.

         "Availability" means, at any time, an amount equal to the lesser of (a) the Revolving Commitment and (b) the Borrowing Base, in each case, minus the Revolving Credit Exposure of all Lenders.

         "Availability Block" means $500,000, or such lesser amount as Agent, in its Permitted Discretion, shall determine.

         "Availability Period" means the period from and including the Effective Date to but excluding the earlier of the Maturity Date and the date of termination of the Revolving Commitment.

         "Available Commitment" means, at any time, the Revolving Commitment then in effect minus the Revolving Credit Exposure of all Revolving Lenders at such time.

         "Average 20-Day Availability" means, at any time, the average daily Availability for the immediately preceding twenty (20) Business Day period.

         "Banking Services" means each and any of the following bank services provided to any Loan Party by any Lender or any of such Lender's Affiliates: (a) commercial credit cards, purchasing cards or other similar charge cards, (b) stored value cards, and (c) treasury management services (including, without limitation, controlled disbursement, automated clearinghouse transactions, return items, overdrafts and interstate depository network services).

         "Banking Services Obligations" of the Loan Parties means any and all obligations of the Loan Parties, whether absolute or contingent and howsoever and whensoever created, arising, evidenced or acquired (including all renewals, extensions and modifications thereof and substitutions therefor) in connection with Banking Services.

         "Blocked Account" means any deposit/collection account established pursuant to a Blocked Account Agreement; collectively, such accounts are referred to as the "Blocked Accounts."

         "Blocked Account Agreement" means an agreement among one or more of the Loan Parties, the Agent, and a Clearing Bank, in form and substance satisfactory to the Agent, concerning the collection of payments which represent the proceeds of Accounts and other Collateral of a Loan Party.

         "Board" means the Board of Governors of the Federal Reserve System of the United States of America.

         "Borrower" and "Borrowers" have the respective meanings set forth in the preamble to this Agreement.

         "Borrowing" means (a) Revolving Loans of the same Class and Type, made, converted or continued on the same date and, in the case of Eurodollar Loans, as to which a single Interest Period is in effect, (b) a Swingline Loan and (c) a Protective Advance.

         "Borrowing Base" means, at any time, the sum of (a) 85% of Borrowers' Eligible Accounts at such time, plus (b) the lesser of (i) 60% of Borrowers' Eligible Inventory, valued on an average cost basis, consistent with the Borrowers' practices as of the Effective Date, (ii) 85% of the Net Recovery Rate of Borrowers' Eligible Inventory, multiplied by the value of such Inventory determined on an average cost basis, consistent with the Borrowers' practices as of the Effective Date, and (iii) $25,000,000, minus (c) the Availability Block, minus (d) Reserves.

         "Borrowing Base Certificate" means a certificate, signed by a Financial Officer of the Administrative Borrower, in the form of Exhibit B or another form which is acceptable to the Agent in its sole discretion.

         "Borrowing Request" means a request by the Administrative Borrower for a Revolving Borrowing in accordance with Section 2.04.

         "Business Day" means any day that is not a Saturday, Sunday or other day on which commercial banks in New York City are authorized or required by law to remain closed; provided, that, when used in connection with a Eurodollar Loan, the term "Business Day" shall also exclude any day on which banks are not open for dealings in dollar deposits in the London interbank market.

         "Calculation Date" means the last Business Day of each calendar week.

         "Capital Expenditures" means, without duplication, any expenditure or commitment to expend money for any purchase or other acquisition of any asset which would be classified as a fixed or capital asset on a consolidated balance sheet of the Parent and its Subsidiaries prepared in accordance with GAAP.

         "Capital Lease Obligations" of any Person means the obligations of such Person to pay rent or other amounts under any lease of (or other arrangement conveying the right to use) real or personal or movable property, or a combination thereof, which obligations are required to be classified and accounted for as capital leases on a balance sheet of such Person under GAAP, and the amount of such obligations shall be the capitalized amount thereof determined in accordance with GAAP.

         "CERCLA" means the United States Comprehensive Environmental Response,
          Compensation,  and Liability Act (42 U.S.C. ss.ss. 9601 et
          ------
seq.).

         "Change in Control" means (a) the ownership by any one Person (other than Charles Girsky and Joel Girsky) of more than forty (40%) percent of the common stock of Parent, or (b) Parent shall cease to own, directly or indirectly, free and clear of all Liens or other encumbrances, 100% of the outstanding Equity Interests of any other Borrower.

         "Change in Law" means (a) the adoption of any law, rule or regulation after the date of this Agreement, (b) any change in any law, rule or regulation or in the interpretation or application thereof by any Governmental Authority after the date of this Agreement, or (c) compliance by any Lender or the Issuing Bank (or, for purposes of Section 2.17(b), by any lending office of such Lender or by such Lender's or the Issuing Bank's holding company, if any) with any request, guideline or directive (whether or not having the force of law) of any Governmental Authority made or issued after the date of this Agreement.

         "Class", when used in reference to any Loan or Borrowing, refers to whether such Loan, or the Loans comprising such Borrowing, are Revolving Loans, and when used in reference to any Commitment, refers to such Commitment as a Revolving Commitment.

         "Clearing Bank" means any banking institution with whom a Payment Account has been established pursuant to a Blocked Account Agreement.

         "Closing Checklist" means the closing checklist attached hereto as Exhibit D.

         "Code" means the Internal Revenue Code of 1986, as amended from time to time.

         "Collateral" means all "Collateral", as defined in any Collateral Document, whether such "Collateral" is now existing or hereafter acquired.

         "Collateral Access Agreement" has the meaning assigned to such term in the Collateral Agreement.

         "Collateral Agreement" means that certain Collateral Agreement, dated as of the date hereof, between the Borrowers and the Agent, for the benefit of the Agent and the Secured Parties.

         "Collateral Documents" means, collectively, the Security Agreements and any other security documents delivered pursuant to Section 4.01(b) or Section
5.11 to secure payment of the Obligations.

         "Collection Account" has the meaning assigned to such term in Section 5.12(b).

          "Commitment" means, with respect to each Lender, such Lender's Revolving Commitment, together with the commitment of such Lender to acquire participations in Protective Advances hereunder, as such Revolving Commitment may be (a) reduced from time to time pursuant to Section 2.11, and (b) reduced or increased from time to time pursuant to assignments by or to such Lender pursuant to Section 9.05. The initial amount of each Lender's Commitment is set forth on the Commitment Schedule, or in the Assignment and Assumption pursuant to which such Lender shall have assumed its Commitment, as applicable.

         "Commitment Schedule" means the Schedule attached hereto identified as such on Annex I.

         "Contracts" has the meaning assigned to such term in Section 3.12.

         "Control" means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ability to exercise voting power, by contract or otherwise. "Controlling" and "Controlled" have meanings correlative thereto.

         "Controlled Disbursement Account" means, collectively, any accounts of the Borrowers maintained as a zero balance, cash management account pursuant to and under any agreement between the Borrowers and the Agent, as modified and amended from time to time, and through which all disbursements of the Borrowers, any Loan Party and any designated Subsidiary of the Borrowers are made and settled on a daily basis with no uninvested balance remaining overnight.

         "Credit Exposure" means, as to any Lender at any time, the sum of (a) such Lender's Revolving Credit Exposure at such time, plus (b) an amount equal to such Lender's Applicable Percentage, if any, of the aggregate principal amount of Protective Advances outstanding at such time.

         "Default" means any event or condition which constitutes an Event of Default or which upon notice, lapse of time or both would, unless cured or waived, become an Event of Default.

         "Defaulting Lender" has the meaning assigned to such term in Section 2.09(b).

         "Departing Lender" has the meaning assigned to such term in Section 2.21(b).

         "Disclosed Matters" means the actions, suits and proceedings and the environmental matters disclosed in Schedule 3.06.

         "Document" has the meaning assigned to such term in the Collateral Agreement.

         "Dollars" or "$" refers to lawful money of the United States of America.

         "EBITDA" means for any period Net Income for such period plus, to the extent deducted from revenues for such period in determining Net Income, (a) Interest Expense, (b) expense for taxes paid or accrued net of tax refunds, (c) depreciation, (d) amortization and other non-cash charges, (e) extraordinary losses (as determined in accordance with GAAP) and non-cash non-recurring losses, in each case incurred other than in the ordinary course of business and
(f) cash non-recurring losses incurred other than in the ordinary course of business in an amount not to exceed $1,000,000 in any Fiscal Year or $3,000,000 over the term of this Agreement, minus, to the extent included in Net Income for such period, extraordinary gains (as determined in accordance with GAAP) realized other than in the ordinary course of business, all calculated for the Parent and its Subsidiaries on a consolidated basis.

         "E-Fax" means any system used to receive or transmit faxes electronically.

         "Effective Date" means the date on which the conditions specified in
Section 4.01 are satisfied (or waived in accordance with Section 9.03).

         "Electronic Transmission" means each document, instruction, authorization, file, information and any other communication transmitted, posted or otherwise made or communicated by e-mail, E-Fax, Internet or extranet-based site or any other equivalent electronic service, whether owned, operated or hosted by the Agent, any of the Agent's Related Persons or any other Person.

         "E-Signature" means the process of attaching to or logically associating with an Electronic Transmission an electronic symbol, encryption, digital signature or process (including, without limitation, the name or an abbreviation of the name of the party transmitting the Electronic Transmission) with the intent to sign, authenticate or accept such Electronic Transmission.

         "E-Systems" means any electronic system, including IntralinksTM and any other Internet or extranet-based site, whether such electronic system is owned, operated or hosted by the Agent, any of its Related Persons or any other Person, providing for access to data protected by passcodes or other security system.

         "Eligible Accounts" means, at any time, the Accounts of the applicable Borrowers which the Agent determines in its Permitted Discretion are eligible as the basis for the extension of Revolving Loans and Swingline Loans hereunder. Without limiting the Agent's discretion provided herein, Eligible Accounts shall not include any Account:

(a) which is not subject to a first priority perfected security interest in favor of the Agent;

(b) which is subject to any Lien other than (i) a Lien in favor of the Agent and (ii) a Permitted Encumbrance which does not have priority over the Lien in favor of the Agent;

(c) with respect to which more than 90 days have elapsed since the date of the original invoice therefor or which is more than 60 days past the due date for payment;

(d) which is owing by an Account Debtor for which more than 50% of the Accounts owing from such Account Debtor and its Affiliates are ineligible hereunder;

(e) which is owing by an Account Debtor (other than Benchmark Electronics Inc. and Celestica, Inc.) to the extent the aggregate amount of Accounts owing from such Account Debtor and its Affiliates to such Borrowers exceeds 25% of the aggregate Eligible Accounts; and with respect to Benchmark Electronics Inc. and Celestica, Inc. to the extent the aggregate amount of Accounts owing from each such Account Debtor and its Affiliates to such Borrowers exceeds 30% of the aggregate Eligible Accounts;

(f) with respect to which any covenant, representation, or warranty relating to such Account contained in this Agreement or in the Security Agreements has been breached in any material respect or is not true;

(g) which (i) does not arise from the sale of goods or performance of services in the ordinary course of business, (ii) is not evidenced by an invoice, or other documentation satisfactory to the Agent, which has been sent to the Account Debtor, (iii) represents a progress billing, (iv) is contingent upon such Borrowers' completion of any further performance, or (v) represents a sale on a bill-and-hold, guaranteed sale, sale-and-return, sale on approval, consignment which is billed prior to actual sale to the end user, cash-on-delivery or any other repurchase or return basis;

(h) for which the goods giving rise to such Account have not been shipped to the Account Debtor or for which the services giving rise to such Account have not been performed by such Borrowers;

(i) with respect to which any check or other instrument of payment has been returned uncollected for any reason;

(j) which is owed by an Account Debtor which (i) has applied for suffered, or consented to the appointment of any receiver, interim receiver, receiver and manager, custodian, trustee, or liquidator of its assets, (ii) has had possession of all or a material part of its property taken by any receiver, interim receiver, receiver and manager, custodian, trustee or liquidator, (iii) has filed, or has had filed against it, any request or petition for liquidation, reorganization, arrangement, adjustment of debts, adjudication as bankrupt, winding-up, or voluntary or involuntary case under any state, provincial or federal bankruptcy laws, (iv) to the knowledge of such Borrowers, has admitted in writing its inability, or is generally unable to, pay its debts as they become due, (v) to the knowledge of such Borrowers, has become insolvent, or (vi) has ceased operation of its business; (k) which is owed by any Account Debtor which has sold all or substantially all of its assets;

(l) which is owed by an Account Debtor which (i) does not maintain its chief executive office in the U.S. or Canada or (ii) is not organized under applicable law of the U.S. or any state of the U.S. or Canada or any province of Canada unless, in either case, such Account is backed by a letter of credit, or other credit support acceptable to the Agent from a customary credit risk insurer and which is in the possession of the Agent;

(m)               which is owed in any currency other than Dollars;

(n) which is owed by (i) the government (or any department, agency, public corporation, or instrumentality thereof) of any country other than the U.S. unless such Account is backed by a Letter of Credit acceptable to the Agent and which is in the possession of the Agent, or (ii) the government of the U.S., or any department, agency, public corporation, or instrumentality thereof, unless the Federal Assignment of Claims Act of 1940, as amended (31 U.S.C. ss. 3727 et seq. and 41 U.S.C. ss. 15 et seq.), and any other steps necessary to perfect the Lien of the applicable Agent in such Account have been complied with to the Agent's satisfaction;

(o) which is owed by any Affiliate, employee, director, or officer of any Loan Party;

(p) which, for any Account Debtor, exceeds a credit limit determined by the Agent of which the Administrative Borrower has been previously notified, to the extent of such excess;

(q) which is owed by an Account Debtor or any Affiliate of such Account Debtor (other than a Lender or any Affiliate of a Lender) which is the holder of Indebtedness issued or incurred by any Loan Party, but only to the extent of such Indebtedness;

(r) which is subject to any counterclaim, deduction, defense, setoff or dispute, but only to the extent of the amount of such counterclaim, deduction, defense, setoff or dispute, unless the Agent, in its Permitted Discretion, has established an appropriate Reserve and determines to include such Account as an Eligible Account;

(s) which is evidenced by any promissory note, chattel paper, or instrument;

(t) which is owed by an Account Debtor located in any jurisdiction that requires, as a condition to access to the courts of such jurisdiction, that a creditor qualify to transact business, file a business activities report or other report or form, or take one or more other actions, unless such Borrowers have so qualified, filed such reports or forms, or taken such actions (and, in each case, paid any required fees or other charges), except to the extent such Borrowers may qualify subsequently as a foreign entity authorized to transact business in such state or jurisdiction and gain access to such courts, without incurring any cost or penalty reasonably viewed by the Agent to be material in amount, and such later qualification cures any access to such courts to enforce payment of such Account;

(u) with respect to which such Borrowers have made any agreement with the Account Debtor for any reduction thereof, but only to the extent of such reduction, other than discounts and adjustments given in the ordinary course of business; or

(v) which the Agent determines in its Permitted Discretion will not be paid by reason of the Account Debtor's inability to pay.

         In the event that an Account which was previously an Eligible Account ceases to be an Eligible Account hereunder, the applicable Borrowers shall notify the Agent thereof on and at the time of submission to the Agent of the next Borrowing Base Certificate.

         "Eligible Inventory" means, at any time, the Inventory owned by one of the applicable Borrowers which the Agent determines in its Permitted Discretion is eligible as the basis for the extension of Revolving Loans and Swingline Loans hereunder. Without limiting the Agent's discretion provided herein, Eligible Inventory shall not include any Inventory:

(a) which is not subject to a first priority perfected Lien in favor of the Agent;

(b) which is subject to any Lien other than (i) a Lien in favor of the Agent and (ii) a Permitted Encumbrance which does not have priority over the Lien in favor of the Agent;

(c) which is, in the Agent's Permitted Discretion, slow moving, obsolete, unmerchantable, defective, unfit for sale, not salable at prices approximating at least the cost of such Inventory in the ordinary course of business or unacceptable due to age, type, category and/or quantity;

(d) with respect to which any covenant, representation, or warranty contained in this Agreement or any Security Agreement has been breached in any material respect or is not true;

(e) which does not conform in all material respects to all standards imposed by any governmental authority;

(f) which is not finished goods or which constitutes work-in-process, subassemblies (unless the Agent determines, in its Permitted Discretion, to include such work-in-process or subassemblies as Eligible Inventory), packaging and shipping material, manufacturing supplies other than scrap steel, display items, bill-and-hold goods, returned or repossessed goods, defective goods, goods held on consignment, or goods which are not of a type held for sale in the ordinary course of business;

(g) which is not located in the U.S. or Canada is in transit with a common carrier from vendors and suppliers, except, that, Inventory located in Singapore may be deemed eligible for the purposes of this clause (g) up to an aggregate amount of $1,000,000 provided that (i) Agent receives a Collateral Access Agreement, (ii) under applicable law, Agent has a first priority perfected Lien on such Inventory and (iii) Agent receives such other documentation (including, upon Agent's reasonable request, opinion letter(s)) as Agent may require;

(h) which is located in any location leased by the Borrowers unless (i) the lessor has delivered to the Agent a Collateral Access Agreement or (ii) a Reserve for rent, charges, and other amounts due or to become due with respect to such facility has been established by the Agent in its Permitted Discretion;

(i) which is located in any third party warehouse or is in the possession of a bailee and is not evidenced by a Document, unless (i) such warehouseman or bailee has delivered to the Agent a Collateral Access Agreement and such other documentation as the Agent may require or (ii) an appropriate Reserve has been established by the Agent in its Permitted Discretion;

(j) which is the subject of a consignment by any Borrower as consignor;

(k)               which is perishable; or

(l) which contains or bears any intellectual property rights licensed to the Borrowers unless the Agent is satisfied that it may sell or otherwise dispose of such Inventory without (i) infringing the rights of such licensor, (ii) violating any contract with such licensor, or (iii) incurring any liability with respect to payment of royalties other than royalties incurred pursuant to sale of such Inventory under the current licensing agreement.

         In the event that Inventory which was previously Eligible Inventory ceases to be Eligible Inventory hereunder, the Borrowers shall notify the Agent thereof on and at the time of submission to the Agent of the next Borrowing Base Certificate.

         "Environmental Laws" means all laws, rules, regulations, codes, ordinances, orders, decrees, judgments, injunctions, or binding agreements issued, promulgated or entered into by any Governmental Authority, relating in any way to the pollution or protection of the environment or the preservation or reclamation of natural resources, including those relating to the management, release or threatened release of any Hazardous Material, or to employee health and safety matters.

         "Environmental Liabilities" means all Liabilities (including costs of Remedial Actions, natural resource damages and costs and expenses of investigation and feasibility studies) that may be imposed on, incurred by or asserted against any Loan Party as a result of, or related to, any claim, suit, action, investigation, proceeding or demand by any Person, whether based in contract, tort, implied or express warranty, strict liability, criminal or civil statute or common law or otherwise, arising under any Environmental Law or in connection with any environmental, health or safety condition or with any Release or resulting from the ownership, lease, sublease or other operation or occupation of property by any Loan Party, whether on, prior to or after the date hereof.

         "Equity Interests" means, with respect to any Person, shares of capital stock, partnership interests, membership interests in a limited liability company, beneficial interests in a trust or other equity ownership interests in such Person, and any warrants, options or other rights entitling the holder thereof to purchase or acquire any such equity interest.

         "ERISA" means the Employee Retirement Income Security Act of 1974, as amended from time to time.

         "ERISA Affiliate" means Loan Parties, their Subsidiaries and Affiliates, but excluding those Persons having a Controlling or ownership interest in Parent.

         "ERISA Event" means (a) any "reportable event", as defined in Section 4043 of ERISA or the regulations issued thereunder with respect to a Plan (other than an event for which the 30 day notice period is waived); (b) the existence with respect to any Plan of an "accumulated funding deficiency" (as defined in Section 412 of the Code or Section 302 of ERISA), whether or not waived; (c) the filing pursuant to Section 412(d) of the Code or Section 303(d) of ERISA of an application for a waiver of the minimum funding standard with respect to any Plan; (d) the incurrence by any Borrower or any of its ERISA Affiliates of any liability under Title IV of ERISA with respect to the termination of any Plan;
(e) the receipt by any Borrower or any ERISA Affiliate from the PBGC or a plan administrator of any notice relating to an intention to terminate any Plan or Plans or to appoint a trustee to administer any Plan; (f) the incurrence by any Borrower or any of its ERISA Affiliates of any liability with respect to the withdrawal or partial withdrawal from any Plan or Multiemployer Plan; or (g) the receipt by any Borrower or any ERISA Affiliate of any notice, or the receipt by any Multiemployer Plan from any Borrower or any ERISA Affiliate of any notice, concerning the imposition of Withdrawal Liability or a determination that a Multiemployer Plan is, or is expected to be, insolvent or in reorganization, within the meaning of Title IV of ERISA.

         "Eurodollar", when used in reference to any Loan or Borrowing, refers to whether such Loan, or the Loans comprising such Borrowing, are bearing interest at a rate determined by reference to the Adjusted LIBO Rate.

         "Event of Default" has the meaning assigned to such term in Article
VII.

         "Excluded Taxes" means, with respect to any Person, (a) income or franchise taxes imposed on or measured by (or for which of two or more alternative bases is based on or measured by reference to) such Person's net income, (b) taxes imposed by the jurisdiction under the laws of which such Person is organized or doing business in which its principal office is located and, in addition, in the case of any Lender, in which its applicable lending office is located, (c) any branch profits taxes imposed by the United States of America or any other jurisdiction, (d) any gift, inheritance, succession or similar taxes, (e) withholding tax imposed with respect to amounts payable to a Non-U.S. Lender to the extent that such withholding tax is in effect and is applicable to such Non-U.S. Lender (after giving effect to any treaty or other applicable basis for reduction or exemption) on the date such Non-U.S. Lender becomes a party to this Agreement (or designates a new lending office) and (f) any tax that is attributable to a Lender's failure to comply with Section 2.19(e); provided, that clause (e) above shall not include amounts that arise
(i) as a result of an assignment or the designation of a new lending office made at the request of the Administrative Borrower under Section 2.21(b), or (ii) to the extent that such Lender (or its assignor, if any) was entitled, at the time of designation of a new lending office (or assignment), to receive additional amounts from the Borrowers with respect to such withholding tax pursuant to
Section 2.19(a).

         "Existing Lender" means GMAC Commercial Finance LLC.
          ---------------

         "Existing Letter(s) of Credit" means (a) that certain standby letter of credit issued by Bank of New York for the benefit of Samsung Semiconductor USA, in the face amount of $2,250,000, which expires on February, 28, 2007; (b) that certain standby letter of credit issued by GMAC Commercial Finance LLC for the benefit of Sharp Micro Electronics, in the face amount of $250,000, which expires on December 31, 2006; and (c) that certain standby letter of credit issued by GMAC Commercial Finance LLC for the benefit of Lambada America, in the face amount of $100,000, which expires on January 5, 2007.

         "Exposure" means, at any time, the aggregate principal amount of outstanding Loans at such time. The Exposure of any Lender at any time shall be the aggregate principal amount of its outstanding Loans at such time.

         "Extraordinary Receipts" means any Net Cash Proceeds exceeding $100,000, received by any Loan Party or any of its Subsidiaries not in the ordinary course of business (and not consisting of proceeds described in Section 2.13(b)(ii), (iii) or (iv) hereof), including, without limitation, (i) foreign, federal, state or local tax refunds, (ii) pension plan reversions, (iii) proceeds of insurance, (iv) judgments, proceeds of settlements or other consideration of any kind in connection with any cause of action, (v) condemnation awards (and payments in lieu thereof), (vi) indemnity payments and
(vii) any purchase price adjustment received in connection with any purchase agreement.

         "Fair Market Value" shall mean, with respect to real or immovable property of any Person, the fair market value thereof as determined in the most recent appraisal received by the Agent in accordance with the terms hereof, which appraisal shall be performed in a manner reasonably acceptable to the Agent by an appraiser reasonably acceptable to the Agent.

         "Fee Letter" shall mean the Fee Letter dated as of the date hereof.

         "Federal Funds Effective Rate" means, for any day, the weighted average (rounded upwards, if necessary, to the next 1/100 of 1%) of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers on such date, as published on the next succeeding Business Day by the Federal Reserve Bank of New York, or, if such rate is not so published for any day that is a Business Day, the average (rounded upwards, if necessary, to the next 1/100 of 1%) of the quotations for such day for such transactions received by the Agent from three Federal funds brokers of recognized standing selected by it.

         "Financial Officer" means the chief financial officer, principal accounting officer, treasurer or controller of the Administrative Borrower.

         "Fiscal Quarter" means a fiscal quarter of the Parent and its Subsidiaries ending on September 30, December 31, March 31 or June 30 of each year.

         "Fiscal Year" means the fiscal year of the Parent and its Subsidiaries ending on June 30 of each year.

         "Fixed Charge Coverage Ratio" means, the ratio, determined as of the end of each Fiscal Quarter of the Parent for the most-recently ended four Fiscal Quarters, of (a) EBITDA for such four Fiscal Quarters, minus Capital Expenditures during such four Fiscal Quarters (excluding Capital Expenditures to the extent financed with Indebtedness for borrowed money (other than Indebtedness incurred hereunder)) to (b) Fixed Charges for such four Fiscal Quarters, all calculated for the Parent and its Subsidiaries on a consolidated.

         "Fixed Charges" means, with reference to any period, without duplication, cash Interest Expense for such period, plus scheduled principal payments on Indebtedness required to be made during such period, plus expense for taxes paid in cash during such period, plus dividends or distributions paid in cash during such period, plus Capital Lease Obligation payments during such period, all calculated for the Parent and its Subsidiaries on a consolidated basis.

         "Flex-Pricing Provisions" means any term or provision of any fee letter, commitment letter or term sheet delivered in connection with the transaction which is the subject of this Agreement which purports to permit the Syndication Agent or the lead arranger to change any or all of the structure, terms or pricing of the credit facility evidenced by this Agreement either before or after the Effective Date in order to aid the Syndication Agent and/or lead arranger in the successful syndication of such credit facility either before or after the Effective Date,

         "Funding Accounts" has the meaning assigned to such term in Section 4.01(h).

         "GAAP" means generally accepted accounting principles in the United States of America.

         "Governmental Authority" means the government of the United States of America, any other nation or any political subdivision thereof, whether state or local, and any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government, including without limitation the Surface Transportation Board.

         "Guarantee" of or by any Person (the "guarantor") means any obligation, contingent or otherwise, of the guarantor guaranteeing or having the economic effect of guaranteeing any Indebtedness or other obligation of any other Person (the "primary obligor") in any manner, whether directly or indirectly, and including any obligation of the guarantor, direct or indirect, (a) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness or other obligation or to purchase (or to advance or supply funds for the purchase of) any security for the payment thereof, (b) to purchase or lease property, securities or services for the purpose of assuring the owner of such Indebtedness or other obligation of the payment thereof, (c) to maintain working capital, equity capital or any other financial statement condition or liquidity of the primary obligor so as to enable the primary obligor to pay such Indebtedness or other obligation or (d) as an account party in respect of any letter of credit or letter of guaranty issued to support such Indebtedness or obligation; provided, that the term Guarantee shall not include endorsements for collection or deposit in the ordinary course of business.

         "Hazardous Material" means any substance, material or waste that is classified, regulated or otherwise characterized under any Environmental Law as hazardous, toxic, a contaminant or a pollutant or by other words of similar meaning or regulatory effect, including petroleum or any fraction thereof, asbestos, polychlorinated biphenyls and radioactive substances.

         "Inactive Subsidiary" means Nexus Custom Electronics, Inc., a
          Delaware corporation.
          -------------------

         "Indebtedness" of any Person means, without duplication, (a) all obligations of such Person for borrowed money or with respect to deposits or advances of any kind, (b) all obligations of such Person evidenced by bonds, debentures, notes or similar instruments, (c) all obligations of such Person under conditional sale or other title retention agreements relating to property acquired by such Person, (d) all obligations of such Person in respect of the deferred purchase price of property or services (excluding accounts payable incurred in the ordinary course of business and not overdue by more than 60 days), (e) all Indebtedness of others secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured
by) any Lien on property owned or acquired by such Person, whether or not the Indebtedness secured thereby has been assumed, (f) all Guarantees by such Person of Indebtedness of others, (g) all Capital Lease Obligations of such Person, (h) all obligations, contingent or otherwise, of such Person as an account party in respect of letters of credit and letters of guaranty, (i) all obligations, contingent or otherwise, of such Person in respect of bankers' acceptances, (j) obligations under any liquidated earn-out, (k) all Swap Obligations (and the amount of Indebtedness under any Swap Obligation shall be deemed the Net Mark-to-Market Exposure thereunder) and (l) obligations of such Person to purchase securities or other property arising out of or in connection with the sale of the same or substantially similar securities or property or any other Off-Balance Sheet Liability. The Indebtedness of any Person shall include the Indebtedness of any other entity (including any partnership in which such Person is a general partner) to the extent such Person is liable therefor as a result of such Person's ownership interest in or other relationship with such entity, except to the extent the terms of such Indebtedness provide that such Person is not liable therefor.

         "Indemnified Taxes" means taxes imposed by any taxing authority on any Lender with respect to the Loan Documents other than Excluded Taxes.

         "Indemnitee" has the meaning set forth in Section 9.04(b).

         "Interest Election Request" means a request by the Administrative Borrower to convert or continue a Borrowing in accordance with Section 2.10.

         "Interest Expense" means, with reference to any period, the interest expense (net of interest income) of the Parent and its Subsidiaries calculated on a consolidated basis for such period.

         "Interest Payment Date" means (a) with respect to any ABR Loan (other than a Swingline Loan), the last day of each calendar quarter and the Maturity Date, (b) with respect to any Eurodollar Loan, the last day of the Interest Period applicable to the Borrowing of which such Loan is a part, and in the case of a Eurodollar Borrowing with an Interest Period of more than three months' duration, each day prior to the last day of such Interest Period that occurs at intervals of three months' duration after the first day of such Interest Period and the Maturity Date and (c) with respect to any Swingline Loan, the day that such Loan is required to be repaid and the Maturity Date.

         "Interest Period" means with respect to any Eurodollar Borrowing, the period commencing on the date of such Borrowing and ending on the numerically corresponding day in the calendar month that is one, two or three months thereafter, as the Administrative Borrower may elect; provided, that, (i) if any Interest Period would end on a day other than a Business Day, such Interest Period shall be extended to the next succeeding Business Day, unless such next succeeding Business Day would fall in the next calendar month, in which case such Interest Period shall end on the next preceding Business Day and (ii) any Interest Period that commences on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the last calendar month of such Interest Period) shall end on the last Business Day of the last calendar month of such Interest Period. For purposes hereof, the date of a Borrowing initially shall be the date on which such Borrowing is made and, in the case of a Revolving Borrowing, thereafter shall be the effective date of the most recent conversion or continuation of such Borrowing.

         "Inventory" has the meaning assigned to such term in the Collateral Agreement.

         "Investment Grade" means a rating of (a) "BBB" or better by S&P or (b) "Baa" or better by Moody's.

         "Issuing Bank" has the meaning set forth in Section 2.08(a)(i).

         "Joinder Agreement" has the meaning assigned to such term in Section 5.11.

         "Lenders" means the Persons listed on the Commitment Schedule and any other Person that shall have become a party hereto pursuant to an Assignment and Assumption, other than any such Person that ceases to be a party hereto pursuant to an Assignment and Assumption. Unless the context otherwise requires, the term "Lenders" includes the Swingline Lenders and the Issuing Bank.

         "Letter of Credit" means documentary or standby letters of credit issued for the account of a Borrower by any Issuing Bank for which Agent and Lenders have incurred Letter of Credit Obligations. Each Existing Letter of Credit shall be deemed to constitute a Letter of Credit issued hereunder on the Effective Date for all purposes of the Loan Documents.

         "Letter of Credit Fee" has the meaning assigned to such term in Section 2.08(d).

         "Letter of Credit Guaranty" has the meaning assigned to such term in
Section 2.08(a).

         "Letter of Credit Obligations" means all outstanding obligations incurred by Agent and Lenders at the request of any Borrower, whether direct or indirect, contingent or otherwise, due or not due, in connection with the issuance of Letters of Credit by any Issuing Bank or the purchase of a participation as set forth in Section 2.08 with respect to any Letter of Credit. The amount of such Letter of Credit Obligations shall equal the maximum amount that may be payable by Agent or Lenders in respect of all outstanding Letter of Credit and, without duplication, Letter of Credit Guarantees plus all unreimbursed amounts with respect to drawings thereon.

         "Letter of Credit Sublimit" has the meaning assigned to such term in
Section 2.08(a).

         "LIBO Rate" means, with respect to any Eurodollar Borrowing for any Interest Period, the rate appearing on Page 3750 of the Dow Jones Market Service (or on any successor page or any successor to such Service, or any substitute page or substitute for such Service, providing rate quotations comparable to those currently provided on such page of such Service, as determined by the Agent from time to time for purposes of providing quotations of interest rates applicable to dollar deposits in the London interbank market) at approximately 11:00 a.m., London time, two Business Days prior to the commencement of such Interest Period, as the rate for dollar deposits with a maturity comparable to such Interest Period. In the event that such rate is not available at such time for any reason, then the "LIBO Rate" with respect to such Eurodollar Borrowing for such Interest Period shall be determined by reference to such other comparable publicly available service for displaying the offered rate for dollar deposits in the London interbank market as may be selected by the Agent and, in the absence of availability, such other method to determine such Eurodollar rate as may be selected by the Agent in its Permitted Discretion.

         "Lien" means, with respect to any asset, (a) any mortgage, deed of trust, lien, pledge, hypothecation, encumbrance, charge or security interest in, on or of such asset, (b) the interest of a vendor or a lessor under any conditional sale agreement, capital lease or title retention agreement (or any financing lease having substantially the same economic effect as any of the foregoing) relating to such asset, and (c) in the case of securities, any purchase option, call or similar right of a third party with respect to such securities.

         "Loan" or "Loans" means the loans and advances made by the Lenders pursuant to this Agreement, including Swingline Loans and Protective Advances.

         "Loan Documents" means this Agreement, any promissory notes issued pursuant to this Agreement, any Letter of Credit applications, the Collateral Documents, the Fee Letter and all other agreements, instruments, documents and certificates identified in Section 4.01 executed and delivered to, or in favor of, the Agent or any Lenders and including all other pledges, powers of attorney, consents, assignments, contracts, notices, letter of credit agreements and all other written matter whether heretofore, now or hereafter executed by or on behalf of any Loan Party, or any employee of any Loan Party, and delivered to the Agent or any Lender in connection with the Agreement or the transactions contemplated thereby. Any reference in this Agreement or any other Loan Document to a Loan Document shall include all appendices, exhibits or schedules thereto, and all amendments, restatements, supplements or other modifications thereto, and shall refer to this Agreement or such Loan Document as the same may be in effect at any and all times such reference becomes operative.

         "Loan Parties" means each of the Borrowers, each Subsidiary signatory hereto, and each Subsidiary made a party hereto pursuant to Section 5.11.

         "Material Adverse Effect" means a material adverse effect on (a) the business, assets, operations or financial condition of the Parent and its Subsidiaries taken as a whole, (b) the ability of any Loan Party to perform any of its obligations under the Loan Documents to which it is a party, (c) the Collateral, or the Agent's Liens (on behalf of itself and the Secured Parties) on the Collateral or the priority of such Liens, or (d) the rights of or benefits available to the Agent or the Lenders thereunder.

         "Material Environmental Liabilities" means Environmental Liabilities exceeding $250,000 in the aggregate.

         "Material Indebtedness" means Indebtedness (other than the Loans and Letters of Credit), or obligations in respect of one or more Swap Agreements, of any one or more of the Parent and its Subsidiaries in an aggregate principal amount exceeding $250,000. For purposes of determining Material Indebtedness, the "obligations" of the Parent or any of its Subsidiaries in respect of any Swap Agreement at any time shall be the maximum aggregate amount (giving effect to any netting agreements) that the Parent or such Subsidiary would be required to pay if such Swap Agreement were terminated at such time.

         "Maturity Date" means December 22, 2009 or any earlier date on which the Revolving Commitments are reduced to zero or otherwise terminated pursuant to the terms hereof.

         "Moody's" means Moody's Investors Service, Inc. or if such company shall cease to issue ratings, another nationally recognized statistical rating company selected in good faith by mutual agreement of the Agent and the Administrative Borrower.

         "Mortgaged Properties" means the real or immovable property now or hereafter subject to a Mortgage granted in favor of the Agent for the benefit of the Lenders.

         "Mortgages" means any mortgage, deed of trust or other agreement which conveys or evidences a Lien in favor of the Agent, for the benefit of the Agent and the Secured Parties, on real or immovable property of a Loan Party, including any amendment, modification or supplement thereto.

         "Multiemployer Plan" means a multiemployer plan as defined in Section 4001(a)(3) of ERISA.
         "Net Cash Proceeds" means, if in connection with (a) an asset disposition, cash proceeds net of (i) commissions, brokers' fees, legal, accounting and professionals' fees and other reasonable and customary transaction costs, fees and expenses properly attributable to such transaction and payable by such Loan Party in connection therewith (in each case, paid to non-Affiliates), (ii) transfer taxes paid in connection therewith, (iii) amounts payable to holders of senior Liens on such asset (to the extent such Liens constitute Permitted Encumbrances hereunder), if any, and (iv) cash taxes paid in connection therewith, (b) the issuance or incurrence of Indebtedness, cash proceeds net of attorneys' fees, investment banking fees, accountants' fees, underwriting discounts and commissions and other customary fees and expenses actually incurred in connection therewith, (c) an equity issuance, cash proceeds net of underwriting discounts and commissions and other reasonable costs paid to non-Affiliates in connection therewith or (d) Extraordinary Receipts, cash proceeds received net of (i) expenses related thereto payable by such Loan Party in connection therewith (in each case, paid to non-Affiliates), (ii) transfer taxes paid, and (iii) cash taxes paid in connection therewith.

         "Net Income" means, with reference to any period, the net income (or loss) of the Parent and its Subsidiaries calculated on a consolidated basis for such period.

         "Net Mark-to-Market Exposure" shall mean, with respect to any Person, as of any date of determination, the excess (if any) of all unrealized losses over all unrealized profits of such Person arising from Swap Agreement transactions. As used in this definition, "unrealized losses" means the fair market value of the cost to such Person of replacing such Swap Agreement transactions as of the date of determination (assuming the Swap Agreement transactions were to be terminated as of that date), and "unrealized profits" means the fair market value of the gain to such Person of replacing such Swap Agreement transactions as of the date of determination (assuming such Swap Agreement transactions were to be terminated as of that date).

         "Net Orderly Liquidation Value" means, with respect to Inventory or equipment of any Person, the orderly liquidation value thereof as determined in a manner acceptable to the Agent by an appraiser reasonably acceptable to the Agent, net of all costs of liquidation thereof.

         "Net Recovery Rate" means the quotient of (a) the estimated net income, payments and proceeds from the sale, exchange, collection or other disposition of each Loan Party's Inventory (as determined on a Net Orderly Liquidation Value basis), based on an appraisal provided by an appraiser retained or approved by the Agent and (b) the cost of the Eligible Inventory as of the effective date of the estimate provided pursuant to clause (a) of this definition.

         "Non-Consenting Lender" has the meaning assigned to such term in
Section 9.03(f).

         "Non-U.S. Lender" means a Lender or a Participant that is (a) organized under the laws of a jurisdiction other than the United States, any State thereof or the District of Columbia or (b) organized under the laws of the United States, any State thereof, or the District of Columbia and whose separate existence from a Person that is not treated as a "United States person" for purposes of Section 7701(a)(30) of the Code is disregarded for federal income tax purposes under Treasury Regulations Section 301.7701-3 or any similar provision.

         "Non-U.S. Plan" means any pension, retirement, superannuation or similar policy or arrangement sponsored, maintained or contributed to by any Borrower in a jurisdiction other than the United States.

         "Non-U.S. Subsidiary" means any Subsidiary that is organized under the laws of a jurisdiction other than the United States or any State thereof or the District of Columbia.

         "Notice of Drawing" has the meaning assigned to such term in Section 2.05(c)(i).

         "Obligations" means: (a) all unpaid principal of and accrued and unpaid interest on the Loans (including interest that accrues or that would accrue but for the filing of a bankruptcy case or similar proceeding by a Loan Party, whether or not such interest would be an allowable claim under any applicable bankruptcy or other similar proceeding, and other obligations accruing or arising after commencement of any case under any bankruptcy or similar laws by or against any Loan Party (or that would accrue or arise but for the commencement of any such case)); (b) all obligations of the Agent under Letter of Credit Guaranties; (c) without duplication, the Borrower's liabilities to the Agent under any instrument of guaranty or indemnity, or arising under any guaranty, endorsement or undertaking which the Agent, on behalf of the Lenders, may make or issue to others for the account of the Borrower, including any accommodations extended by the Agent with respect to applications for Letters of Credit, the Agent's acceptance of drafts or the Agent's endorsement of notes or other instruments for the Borrower's account and benefit; and (d) and all accrued and unpaid fees and all expenses, reimbursements, indemnities and other obligations of the Loan Parties to the Lenders or to any Lender, the Agent or any indemnified party arising under the Loan Documents. Obligations shall also include all Banking Services Obligations and all Swap Obligations owed by a Loan Party to one or more Lenders or their respective Affiliates (or to an entity that was a Lender or Affiliate of a Lender at the time such arrangement was consummated), provided that no Banking Service Obligation or Swap Obligation shall constitute an "Obligation" unless within a reasonable time after such Banking Service arrangement is implemented or Swap Agreement is executed, the Lender or Affiliate of a Lender party thereto shall have delivered (i) written notice to the Agent stating (x) that such a transaction has been entered into and constitutes an Obligation entitled to the benefits of the Collateral Documents and (y) the maximum dollar amount of the Borrowers' obligations thereunder (which amount may be included as a Reserve hereunder) and (ii) in the case of any Banking Service Obligation or Swap Obligation provided by an Affiliate of a Lender, such Lender Affiliate's written designation of the Agent as its agent for purposes of the Collateral Documents and acknowledgment of the terms set forth in Article VIII hereof.

         "Off-Balance Sheet Liability" of a Person means (a) any repurchase obligation or liability of such Person with respect to accounts or notes receivable sold by such Person, (b) any indebtedness, liability or obligation under any sale and leaseback transaction which is not a Capital Lease Obligation, (c) any indebtedness, liability or obligation under any so-called "synthetic lease" transaction entered into by such Person, or (d) any indebtedness, liability or obligation arising with respect to any other transaction which is the functional equivalent of or takes the place of borrowing but which does not constitute a liability on the balance sheets of such Person, but excluding from this clause (d) operating leases.

         "Other Taxes" means any and all present or future stamp or documentary taxes or any other excise or property taxes, charges or similar levies (but, for the avoidance of doubt, not including any income or withholding taxes) arising from any payment made hereunder or from the execution, delivery or enforcement of, or otherwise with respect to, this Agreement or any other Loan Document.

         "Overadvance" has the meaning set forth in Section 2.02(c).

         "Overadvance Loan" means an ABR Borrowing made when an Overadvance exists or is caused by the funding thereof.

         "Parent" has the meaning set forth in the preamble to this Agreement.

         "Participant" has the meaning set forth in Section 9.05.

         "Patriot Act" means USA Patriot Act (Title III of Pub. L. 107-56 (
          signed into law October 26, 2001)).
          -----------

         "Payment Account" means each bank account established pursuant to the Security Documents, to which the funds of the Borrowers (including proceeds of Accounts and other Collateral) are deposited or credited, and which is maintained in the name of Agent or any Loan Party, or any of them, as the Agents may determine, on terms acceptable to the Agents.

         "PBGC" means the Pension Benefit Guaranty Corporation referred to and defined in ERISA and any successor entity performing similar functions.

         "Permit" means, with respect to any Person, any permit, approval, authorization, license, registration, certificate, concession, grant, franchise, variance or permission from, and any other agreement, document, undertaking, lease, indenture, mortgage, deed of trust or other instrument with, any Governmental Authority, in each case whether or not having the force of law and applicable to or binding upon such Person or any of its property or to which such Person or any of its property is subject.

         "Permitted Acquisition" has the meaning set forth in Section 6.04(i).

         "Permitted Discretion" means a determination made by Agent in the exercise of its reasonable judgment (from the perspective of a secured asset-based lender), exercised in good faith, based upon its consideration of any factor that (a) would reasonably be expected to materially adversely affect the quantity, quality, mix or value of any material portion of the Collateral, the enforceability or priority of the Agent's Liens with respect to any material portion of the Collateral, or the amount that the Agent and Lenders could receive in liquidation of any material portion of the Collateral; (b) indicates that any collateral report or financial information delivered by any Loan Party is incomplete, inaccurate or misleading in any material respect; (c) materially increases the likelihood of any proceeding under debtor relief laws involving any Loan Party; or (d) creates or would reasonably be expected to result in a Default or Event of Default. In exercising such judgment, Agent may consider any factors that would materially increase the credit risk of lending to Borrowers on the security of the Collateral.

         "Permitted Encumbrances" means:

(a) Liens imposed by law for taxes that are not yet due or are being contested in compliance with Section 5.04 other than those arising pursuant to ERISA;

(b) carriers', warehousemen's, mechanics', materialmen's, repairmen's and other like Liens imposed by law, arising in the ordinary course of business and securing obligations that are not overdue by more than 60 days or are being contested in compliance with Section 5.04;

(c) pledges and deposits made in the ordinary course of business in compliance with workers' compensation, unemployment insurance and other social security laws or regulations;

(d) deposits to secure the performance of bids, trade contracts, leases, statutory obligations, surety and appeal bonds, performance bonds and other obligations of a like nature, in each case in the ordinary course of business;

(e) judgment liens in respect of judgments that do not constitute an Event of Default under clause (k) of Article VII;

(f) easements, zoning restrictions, rights-of-way and encumbrances on real or immovable property that do not secure any monetary obligations and do not materially detract from the value of the affected property or materially interfere with the ordinary conduct of business of a Borrower or any Subsidiary;

(g)               Liens in favor of the Agent granted pursuant to any Loan
                  Document; and

(h) title exceptions identified on the title policies delivered on or prior to the Effective Date pursuant to Section 4.01(b).

         "Permitted Investments" means:

(a) direct obligations of, or obligations the principal of and interest on which are unconditionally guaranteed by, the United States of America (or by any agency thereof to the extent such obligations are backed by the full faith and credit of the United States of America), in each case maturing within one year from the date of acquisition thereof;

(b) investments in commercial paper maturing within 270 days from the date of acquisition thereof and rated, at such date of acquisition, at least A-1 by S&P, at least P-1 by Moody's;

(c) investments in certificates of deposit, banker's acceptances and time deposits maturing within 270 days from the date of acquisition thereof issued or guaranteed by or placed with, and money market deposit accounts issued or offered by, any domestic office of any commercial bank organized under the laws of the United States of America or any State thereof which has a combined capital and surplus and undivided profits of not less than $100,000,000;

(d) fully collateralized repurchase agreements with a term of not more than 30 days for securities described in clause (a) above and entered into with a financial institution satisfying the criteria described in clause (c) above; and

(e) money market funds that (i) have substantially all of their assets invested continuously in the types of investments listed in clauses (a), (b), (c) and (d) above, (ii) are rated AAA by S&P, Aaa by Moody's and (iii) have portfolio assets of at least $5,000,000,000.

         "Person" means any natural person, corporation, limited liability company, trust, joint venture, association, company, partnership, Governmental Authority or other entity.

         "Plan" means any employee pension benefit plan (other than a Multiemployer Plan) subject to the provisions of Title IV of ERISA or Section 412 of the Code or Section 302 of ERISA, and in respect of which any Borrower or any ERISA Affiliate is (or, if such plan were terminated, would under Section 4069 of ERISA be deemed to be) an "employer" as defined in Section 3(5) of ERISA.

         "Post-Closing Letter" means that certain Post-Closing Letter dated as of the date hereof by the Loan Parties in favor of the Agent.

         "Prepayment Fee" means a fee payable to the Agent, for the benefit of the applicable Lenders, in the following amount:


    Period during which early termination or reduction occurs           Revolving Loan Prepayment Fee
------------------------------------------------------------------ -----------------------------------------
On or prior to the first anniversary of the date of this           1.0% of the Aggregate Commitment
Agreement                                                          terminated
------------------------------------------------------------------ -----------------------------------------
After the first anniversary of the date of this Agreement but on 0.5% of the
Aggregate Commitment or prior to the second anniversary of the date of this
Agreement terminated
------------------------------------------------------------------ -----------------------------------------
After the second anniversary of the date of this Agreement         No Prepayment Fee
------------------------------------------------------------------ -----------------------------------------


         "Prime Rate" means in respect of ABR Loans, the rate of interest per annum publicly announced from time to time by JPMorgan Chase Bank (or its successor) as its prime rate in effect at its principal office in New York City (or if such rate is at any time not available, the prime rate so quoted by any banking institution as determined by the Agent in its sole discretion); each change in the Prime Rate shall be effective on the date such change is publicly announced as being effective.

         "Projections" has the meaning assigned to such term in Section 5.01(f).

         "Protective Advance" has the meaning assigned to such term in Section 2.06.

         "Register" has the meaning set forth in Section 9.05.

         "Related Parties" means, with respect to any specified Person, such Person's Affiliates and the respective directors, officers, employees, agents and advisors of such Person and such Person's Affiliates.

         "Release" means any release, threatened release, spill, emission, leaking, pumping, pouring, emitting, emptying, escape, injection, deposit, disposal, discharge, dispersal, dumping, leaching or migration of Hazardous Material into or through the environment.

         "Remedial Action" means all actions required to (a) clean up, remove, treat or in any other way address any Hazardous Material in the indoor or outdoor environment, (b) prevent or minimize any Release so that a Hazardous Material does not migrate or endanger or threaten to endanger public health or welfare or the indoor or outdoor environment or (c) perform pre-remedial studies and investigations and post-remedial monitoring and care with respect to any Hazardous Material.

         "Report" means reports prepared in good faith by the Agent or another Person showing the results of appraisals, field examinations or audits pertaining to the Borrowers' assets from information furnished by or on behalf of the Borrowers, after the Agent has exercised its rights of inspection pursuant to this Agreement, which Reports may be distributed to the Lenders by the Agent.

         "Required Lenders" means, at any time, (a) if there are two (2) Lenders or less, all Lenders, or (b) if there are three (3) or more Lenders, Lenders having Commitments representing a majority of the Aggregate Commitment at such time or, if the Commitments of the Lenders have been terminated, Lenders representing a majority of the Aggregate Credit Exposure.

         "Reserves" means (i) any and all reserves which the Agent deems necessary, in its Permitted Discretion, to from time to time establish against the gross amounts of Eligible Accounts and Eligible Inventory (including, without limitation, reserves for rent at locations leased by any Borrower and for which no Collateral Access Agreement is in effect, to the extent property at such locations is included in the Borrowing Base; reserves for consignee's, warehousemen's and bailee's charges at locations for which no Collateral Access Agreement is in effect, to the extent property at such locations is included in the Borrowing Base; reserves for dilution of Accounts; reserves for Inventory shrinkage; reserves for customs charges and shipping charges related to any Inventory in transit; reserves for contingent liabilities of any Borrower; reserves for uninsured losses of any Borrower and reserves for taxes, fees, assessments, and other governmental charges) and (ii) any and all reserves for Swap Obligations of any Loan Party which any Lender to whom Swap Obligations are owing directs the Agent to establish, or which the Agent deems necessary in its Permitted Discretion to establish, from time to time against the gross amounts of Eligible Accounts and Eligible Inventory.

         "Reset Date" has the meaning set forth in Section 2.24(a).

         "Restricted Payment" means any dividend or other distribution (whether in cash, securities or other property) with respect to any Equity Interests in any Borrower or any Subsidiary, or any payment (whether in cash, securities or other property), including any sinking fund or similar deposit, on account of the purchase, redemption, retirement, acquisition, cancellation or termination of any such Equity Interests in any Borrower or any Subsidiary or any option, warrant or other right to acquire any such Equity Interests in any Borrower or any Subsidiary.

         "Revolving Commitment" means, with respect to each Revolving Lender, the commitment of such Lender to make Revolving Loans and to acquire participations in Letters of Credit and Swingline Loans hereunder, as such commitment may be (a) reduced from time to time pursuant to Section 2.11, and
(b) reduced or increased from time to time pursuant to assignments by or to such Lender pursuant to Section 9.05. The initial amount of each Revolving Lender's Revolving Commitment is set forth on the Commitment Schedule, or in the Assignment and Assumption pursuant to which such Lender shall have assumed its Revolving Commitment, as applicable. The initial aggregate amount of the Revolving Lenders' Revolving Commitments is $55,000,000.

         "Revolving Credit Exposure" means, with respect to any Revolving Lender at any time, the sum of (a) the outstanding principal amount of such Revolving Lender's Revolving Loans plus (b) an amount equal to its Applicable Percentage of the sum of (i) the aggregate principal amount of all Protective Advances and Swingline Loans outstanding at such time, plus (ii) the aggregate amount of Letter of Credit Obligations outstanding at such time.

         "Revolving Lenders" means, as of any date of determination, Lenders having a Revolving Commitment or, if the Revolving Commitments have been terminated, the Lenders having Revolving Credit Exposure.

         "Revolving Loan" means a Loan made pursuant to Section 2.02(a).

         "S&P" means Standard & Poor's Ratings Services, a division of The McGraw Hill Companies, Inc. or if such company shall cease to issue ratings, another nationally recognized statistical rating company selected in good faith by mutual agreement of the Agent and the Administrative Borrower.

         "Secured Parties" means, collectively, (a) the Agent, (b) the Lenders,
(c) an Issuing Bank, (d) any Person indemnified under the Loan Documents and (e) any Lender or an Affiliate of any Lender with respect to any Banking Services Obligation or Swap Obligation that constitutes an Obligation.

         "Security Agreements" means the Collateral Agreement and any other pledge or security agreement entered into, after the date of this Agreement by any other Loan Party (as required by this Agreement or any other Loan Document), or any other Person, as the same may be amended, restated or otherwise modified from time to time.

         "Settlement" has the meaning assigned to such term in Section 2.07(c).

         "Settlement Date" has the meaning assigned to such term in Section 2.07(c).

         "Statutory Reserve Rate" means a fraction (expressed as a decimal), the numerator of which is the number one and the denominator of which is the number one minus the aggregate of the maximum reserve percentages (including any marginal, special, emergency or supplemental reserves) expressed as a decimal established by the Board with respect to the Adjusted LIBO Rate, for eurocurrency funding (currently referred to as "Eurocurrency Liabilities" in Regulation D of the Board). Such reserve percentages shall include those imposed pursuant to such Regulation D. Eurodollar Loans shall be deemed to constitute eurocurrency funding and to be subject to such reserve requirements without benefit of or credit for proration, exemptions or offsets that may be available from time to time to any Lender under such Regulation D or any comparable regulation. The Statutory Reserve Rate shall be adjusted automatically on and as of the effective date of any change in any reserve percentage.

         "Subordinated Indebtedness" of a Person means any Indebtedness of such Person the payment of which is subordinated to payment of the Obligations to the written satisfaction of the Agent.

         "subsidiary" means, with respect to any Person (the "parent") at any date, any corporation, limited liability company, partnership, association or other entity the accounts of which would be consolidated with those of the parent in the parent's consolidated financial statements if such financial statements were prepared in accordance with GAAP as of such date, as well as any other corporation, limited liability company, partnership, association or other entity (a) of which securities or other ownership interests representing more than 50% of the equity or more than 50% of the ordinary voting power or, in the case of a partnership, more than 50% of the general partnership interests are, as of such date, owned, controlled or held, or (b) that is, as of such date, otherwise Controlled, by the parent or one or more subsidiaries of the parent or by the parent and one or more subsidiaries of the parent.

         "Subsidiary" means any subsidiary of any Borrower or a Loan Party, as applicable other than the Inactive Subsidiary.

         "Swap Agreement" means any agreement with respect to any swap, forward, future or derivative transaction or option or similar agreement involving, or settled by reference to, one or more rates, currencies, commodities, equity or debt instruments or securities, or economic, financial or pricing indices or measures of economic, financial or pricing risk or value or any similar transaction or any combination of these transactions; provided, that, no phantom stock or similar plan providing for payments only on account of services provided by current or former directors, officers, employees or consultants of any Borrower or any Subsidiary shall be a Swap Agreement.

         "Swap Obligations" of a Person means any and all obligations of such Person, whether absolute or contingent and howsoever and whensoever created, arising, evidenced or acquired (including all renewals, extensions and modifications thereof and substitutions therefor), under (a) any and all Swap Agreements, and (b) any and all cancellations, buy backs, reversals, terminations or assignments of any Swap Agreement transaction.

         "Swingline Lender" means The CIT Group/Business Credit, Inc., in its capacity as lender of the Swingline Loans hereunder.

         "Swingline Loan" has the meaning assigned to such term in Section 2.07(a).

         "Syndication Agent" means CIT Capital Securities, LLC, in its capacity as syndication agent with respect to the Loans.

         "tax", "Tax" or "Taxes" means any and all present or future taxes, levies, imposts, duties, deductions, charges or withholdings imposed by any Governmental Authority, together with any interest, penalties or additions to tax imposed thereon or with respect thereto.

         "Tax Sharing Agreement" means any tax sharing agreement or arrangement, as the same may be amended from time to time, in form and substance reasonably satisfactory to the Agent, between and among the Borrowers or between Parent or any other Borrower and one or more other Persons, provided, that, in the later case (x) in no event shall the amount paid by the Borrowers to such other Person or Persons pursuant to all such agreements and/or arrangements exceed a reasonable estimate of the amount that the Parent would be required to pay for taxes (including interest, penalties and additions to tax and including estimated taxes) were it to file a consolidated, combined, unitary or similar tax return for itself and its subsidiaries as if it were the common parent (or analogous person) with respect to a consolidated, combined, unitary or similar tax group, (y) in the event that such reasonable estimate exceeds the actual amount that Parent would be required to pay exceeds such reasonable estimate, such other Person or Persons are required to repay the excess to Parent or the other Borrowers within a reasonable period after the later of the date on which such excess is determined and the date on which such other Person or Persons receives any refund related to such excess and (z) the agreement or arrangement contains an acknowledgement by Parent or any other Person entitled to receive payments from Parent or any other Borrower that payments under such agreement or arrangement may be restricted by the terms of this Agreement.

         "Total Exposure" means the Aggregate Credit Exposure.


         "Transactions" means the execution, delivery and performance by the Borrowers of this Agreement and the other Loan Documents, the borrowing of Loans and other credit extensions, the use of the proceeds thereof and the issuance of Letters of Credit hereunder.

         "Transfer" has the meaning assigned to such term in Section 2.06(b).

         "Transfer Date" has the meaning assigned to such term in Section
2.06(b).

         "Type", when used in reference to any Loan or Borrowing, refers to whether the rate of interest on such Loan, or on the Loans comprising such Borrowing, is determined by reference to the Adjusted LIBO Rate or the Alternate Base Rate.

         "U.S. Subsidiary" means each Subsidiary which is not a Non-U.S. Subsidiary; "U.S. Subsidiaries" means all such Subsidiaries.

         "UCC" means the Uniform Commercial Code as in effect from time to time in the State of New York or any other state the laws of which are required to be applied in connection with the issue of perfection of security interests.

         "Unliquidated Obligations" means, at any time, any Obligations (or portion thereof) that are contingent in nature or unliquidated at such time, including any Obligation that is: (i) an obligation to reimburse a bank for drawings not yet made under a letter of credit issued by it; (ii) any other obligation (including any guarantee) that is contingent in nature at such time; or (iii) an obligation to provide collateral to secure any of the foregoing types of obligations.

         "Withdrawal Liability" means liability to a Multiemployer Plan as a result of a complete or partial withdrawal from such Multiemployer Plan, as such terms are defined in Part I of Subtitle E of Title IV of ERISA.

SECTION  1.02  Classification  of Loans and  Borrowings.  For  purposes  of this
Agreement, Loans may be classified and referred to by --------------------------------------- Class (e.g., a "Revolving Loan") or by
Type (e.g., a "Eurodollar Loan") or by Class and Type (e.g., a "Revolving Eurodollar Loan"). Borrowings also may be classified and referred to by Class (e.g., a "Revolving Borrowing") or by Type (e.g., a "Eurodollar Borrowing") or by Class and Type (e.g., a "Revolving Eurodollar Borrowing").

SECTION 1.03 Terms Generally. The definitions of terms herein shall apply equally to the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words "include", "includes" and "including" shall be deemed to be followed by the phrase "without limitation". The word "will" shall be construed to have the same meaning and effect as the word "shall". Unless the context requires otherwise (a) any definition of or reference to any agreement, instrument or other document herein shall be construed as referring to such agreement, instrument or other document as from time to time amended, supplemented or otherwise modified (subject to any restrictions on such amendments, supplements or modifications set forth herein) unless the context requires otherwise, (b) any reference herein to any Person shall be construed to include such Person's successors and assigns unless the context requires otherwise, (c) the words "herein", "hereof" and "hereunder", and words of similar import, shall be construed to refer to this Agreement in its entirety and not to any particular provision hereof, (d) all references herein to Articles, Sections, Exhibits and Schedules shall be construed to refer to Articles and Sections of, and Exhibits and Schedules to, this Agreement and (e) the words "asset" and "property" shall be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including cash, securities, accounts and contract rights.

SECTION 1.04 Accounting Terms; GAAP. Except as otherwise expressly provided herein, all terms of an accounting or financial nature shall be construed in accordance with GAAP, as in effect from time to time; provided, that, if the Borrower notifies the Agent that the Borrower requests an amendment to any provision hereof to eliminate the effect of any change occurring after the date hereof in GAAP or in the application thereof on the operation of such provision (or if the Agent notifies the Borrower that the Required Lenders request an amendment to any provision hereof for such purpose), regardless of whether any such notice is given before or after such change in GAAP or in the application thereof, then such provision shall be interpreted on the basis of GAAP as in effect and applied immediately before such change shall have become effective until such notice shall have been withdrawn or such provision amended in accordance herewith.

ARTICLE II

                                   The Credits
SECTION 2.01      The Facility.

(a) Subject to the terms and conditions set forth herein, each Lender agrees to make Loans to the Borrowers from time to time during the Availability Period, each in an aggregate principal amount that will not result in (i) such Lender's Exposure exceeding such Lender's Commitment or (ii) (A) on the Effective Date, the Total Exposure exceeding the Aggregate Commitment and (B) thereafter, the Aggregate Credit Exposure exceeding the Aggregate Commitment. The facility shall be composed of Revolving Loans, Swingline Loans and Protective Advances as set forth below.

(b) Within the foregoing limits and subject to the terms and conditions set forth herein, the Borrowers may borrow, prepay and reborrow Loans from each Revolving Lender during the Availability Period.

SECTION 2.02      Loans.

     (a) Subject to the terms and conditions set forth herein, each Revolving Lender agrees to make Revolving Loans to the Borrowers at any time and from time to time during the Availability Period in an aggregate principal amount that will not result in (i) such Lender's Exposure exceeding such Lender's Commitment, (ii) the Aggregate Credit Exposure exceeding the Aggregate Commitments or (iii) the Aggregate Credit Exposure exceeding the Borrowing Base then in effect. (b) Within the foregoing limits and subject to the terms and conditions set forth herein, the Borrowers may borrow, prepay and reborrow Revolving Loans.

     (c) Overadvances. If the Aggregate Revolving Credit Exposure exceeds the Borrowing Base at any time (an "Overadvance"), such ------------ ----------- excess amount shall be payable by Borrowers on demand by the Agent. All Overadvances shall constitute Obligations secured by the Collateral and entitled to all benefits of the Loan Documents. Unless its authority has been revoked in writing by Required Lenders, the Agent may require Revolving Lenders to honor requests for Overadvance Loans and to forbear from requiring Borrowers to cure an Overadvance, as long as (i) the Overadvance does not continue for more than 30 consecutive days (and no Overadvance may exist for at least five consecutive days thereafter before further Overadvance Loans are required), and (ii) the Overadvance, together with any Protective

          Advances made pursuant to Section 2.06(a)(i) and (ii), do --------------------------- not exceed $5,000,000. Overadvance Loans may be made even if the conditions precedent set forth in Section 4.02 have not ------------ been satisfied. In no event shall Overadvance Loans be required that would cause the Aggregate Revolving Credit Exposure to exceed the Aggregate Commitments. Any funding of an Overadvance Loan or sufferance of an Overadvance shall not constitute a waiver by the Agent or Revolving Lenders of the Event of Default caused thereby. In no event shall any Borrower or other Loan Party be deemed a beneficiary of this Section 2.03(c) nor authorized to enforce any of its terms ---------------

SECTION 2.03      Loans and Borrowings.

(a) Each Loan shall be made as part of a Borrowing consisting of Loans of the same Class and Type made by the Lenders ratably in accordance with their respective Commitments of the applicable Class. Any Protective Advance shall be made in accordance with the procedures set forth in
         Section 2.06.

(b) Subject to Section 2.15, each Borrowing shall be denominated in Dollars and comprised entirely of ABR Loans or Eurodollar Loans as the applicable Borrower may request in accordance herewith. Each Swingline Loan shall be denominated in Dollars and shall be an ABR Loan. Each Lender at its option may make any Eurodollar Loan by causing any domestic or foreign branch or Affiliate of such Lender to make such Loan; provided, that, any exercise of such option shall not affect the obligation of the Borrowers to repay such Loan in accordance with the terms of this Agreement.

(c) At the commencement of each Interest Period for any Eurodollar Revolving Borrowing, such Borrowing shall be in an aggregate amount that is an integral multiple of $1,000,000 and not less than $1,000,000. ABR Revolving Borrowings may be in any amount. Borrowings of more than one Type and Class may be outstanding at the same time; provided, that, there shall not at any time be more than a total of five (5) Eurodollar Revolving Borrowings outstanding.

(d) Notwithstanding any other provision of this Agreement, the Borrowers shall not be entitled to request, or to elect to convert or continue, any Borrowing if the Interest Period requested with respect thereto would end after the Maturity Date.

SECTION 2.04 Requests for Borrowings. To request a Borrowing, the Administrative Borrower shall notify the Agent of such request by telephone (or, if permitted by Agent, by request posted to Agent's StuckeyNet system) (a) in the case of a Eurodollar Borrowing, not later than 11:00 a.m., New York City time, three Business Days before the date of the proposed Borrowing or (b) in the case of an ABR Borrowing, not later than 1:00 p.m., New York City time, on the day of the proposed Borrowing. Each such telephonic Borrowing Request shall be irrevocable and shall be confirmed promptly by hand delivery, facsimile or Electronic Transmission to the Agent of a written Borrowing Request in a form approved by the Agent and signed by the Borrower. Each such telephonic and written Borrowing Request shall specify the following information in compliance with Section 2.02:

(i)               the aggregate amount of the requested Borrowing;

(ii)              the date of such Borrowing, which shall be a Business Day;

(iii) whether such Borrowing is to be an ABR Borrowing or a Eurodollar Borrowing;

(iv) in the case of a Eurodollar Borrowing, the initial Interest Period to be applicable thereto, which shall be a period contemplated by the definition of the term "Interest Period";

(v) in the case of a Revolving Borrowing, the Availability (after giving effect to such Borrowing); and

(vi) if not a conversion or continuance, the Borrower to whom the proceeds from such Borrowing are to be disbursed.

If no election as to the Type of Borrowing is specified, then the requested Borrowing shall be an ABR Borrowing. If no Interest Period is specified with respect to any requested Eurodollar Borrowing, then the Borrowers shall be deemed to have selected an Interest Period of one month's duration. Promptly following receipt of a Borrowing Request in accordance with this Section, the Agent shall advise each Lender of the details thereof and of the amount of such Lender's Loan to be made as part of the requested Borrowing.

SECTION 2.05      [Intentionally Omitted]

SECTION 2.06      Protective Advances.

(a) Subject to the limitations set forth below, the Agent is authorized by the Borrowers and the Lenders, from time to time in the Agent's sole discretion (but shall have absolutely no obligation to), to make Loans to the Borrowers, on behalf of all Lenders, which the Agent, in its Permitted Discretion, deems necessary or desirable (i) to preserve or protect the Collateral or any portion thereof, (ii) to enhance the likelihood of, or maximize the amount of, repayment of the Loans and other Obligations, or
     (iii) to pay any other amount chargeable to or required to be paid by the Borrowers pursuant to the terms of this Agreement, including payments of principal, interest, fees, premiums, reimbursable expenses (including costs, fees and expenses as described in Section 9.04) and other sums payable under the Loan Documents (any of such Loans are ------------- herein referred to as "Protective Advances"); provided, that, no Protective Advance shall cause the Aggregate Credit Exposure to exceed the Aggregate Commitments; provided, further, that, the aggregate amount of Protective Advances -------- ------- ---- outstanding at any time, which were made pursuant to clauses (i) and (ii) above, together with the aggregate amount of all ----------- ---- Overadvance Loans made pursuant to Section 2.01(c), shall not exceed at any time $5,000,000. Protective Advances may be ---------------- made even if the conditions precedent set forth in Section
     4.02 have not been satisfied. The Protective Advances shall be ------------ secured by the Liens in favor of the Agent in and to the Collateral and shall constitute Obligations hereunder. All Protective Advances shall be ABR Borrowings. The Agent's authorization to make Protective Advances may be revoked at any time by the Required Lenders. Any such revocation must be in writing and shall become effective prospectively upon the Agent's receipt thereof. At any time that there is sufficient Availability and the conditions precedent set forth in Section -------- 4.02 have been satisfied, the Agent may request the Lenders to make a Revolving Loan to repay a Protective Advance. At any ---- other time the Agent may require the Lenders to fund their risk participations described in Section 2.06(b).
     ---------------

(b) Upon the making of a Protective Advance by the Agent (whether before or after the occurrence of a Default), each Lender shall be deemed, without further action by any party hereto, to have unconditionally and irrevocably purchased from the Agent without recourse or warranty, an undivided interest and participation in such Protective Advance in proportion to its Applicable Percentage of the Aggregate Commitment. Each Lender shall transfer (a "Transfer") the amount of such Lender's Applicable Percentage of the outstanding principal amount of the applicable Protective Advance with respect to such purchased interest and participation promptly when requested to the Agent, to such account of the Agent as the Agent may designate, but in any case not later than 3:00 p.m., New York City time, on the Business Day notified (if notice is provided by the Agent prior to 12:00 p.m. New York City time, and otherwise on the immediately following Business Day (the "Transfer Date"). Transfers may occur during the existence of a Default and whether or not the applicable conditions precedent set forth in Section 4.02 have then been satisfied. Such amounts transferred to the Agent shall be applied against the amount ------------ of the Protective Advance and, together with Lender's Applicable Percentage of such Protective Advance, shall constitute Loans of such Lenders, respectively. If any such amount is not transferred to the Agent by any Lender on such Transfer Date, the Lender shall be entitled to recover such amount on demand from such Lender together with interest thereon as specified in Section 2.09. From and after the date, if any, on which any Lender is required to fund, and funds, its ------------- participation in any Protective Advance purchased hereunder, the Agent shall promptly distribute to such Lender, such Lender's Applicable Percentage of all payments of principal and interest and all proceeds of Collateral received by the Agent in respect of such Protective Advance.

SECTION 2.07      Swingline Loans.

(a) The Agent, the Swingline Lender and the Lenders agree that in order to facilitate the administration of this Agreement and the other Loan
     Documents, promptly after the Administrative Borrower requests an ABR Borrowing, the Swingline Lender may elect, in its sole discretion, to have the terms of this Section 2.07(a) apply to such Borrowing Request by advancing, on --------------- behalf of the Lenders and in the amount requested, same day funds to the Borrowers on the applicable Borrowing date to a Funding Account (each such Loan made solely by the Swingline Lender pursuant to this Section 2.07(a) is referred to in this --------------- Agreement as a "Swingline Loan"), with settlement among them as to the Swingline Loans to take place on a periodic basis as set forth in Section 2.07(c). Each Swingline Loan shall be subject to all the terms and conditions applicable to other ABR ---------------- Loans funded by the Lenders, except that all payments thereon shall be payable to the Swingline Lender solely for its own account. In addition, the Borrowers hereby authorize the Swingline Lender to, and the Swingline Lender shall, subject to the terms and conditions set forth herein (but without any further written notice required), not later than 2:00 p.m., New York City time, on each Business Day, make available to the Borrowers by means of a credit to a Funding Account, the proceeds of a Swingline Loan to the extent necessary to pay items to be drawn on any Blocked Account that day (as determined based on notice from the Agent). The aggregate amount of Swingline Loans outstanding at any time shall not exceed $10,000,000. The Swingline Lender shall not make any Swingline Loan if the requested Swingline Loan exceeds Availability (after giving effect to such Swingline Loan). Swingline Loans may not be made if the Swingline Lender has been notified by the Agent or the Required Lenders that a Default has occurred and is continuing and that Swingline Loans may not be made. All Swingline Loans shall be ABR Borrowings.


(b) Upon the making of a Swingline Loan (whether before or after the occurrence of a Default and regardless of whether a Settlement has been requested with respect to such Swingline Loan), each Lender shall be deemed, without further action by any party hereto, to have unconditionally and irrevocably purchased from the Swingline Lender or the Agent, as the case may be, without recourse or warranty, an undivided interest and participation in such Swingline Loan in proportion to its Applicable Percentage of the Revolving Commitment. The Swingline Lender or the Agent may, at any time, require the Lenders to fund their participations. From and after the date, if any, on which any Lender is required to fund, and funds, its participation in any Swingline Loan purchased hereunder, the Agent shall promptly distribute to such Lender, such Lender's Applicable Percentage of all payments of principal and interest and all proceeds of Collateral received by the Agent in respect of such Loan.

(c) The Agent, on behalf of the Swingline Lender, shall request settlement (a "Settlement") with the Lenders on at least a weekly basis or on any date that the Agent elects, by notifying the Lenders of such requested Settlement by facsimile, telephone or Electronic Transmission (and in the case of telephone, promptly followed by facsimile) no later than 12:00 p.m., New York City time on the date of such requested Settlement (the "Settlement Date"). Each Lender (other than the Swingline Lender, in the case of the Swingline Loans) shall transfer the amount of such Lender's Applicable Percentage of the outstanding principal amount of the applicable Loan with respect to which Settlement is requested to the Agent, to such account of the Agent as the Agent may designate, not later than 3:00 p.m., New York City time, on such Settlement Date. Settlements may occur during the existence of a Default and whether or not the applicable conditions precedent set forth in Section 4.02 have then been satisfied. Such amounts transferred to the Agent shall be applied against the amounts of the
     ------------ Swingline Lender's Swingline Loans and, together with Swingline Lender's Applicable Percentage of such Swingline Loan, shall constitute Loans of such Lenders, respectively. If any such amount is not transferred to the Agent by any Lender on such Settlement Date, the Swingline Lender shall be entitled to recover such amount on demand from such Lender together with interest thereon as specified in Section 2.09.
     ------------

SECTION 2.08      Letters of Credit.

(a)               Issuance.

(i) Subject to the terms and conditions of this Agreement, the Agent and Revolving Lenders agree to incur, from time to time prior to the Maturity Date, upon the request of the Administrative Borrower and for a Borrower's account, Letter of Credit Obligations by causing Letters of Credit to be issued by (i) Agent (or an Affiliate thereof), (ii) a Revolving Lender (or an Affiliate thereof) selected by or acceptable to the Agent or (iii) a bank or other legally authorized Person selected by or acceptable to the Agent in its sole discretion and guaranteed by the Agent (a "Letter of Credit Guaranty") (each of (i) through (iii), an "Issuing Bank"). The aggregate amount of all such --------------------------- -------------
     Letter of Credit Obligations shall not at any time exceed the least of (A) FIVE MILLION ($5,000,000) DOLLARS (the "Letter of Credit Sublimit"), and
     (B) the aggregate Revolving Commitments less the aggregate outstanding principal -------------------------- balance of the Revolving Loans and Swingline Loans, and (C) the Borrowing Base less the aggregate outstanding principal balance of the Revolving Loans, Overadvances, Protective Advances and Swingline Loans. No such Letter of Credit shall have an expiry date that is more than one year following the date of issuance thereof, unless otherwise determined by Agent in its sole discretion (including with respect to customary evergreen provisions), and neither Agent nor Revolving Lenders shall be under any obligation to incur Letter of Credit Obligations in respect of, or purchase risk participations in, any Letter of Credit having an expiry date that is later than the Maturity Date.

(b)               Advances Automatic; Participations.

(i) In the event that the Agent or any Issuing Bank shall make any payment on or pursuant to any Letter of Credit Obligation, such payment shall then be deemed automatically to constitute a Revolving Loan under Section 2.02 of this Agreement ------------ regardless of whether a Default or Event of Default has occurred and is continuing and notwithstanding the Borrowers' failure to satisfy the conditions precedent set forth in Section 4.02, and each Revolving Lender shall be ------------ obligated to pay its Applicable Percentage thereof in accordance with this Agreement. The failure of any Revolving Lender to make available to the Agent or Issuing Bank for Agent's or Issuing Bank's own account its Applicable Percentage of any such Revolving Loan or payment by Agent under or in respect of a Letter of Credit shall not relieve any other Revolving Lender of its obligation hereunder to make available to Agent or Issuing Bank its Applicable Percentage thereof, but no Revolving Lender shall be responsible for the failure of any other Revolving Lender to make available such other Revolving Lender's Applicable Percentage of any such payment.

(ii) If it shall be illegal or unlawful for Borrower to incur Revolving Loans as contemplated by paragraph (b)(i) above because of an Event of Default described in Section 7.01(h) or (i) or otherwise or if it shall be illegal or unlawful for ----------------------- any Revolving Lender to be deemed to have assumed a ratable share of the reimbursement obligations owed to an Issuing Bank, or if the Issuing Bank is a Revolving Lender, then (i) immediately and without further action whatsoever, each Revolving Lender shall be deemed to have irrevocably and unconditionally purchased from Agent (or such Issuing Bank, as the case may be) an undivided interest and participation equal to such Revolving Lender's Applicable Percentage (based on the Revolving Commitments) of the Letter of Credit Obligations in respect of all Letters of Credit then outstanding and (ii) thereafter, immediately upon issuance of any Letter of Credit, each Revolving Lender shall be deemed to have irrevocably and unconditionally purchased from Agent (or such Issuing Bank, as the case may be) an undivided interest and participation in such Revolving Lender's Applicable Percentage (based on the Revolving Commitments) of the Letter of Credit Obligations with respect to such Letter of Credit on the date of such issuance. Each Revolving Lender shall fund its participation in all payments or disbursements made under the Letters of Credit in the same manner as provided in this Agreement with respect to Revolving Loans.

(c)               Cash Collateral.

(i) If the Borrowers are required to provide cash collateral for any Letter of Credit Obligations pursuant to this Agreement prior to the Maturity Date, the Borrowers will pay to Agent for the ratable benefit of itself and Revolving Lenders cash or cash equivalents acceptable to Agent ("Cash
     Equivalents") in an amount equal to 105% of the maximum amount ----------------- then available to be drawn under each applicable Letter of Credit outstanding. Such funds or Cash Equivalents shall be held by Agent in an interest bearing cash collateral account (the "Cash Collateral Account") maintained at a bank ------------------------ - or financial institution acceptable to Agent. The Cash Collateral Account shall be in the name of Administrative Borrower and shall be pledged to, and subject to the control of, Agent, for the benefit of Agent and Revolving Lenders, in a manner satisfactory to Agent. Borrowers hereby pledge and grant to Agent, on behalf of itself and the Lenders, a security interest in all such funds and Cash Equivalents held in the Cash Collateral Account from time to time and all proceeds thereof, as security for the payment of all amounts due in respect of the Letter of Credit Obligations and other Obligations, whether or not then due. This Agreement, including this Section 2.08, shall ------------ constitute a security agreement under applicable law.

(ii) If any Letter of Credit Obligations, whether or not then due and payable, shall for any reason be outstanding on the Maturity Date, Borrowers shall either (A) provide cash collateral therefore in the manner described above, or (B) cause all such Letters of Credit and guaranties thereof, if any, to be canceled and returned, or (C) deliver a stand-by letter (or letters) of credit in guarantee of such Letter of Credit Obligations, which stand-by letter (or letters) of credit shall be of like tenor and duration (plus thirty (30) additional days) as, and in an amount equal to 105% of the aggregate maximum amount then available to be drawn under, the Letters of Credit to which such outstanding Letter of Credit Obligations relate and shall be issued by a Person, and shall be subject to such terms and conditions, as are be satisfactory to Agent in its sole discretion.

(iii) From time to time after funds are deposited in the Cash Collateral Account by the Borrowers, whether before or after the Maturity Date, Agent may apply such funds or Cash Equivalents then held in the Cash Collateral Account to the payment of any amounts, and in such order as Agent may elect, as shall be or shall become due and payable by the Borrowers to Agent and Lenders with respect to such Letter of Credit Obligations of the Borrowers and, upon the satisfaction in full of all Letter of Credit Obligations of the Borrowers, to any other Obligations then due and payable.

(iv) Neither any  Borrower  nor any Person  claiming on behalf of or through any
     Borrower shall have any right to withdraw any of the funds or Cash Equivalents held in the Cash Collateral Account, except that upon the termination of all Letter of Credit Obligations and the payment of all amounts payable by the Borrowers to Agent and Lenders in respect thereof, any funds remaining in the Cash Collateral Account shall be applied to other Obligations then due and owing and upon payment in full of such Obligations any remaining amount shall be paid to the Borrowers or as otherwise required by law. Interest earned on deposits in the Cash Collateral Account shall be held as additional Collateral for the Obligations.

(d) Fees and Expenses. Each Borrower agrees to pay to Agent for the benefit of Revolving Lenders, as compensation to such ------------------ Lenders for Letter of Credit Obligations incurred hereunder, (i) all costs and expenses incurred by Agent or any Revolving Lender on account of such Letter of Credit Obligations, and (ii) for each month during which any Letter of Credit Obligation shall remain outstanding, a fee (the "Letter of Credit Fee") (A) during the period from and including the Effective Date -------------------- through and including the first anniversary of the date of the Credit Agreement, 2.25% on the face amount of each Letter of Credit and (B) from and after the first anniversary of the date of the Credit Agreement, the Applicable Rate for Eurodollar Loans per annum on the face amount of each Letter of Credit. The Letter of Credit Fee shall be due and payable monthly on the first day of each month. In addition, Borrowers shall pay to any Issuing Bank, on demand, such fees (including all per annum fees), charges and expenses of such Issuing Bank in respect of the issuance, negotiation, acceptance, amendment, transfer and payment of such Letter of Credit or otherwise payable pursuant to the application and related documentation under which such Letter of Credit is issued.

(e)               Request for Incurrence of Letter of Credit Obligations.
                  Borrowers shall give Agent at least five (5) Business Days' prior written notice requesting the incurrence of any Letter of Credit Obligation. The notice shall be accompanied by the form of the Letter of Credit (which shall be acceptable to the Issuing Bank) and a application therefor completed to the satisfaction of the Issuing Bank.

(f) Obligation Absolute. The obligation of the Borrowers to reimburse Agent and Revolving Lenders for payments made with respect to any Letter of Credit Obligation shall be absolute, unconditional and irrevocable, without necessity of presentment, demand, protest or other formalities, and the obligations of each Revolving Lender to make payments to Agent or the Issuing Bank, as applicable, with respect to Letters of Credit shall be unconditional and irrevocable. Such obligations of the Borrowers and Revolving Lenders shall be paid strictly in accordance with the terms hereof under all circumstances including the following:

(i) any lack of validity or enforceability of any Letter of Credit or this Agreement or the other Loan Documents or any other agreement;

(ii) the existence of any claim, setoff, defense or other right that any Borrower or any of its Affiliates or any Lender may at any time have against a beneficiary or any transferee of any Letter of Credit (or any Persons or entities for whom any such transferee may be acting), Agent, any Lender, or any other Person, whether in connection with this Agreement, the Letter of Credit, the transactions contemplated herein or therein or any unrelated transaction (including any underlying transaction between Borrower or any of its Affiliates and the beneficiary for which the Letter of Credit was procured);

(iii) any draft, demand, certificate or any other document presented under any Letter of Credit proving to be forged, fraudulent, invalid or insufficient in any respect or any statement therein being untrue or inaccurate in any respect.

(iv) payment by the Agent (except as otherwise expressly provided in paragraph (g)(ii)(C) below) or any Issuing Bank under any Letter of Credit or guaranty thereof against presentation of a demand, draft or certificate or other document that does not comply with the terms of such Letter of Credit or such guaranty;

(v) any other circumstance or event whatsoever, that is similar to any of the foregoing; or

(vi) the fact that a Default or an Event of Default has occurred and is continuing.

(g)               Indemnification; Nature of Lenders' Duties.

(i) In addition to amounts payable as elsewhere provided in this Agreement, each Borrower hereby agrees to pay and to protect, indemnify, and save harmless Agent, each Issuing Bank and each Lender from and against any and all claims, demands, liabilities, damages, losses, costs, charges and expenses (including reasonable attorneys' fees and allocated costs of internal counsel) that the Agent, Issuing Bank or any Lender may incur or be subject to as a consequence, direct or indirect, of (A) the issuance of any Letter of Credit or guaranty thereof, or (B) the failure of the Agent or any Lender seeking indemnification or of any Issuing Bank to honor a demand for payment under any Letter of Credit or guaranty thereof as a result of any act or omission, whether rightful or wrongful, of any present or future de jure or de facto government or Governmental Authority, in each case other than to the extent as a result of the gross negligence or willful misconduct of the Agent, Issuing Bank or such Lender (as finally determined by a court of competent jurisdiction).

(ii) As between the Agent, the Issuing Bank and any Lender, on one hand, and the Borrowers, the Borrowers assume all risks of the acts and omissions of, or misuse of any Letter of Credit by beneficiaries of any Letter of Credit. In furtherance and not in limitation of the foregoing, to the fullest extent permitted by law none of the Agent, the Issuing Bank or any Lender shall be responsible for: (A) the form, validity, sufficiency, accuracy, genuineness or legal effect of any document issued by any party in connection with the application for an issuance of any Letter of Credit, even if it should in fact prove to be in any or all respects invalid, insufficient, inaccurate, fraudulent or forged; (B) the validity or sufficiency of any instrument transferring or assigning or purporting to transfer or assign any Letter of Credit or the rights or benefits thereunder or proceeds thereof, in whole or in part, that may prove to be invalid or ineffective for any reason; (C) failure of the beneficiary of any Letter of Credit to comply fully with conditions required in order to demand payment under such Letter of Credit; provided, that in the case of any payment by Agent or Issuing Bank under any Letter of Credit (or guaranty thereof), Agent or Issuing Bank shall be liable to the extent such payment was made solely as a result of its gross negligence or willful misconduct (as finally determined by a court of competent jurisdiction) in determining that the demand for payment under such Letter of Credit or guaranty thereof complies on its face with any applicable requirements for a demand for payment under such Letter of Credit or guaranty thereof; (D) errors, omissions, interruptions or delays in transmission or delivery of any messages, by mail, cable, telegraph, telex or otherwise, whether or not they may be in cipher; (E) errors in interpretation of technical terms; (F) any loss or delay in the transmission or otherwise of any document required in order to make a payment under any Letter of Credit or guaranty thereof or of the proceeds thereof; (G) the credit of the proceeds of any drawing under any Letter of Credit or guaranty thereof; and (H) any consequences arising from causes beyond the control of Agent, Issuing Bank or any Lender. None of the above shall affect, impair, or prevent the vesting of any of Agent's, Issuing Bank's or any Lender's rights or powers hereunder or under this Agreement.

(iii) Nothing contained herein shall be deemed to limit or to expand any waivers, covenants, or indemnities made by the any Borrower in favor of any Issuing Bank in any letter of credit application, reimbursement agreement or similar document, instrument or agreement between such Borrower and such Issuing Bank.

(h)               Subrogation Rights; Letter of Credit Guaranty.

(i) Upon any payments made by Agent to an Issuing Bank under a Letter of Credit Guaranty, the Agent, for the benefit of the Lenders, shall acquire by subrogation, any rights, remedies, duties or obligations granted to or undertaken by the applicable Borrower to the Issuing Bank in any application for Letter of Credit, any standing agreement relating to Letters of Credit or otherwise, all of which shall be deemed to have been granted to Agent, for the benefit of the Lenders, and apply in all respects to the Agent and shall be in addition to any rights, remedies, duties or obligations contained herein.

(ii) Each Borrower hereby authorizes and directs any Issuing Bank which is not a Lender hereunder to deliver to the Agent all instruments, documents, and other writings and property received by such Issuing Bank pursuant to such Letter of Credit and to accept and rely upon the Agent's instructions with respect to all matters arising in connection with such Letter of Credit and the related application.

(iii) Any and all charges, commissions, fees, and costs incurred by the Issuing Bank relating to Letters of Credit issued by an Issuing Bank which is not a Lender hereunder in reliance on a Letter of Credit Guaranty shall be Letter of Credit Obligations for purposes of this Agreement and immediately shall be reimbursable by Borrowers to Agent.

SECTION 2.09      Funding of Borrowings.

(a) Each Lender shall make each Loan to be made by it hereunder on the proposed date thereof by wire transfer of immediately available funds by 2:00 p.m., New York City time, to the account of the Agent most recently designated by it for such purpose by notice to the Lenders; provided, that, Swingline Loans shall be made as provided in Section
         2.07. The Agent will make each such Loan available to the relevant Borrowers by promptly crediting the amounts so received, in like funds, to a Funding Account designated by the Administrative Borrower in the Borrowing Request; provided, that, a Protective Advance shall be retained by the Agent.

(b) Unless the Agent shall have received notice from a Lender prior to the proposed date of any Borrowing that such Lender will not make available to the Agent such Lender's share of such Borrowing, the Agent may assume that such Lender has made such share available on such date in accordance with
     Section 2.09(a) and may, in reliance upon such assumption, make available to --------------- the Borrowers a corresponding amount. In such event, if a Lender has not in fact made its share of the Borrowing available to the Agent (a "Defaulting Lender"), then the Defaulting Lender agrees to pay to the Agent forthwith on demand such corresponding amount with interest thereon, for each day from and including the date such amount is made available to the Borrowers to but excluding the date of payment to the Agent, at the Federal Funds Effective Rate. If such Defaulting Lender pays such amount to the Agent, then such amount shall constitute such Defaulting Lender's Loan included in such Borrowing. The Agent shall not be obligated to transfer to a Defaulting Lender any payments made by the Borrowers to the Agent for the Defaulting Lender's benefit, and, in the absence of such transfer to the Defaulting Lender, the Agent shall transfer any such payments to each other non-Defaulting Lender ratably in accordance with their Applicable Percentage of the Commitments (but only to the extent that such Defaulting Lender's Borrowing was funded by the other Lenders) or, if so directed by the Administrative Borrower and if no Default has occurred and is continuing (and to the extent such Defaulting Lender's Borrowing was not funded by the other Lenders), retain the same to be re-advanced to the Borrowers as if such Defaulting Lender had made Loans to the Borrowers. Subject to the foregoing, the Agent may hold and, in its Permitted Discretion, setoff such Defaulting Lender's funding shortfall against that Defaulting Lender's Applicable Percentage of all payments received from the Borrowers or re-lend to the Borrowers for the account of such Defaulting Lender the amount of all such payments received and retained by the Agent for the account of such Defaulting Lender. Until a Defaulting Lender cures its failure to fund its Applicable Percentage of any Borrowing (i) solely for the purposes of voting or consenting to matters with respect to the Loan Documents, such Defaulting Lender shall be deemed not to be a "Lender" and such Defaulting Lender's Commitment shall be deemed to be zero, (ii) such Defaulting Lender shall not be entitled to any portion of the commitment fee, and (iii) the commitment fee shall accrue in favor of the Lenders that have funded their respective Applicable Percentages of such requested Borrowing and shall be allocated among such non-Defaulting Lenders ratably based on their Applicable Percentage of the Commitments. This Section 2.09(b) shall remain effective with respect to such Defaulting ---------------- Lender until (x) the Obligations under this Agreement shall have been declared or shall have become immediately due and payable,
     (y) the non-Defaulting Lenders, the Agent, and the Borrowers shall have waived such Defaulting Lender's default in writing, or (z) the Defaulting Lender makes its Applicable Percentage of the Borrowing and pays to the Agent all amounts owing by the Defaulting Lender in respect thereof. The operation of this Section 2.09(b) shall not be construed to increase --------------- or otherwise affect the Commitment of any Lender, to relieve or excuse the performance by such Defaulting Lender or any other Lender of its duties and obligations hereunder, or to relieve or excuse the performance by the Borrowers of their duties and obligations hereunder.

SECTION 2.10      Interest Elections

(a) Each Borrowing initially shall be of the Type specified in the applicable Borrowing Request and, in the case of a Eurodollar Borrowing, shall have an initial Interest Period as specified in such Borrowing Request. Thereafter, the Borrowers may elect to convert such Borrowing to a different Type or to continue such Borrowing and, in the case of a Eurodollar Borrowing, may elect Interest Periods therefor, all as provided in this Section 2.10. The Borrowers may elect different ------------ options with respect to different portions of the affected Borrowing, in which case each such portion shall be allocated ratably among the Lenders holding the Loans comprising such Borrowing, and the Loans comprising each such portion shall be considered a separate Borrowing. This Section 2.10 shall not apply to Swingline Borrowings or Protective Advances, which ------------ may not be converted or continued.

(b) To make an election pursuant to this Section 2.10, the Administrative Borrower shall notify the Agent of such election by telephone by the time that a Borrowing Request would be required under Section 2.04 if the Borrowers were requesting a Revolving Borrowing of the Class and Type resulting from such election to be made on the effective date of such election. Each such telephonic Interest Election Request shall be irrevocable and shall be confirmed promptly by hand delivery, facsimile or Electronic Transmission to the Agent of a written Interest Election Request in a form approved by the Agent and signed by the Administrative Borrower.

(c) Each telephonic and written Interest Election Request shall specify the following information in compliance with Section 2.03:

(i) the Borrowing to which such Interest Election Request applies and, if different options are being elected with respect to different portions thereof, the portions thereof to be allocated to each resulting Borrowing (in which case the information to be specified pursuant to clauses (iii) and (iv) below shall be specified for each resulting Borrowing);

(ii) the effective date of the election made pursuant to such Interest Election Request, which shall be a Business Day;

(iii) whether the resulting Borrowing is to be an ABR Borrowing or a Eurodollar Borrowing; and

(iv) if the resulting Borrowing is a Eurodollar Borrowing, the Interest Period to be applicable thereto after giving effect to such election, which shall be a period contemplated by the definition of the term "Interest Period."

If any such Interest Election Request requests a Eurodollar Borrowing but does not specify an Interest Period, then the Borrowers shall be deemed to have selected an Interest Period of one month's duration.

(d) Promptly following receipt of an Interest Election Request, the Agent shall advise each affected Lender of the details thereof and of such Lender's portion of each resulting Borrowing.

(e) If the Administrative Borrower fails to deliver a timely Interest Election Request with respect to a Eurodollar Revolving Borrowing prior to the end of the Interest Period applicable thereto, then, unless such Borrowing is repaid as provided herein, at the end of such Interest Period such Borrowing shall be converted to an ABR Borrowing. Notwithstanding any contrary provision hereof, if a Default has occurred and is continuing and the Agent or the Required Lenders so notifies the Administrative Borrower, then, so long as a Default is continuing (i) no outstanding Revolving Borrowing may be converted to or continued as a Eurodollar Borrowing and (ii) unless repaid, each Eurodollar Revolving Borrowing shall be converted to an ABR Borrowing at the end of the Interest Period applicable thereto.

SECTION 2.11      Termination or Reduction of Commitments.

(a) The Commitments shall terminate on the Maturity Date and from year to year thereafter, unless sooner terminated pursuant to the terms hereof. Agent may, at its option (or shall at the direction of any Lender in writing received by Agent at least ninety (90) days prior to the Maturity Date or the anniversary of any Maturity Date, as the case may
         be), terminate this Agreement and the other Loan Documents effective on the Maturity Date or on the anniversary of the Maturity Date in any year by giving to the Administrative Borrower at least sixty (60) days prior written notice; provided, that, this Agreement and all other Loan Documents must be terminated simultaneously.

(b)      The Borrowers may at any time terminate the Revolving Commitments upon
         (i) the payment in full of all outstanding Loans, together with accrued and unpaid interest thereon, (ii) the cancellation and return of all outstanding Letters of Credit (or alternatively, with respect to each such Letter of Credit, the furnishing to the Agent of a cash deposit as required by Section 2.08(c)), (iii) the payment in full of the accrued and unpaid fees, including applicable Prepayment Fee (if any) and any payments required under Section 2.18, and (iv) the payment in full of all reimbursable expenses and other Obligations together with accrued and unpaid interest thereon.

(c) The Borrowers may from time to time reduce the Commitments upon payment of the applicable Prepayment Fee (if any); provided, that, (i) each reduction of the Commitments shall be in an amount that is an integral multiple of $1,000,000 and not less than $1,000,000 and (ii) the Borrowers shall not reduce the Commitments if, after giving effect to any concurrent repayment of the Revolving Loans in accordance with
         Section 2.12, the Aggregate Credit Exposure would exceed the Borrowing Base then in effect.

(d) The Administrative Borrower shall notify the Agent of any election to terminate or reduce the Commitments under Section -------- 2.11(a), (b) or
     (c) at least three Business Days prior to the effective date of such termination or reduction, specifying ------- --- --- such election and the effective date thereof. Promptly following receipt of any notice, the Agent shall advise the affected Lenders of the contents thereof. Each notice delivered by the Administrative Borrower pursuant to this Section 2.11(d) ---------------- shall be irrevocable; provided, that, a notice of termination of the Commitments delivered by the Administrative Borrower may state that such notice is conditioned upon the effectiveness of other credit facilities, in which case such notice may be revoked by the Administrative Borrower (by notice to the Agent on or prior to the specified effective date) if such condition is not satisfied. Any termination or reduction of the Commitments of either Class shall be permanent. Each reduction of the Commitments of either Class shall be made ratably among the applicable Lenders in accordance with their respective Commitments of such Class.

SECTION 2.12      Repayment of Loans; Evidence of Debt.

(a) Each of the Borrowers hereby unconditionally promises to pay to the Agent for the account of each Lender the then unpaid principal amount of each Loan on the Maturity Date. Each of the Borrowers hereby unconditionally promises to pay to the Agent the then unpaid amount of each Protective Advance on the earlier of the Maturity Date and demand by the Agent.

(b) Each Business Day, at or before 12:00 noon, New York City time, the Agent shall apply all immediately available funds credited to the Collection Account first to prepay any Protective Advances that may be outstanding, pro rata, second to prepay any Swingline Loans that may be outstanding, pro rata, and third to prepay the Revolving Loans made by Lenders, pro rata.

(c) Each Lender shall maintain in accordance with its usual practice an account or accounts evidencing the indebtedness of the Borrowers to such Lender resulting from each Loan made by such Lender, including the amounts of principal and interest payable and paid to such Lender from time to time hereunder.

(d) The Agent shall maintain accounts in which it shall record (i) the amount of each Loan made hereunder, the Class and Type thereof and the Interest Period applicable thereto, (ii) the amount of any principal or interest due and payable or to become due and payable from the Borrowers to each Lender hereunder, and (iii) the amount of any sum received by the Agent hereunder for the account of the Lenders and each Lender's share thereof.

(e) The entries made in the accounts maintained pursuant to Section 2.12(d) shall be prima facie evidence of the existence and amounts of the obligations recorded therein; provided, that, the failure of any Lender or the Agent to maintain such accounts or any error therein shall not in any manner affect the obligation of the Borrowers to repay the Loans in accordance with the terms of this Agreement.

(f) Any Lender may request that Loans made by it be evidenced by a promissory note. In such event, each of the applicable Borrowers shall prepare, execute and deliver to such Lender a promissory note payable to such Lender (or, if requested by such Lender, to such Lender and its registered assigns) and in a form approved by the Agent. Thereafter, the Loans evidenced by such promissory note and interest thereon shall at all times (including after assignment pursuant to Section 9.05) be represented by one or more promissory notes in such form payable to the payee named therein (or to such payee and its registered assigns) except to the extent that any such Lender subsequently returns any such promissory note for cancellation and requests that such Loans once again be evidenced as described in Section 2.12(c) and (d).

SECTION 2.13      Prepayment of Loans.

(a) Voluntary Prepayments. The Borrowers shall have the right at any time and from time to time to prepay any Borrowing in whole or in part, subject to prior notice in accordance with Section 2.13(d) and the payment of the amounts required under Section 2.18.

(b) Mandatory Prepayments. (i) The Borrowers shall immediately repay, or provide cash collateral for, the Revolving Loans, and/or Swingline Loans if at any time after the Effective Date the Total Exposure exceeds the lesser of (A) the Commitments and (B) the Borrowing Base then in effect, to the extent required to eliminate such excess.

(ii) Immediately upon receipt by any Loan Party of the Net Cash Proceeds of any asset disposition (other than sales of inventory or obsolete or worn out property in the ordinary course of business), the Borrowers, shall prepay the Obligations, in an amount equal to 100% of such Net Cash Proceeds as set forth in Section 2.13(c).

(iii) If any Borrower issues Equity Interests (other than Equity Interests issued to another Loan Party) or any Loan Party issues Indebtedness (other than Indebtedness permitted by Sections 6.01(a) through (j) or 6.01(l)) or if any Loan Party receives any dividend or distribution from a Person other than a Loan Party, the Borrowers shall prepay the Obligations in an amount equal to 100% of the Net Cash Proceeds of such issuance or the amount of such dividend or distribution no later than the Business Day following the date of receipt of such Net Cash Proceeds or such dividend or distribution as set forth in Section 2.13(c).

(iv) Any insurance or condemnation proceeds to be applied to the Obligations in accordance with Section 5.09 shall be applied as set forth in
         Section 2.13(c). If the precise amount of insurance or condemnation proceeds allocable to Inventory as compared to Equipment, fixtures and real or immovable property is not otherwise determined, the allocation and application of those proceeds shall be determined by the Agent, in its Permitted Discretion.

(v) Immediately upon receipt by any Loan Party of any Extraordinary Receipts, the Borrowers shall prepay the Obligations in an amount equal to 100% of the Net Cash Proceeds received by such Person in connection with such Extraordinary Receipts as set forth in Section 2.13(c).

(vi) Without in any way limiting the foregoing, immediately upon receipt by any Loan Party of proceeds of any sale of any Collateral, the Borrowers shall cause such Loan Party to deliver such proceeds to the Agent, or deposit such proceeds in a deposit account subject to a control agreement acceptable to the Agent. All of such proceeds not required to be applied as provided in Section 2.13(c) shall be freely available to the Borrowers, except as provided in Section 2.12(b). Nothing in this
         Section 2.13(b) shall be construed to constitute the Agent's or any Lender's consent to any transaction that is not permitted by other provisions of this Agreement or the other Loan Documents.

(c) All such amounts required to be prepaid by the Borrowers pursuant to Sections 2.13(b)(ii), (iii), (iv) and (v) shall be applied, first to prepay any Protective Advances that may be outstanding, second to prepay the Swingline Loans without a corresponding reduction in the Commitment and third to prepay the Revolving Loans without a corresponding reduction in the Commitment.

(d) The Administrative Borrower shall notify the Agent (and, in the case of prepayment of a Swingline Loan, the applicable Swingline Lender) by telephone (confirmed by facsimile or Electronic Transmission) of any prepayment hereunder (i) in the case of prepayment of a Eurodollar

     Borrowing, not later than 11:00 a.m., New York City time, three Business Days before the date of prepayment, (ii) in the case of prepayment of an ABR Borrowing (other than a Swingline Loan), not later than 11:00 a.m., New York City time, one Business Day before the date of prepayment and (iii) in the case of prepayment of a Swingline Loan, not later than 12:00 noon, New York City time, on the date of prepayment. Each such notice shall be irrevocable and shall specify the prepayment date and the principal amount of each Borrowing or portion thereof to be prepaid; provided, that, if a notice of prepayment is given in connection with a conditional notice of termination of the Commitments as contemplated by Section 2.11, then such notice of prepayment may be revoked if such notice of termination is revoked in ------------- accordance with Section 2.11. Promptly following receipt of any such notice relating to a Borrowing, the Agent shall advise ------------ the applicable Lenders of the contents thereof. Each partial prepayment of any Revolving Borrowing shall be in an amount that would be permitted in the case of an advance of a Revolving Borrowing of the same Type as provided in Section 2.03. ------------- Each prepayment of a Revolving Borrowing shall be applied ratably to the Revolving Loans included in the prepaid Borrowing.

SECTION 2.14      Fees.
                  -----

(a) The Borrowers agree to pay to the Agent for the account of each Revolving Lender a commitment fee, which shall accrue at the Applicable Rate per annum on the average daily amount of the Available Commitment of such Revolving Lender during the period from and including the Effective Date to but excluding the date on which such Lenders' Revolving Commitments terminate. Accrued commitment fees shall be payable in arrears on the last day of each calendar quarter and on the date on which the Revolving Commitments terminate, commencing on the first such date to occur after the date hereof. All commitment fees in respect of Commitments shall be payable in Dollars and shall be computed on the basis of the actual number of days elapsed (including the first day but excluding the last day) in a year of 360 days.

(b) The Borrowers agree to pay to the Lead Arranger and Agent, for its own account, fees due and payable pursuant to the Fee Letter and fees payable in the amounts and at the times separately agreed upon between the Borrowers and the Agent.

(c)      In consideration of the issuance of any Letter of Credit pursuant to
         Section 2.08 hereof, the Borrower agrees to pay (i) to the Agent, for the ratable benefit of the Lenders, the Letter of Credit Fee and (ii) to the Agent or Issuing Bank, as applicable, all other fees, expenses and amounts payable under Sections 2.08(d) or (h).

(d) The Borrower agrees to reimburse the Agent for any and all reasonable charges, fees, commissions, costs and expenses charged to the Agent for the Borrower's account by an Issuing Bank in connection with, or arising out of, Letters of Credit or out of transactions relating thereto, when charged to or paid by the Agent, or as may be due upon any termination of this Agreement.

(e) All fees payable hereunder shall be paid on the dates due, in immediately available funds, to the Agent (or to the Issuing Bank, in the case of fees payable to it) for distribution, in the case of commitment fees and participation fees, to the Lenders or Lead Arranger entitled thereto. Fees paid shall not be refundable under any circumstances.

SECTION 2.15      Interest.

(a) The Loans comprising each ABR Borrowing (including each Swingline Loan) shall bear interest at the Alternate Base Rate plus the Applicable Rate.

(b) The Loans comprising each Eurodollar Borrowing shall bear interest at the Adjusted LIBO Rate for the Interest Period in effect for such Borrowing plus the Applicable Rate.

(c) Each Protective Advance shall bear interest at the Alternate Base Rate plus the Applicable Rate for Revolving Loans plus 2%.

(d) Notwithstanding the foregoing, during the occurrence and continuance of an Event of Default, the Agent or the Required Lenders may, at their option, by notice to the Administrative Borrower (which notice may be revoked at the option of the Required Lenders notwithstanding any provision of Section 9.03 requiring the consent of "each Lender affected thereby" for reductions in interest rates), declare that (x) all Loans shall bear interest at 2% plus the rate otherwise applicable to such Loans as provided in the preceding subsections of this Section 2.15, or (y) in the case of any other amount outstanding hereunder, such amount shall accrue at 2% plus the rate applicable to such fee or other obligation as provided hereunder.

(e) Accrued interest on each Loan shall be payable in arrears on each Interest Payment Date for such Loan, upon termination of the Revolving Commitments and on the Maturity Date; provided, that, (i) interest accrued pursuant to Section 2.15(d) shall be payable on demand, (ii) in the event of any repayment or prepayment of any Loan (other than a prepayment of an ABR Revolving Loan prior to the end of the Availability Period), accrued interest on the principal amount repaid or prepaid shall be payable on the date of such repayment or prepayment, and (iii) in the event of any conversion of any Eurodollar Revolving Loan prior to the end of the current Interest Period therefor, accrued interest on such Loan shall be payable on the effective date of such conversion.

(f) All interest hereunder shall be computed on the basis of a year of 360 days, and shall be payable for the actual number of days elapsed (including the first day but excluding the last day). The applicable Alternate Base Rate or Adjusted LIBO Rate shall be determined by the Agent, and such determination shall be conclusive absent manifest error.

SECTION 2.16      Alternate Rate of Interest.  If prior to the commencement of any Interest Period for a Eurodollar Borrowing:
                  --------------------------

(a) the Agent determines (which determination shall be conclusive absent manifest error) that adequate and reasonable means do not exist for ascertaining the Adjusted LIBO Rate or the LIBO Rate, as applicable, for such Interest Period; or

(b) the Agent is advised by the Required Lenders that the Adjusted LIBO Rate or the LIBO Rate, as applicable, for such Interest Period will not adequately and fairly reflect the cost to such Lenders (or Lender) of making or maintaining their Loans (or its Loan) included in such Borrowing for such Interest Period;

then the Agent shall give notice thereof to the Administrative Borrower and the Lenders by telephone or facsimile as promptly as practicable thereafter and, until the Agent notifies the Administrative Borrower and the Lenders that the circumstances giving rise to such notice no longer exist, (i) any Interest Election Request that requests the conversion of any Borrowing to, or continuation of any Borrowing as, a Eurodollar Borrowing of the applicable Class shall be ineffective, and (ii) if any Borrowing Request requests a Eurodollar Revolving Borrowing of the applicable Class, such Borrowing shall be made as an ABR Borrowing.

SECTION 2.17      Increased Costs.

(a)               If any Change in Law shall:

(i) impose, modify or deem applicable any reserve, special deposit, deposit insurance or similar requirement against assets of, deposits with or for the account of, or credit extended by, any Lender (except any such reserve requirement reflected in the Adjusted LIBO Rate); or

(ii) impose on any Lender or the London interbank market any other condition affecting this Agreement or Eurodollar Loans made by such Lender;

and the result of any of the foregoing shall be to increase the cost to such Lender of making or maintaining any Eurodollar Loan (or of maintaining its obligation to make any such Loan), then the Borrowers will pay to such Lender such additional amount or amounts as will compensate such Lender for such additional costs incurred or reduction suffered.

(b) If any Lender determines that any Change in Law regarding capital requirements has or would have the effect of reducing the rate of return on such Lender's capital or on the capital of such Lender's holding company, if any, as a consequence of this Agreement or the Loans made by such Lender to a level below that which such Lender or such Lender's holding company could have achieved but for such Change in Law (taking into consideration such Lender's policies and the policies of such Lender's holding company with respect to capital adequacy), then from time to time the Borrowers will pay to such Lender such additional amount or amounts as will compensate such Lender or such Lender's holding company for any such reduction suffered.

(c) A certificate of a Lender setting forth the amount or amounts necessary to compensate such Lender or its holding company, as specified in
         Section 2.17(a) or (b) shall be delivered to the Administrative Borrower and shall be conclusive absent manifest error. The Borrowers shall pay such Lender the amount shown as due on any such certificate within 10 days after receipt thereof.

(d) Failure or delay on the part of any Lender to demand compensation pursuant to this Section 2.17 shall not constitute a waiver of such Lender's right to demand such compensation; provided, that, the Borrowers shall not be required to compensate a Lender pursuant to this Section for any increased costs or reductions incurred more than 180 days prior to the date that such Lender notifies the Administrative Borrower of the Change in Law giving rise to such increased costs or reductions and of such Lender's intention to claim compensation therefor; provided further that, if the Change in Law giving rise to such increased costs or reductions is retroactive, then the 180-day period referred to above shall be extended to include the period of retroactive effect thereof.

SECTION 2.18 Break Funding Payments. In the event of (a) the payment of any principal of any Eurodollar Loan other than on the last day of an Interest Period applicable thereto (including as a result of an Event of Default), (b) the conversion of any Eurodollar Loan other than on the last day of the Interest Period applicable thereto, (c) the failure to borrow, convert, continue or prepay any Eurodollar Loan on the date specified in any notice delivered pursuant hereto (regardless of whether such notice may be revoked under Section 2.13(d) and is revoked in accordance therewith), or (d) the assignment of any Eurodollar Loan other than on the last day of the Interest Period applicable thereto as a result of a request by the Administrative Borrower pursuant to
Section 2.21, then, in any such event, the applicable Borrowers shall compensate each Lender for the loss, cost and expense attributable to such event. In the case of a Eurodollar Loan, such loss, cost or expense to any Lender shall be deemed to include an amount determined by such Lender to be the excess, if any, of (i) the amount of interest which would have accrued on the principal amount of such Loan had such event not occurred, at the Adjusted LIBO Rate that would have been applicable to such Loan, for the period from the date of such event to the last day of the then current Interest Period therefor (or, in the case of a failure to borrow, convert or continue, for the period that would have been the Interest Period for such Loan), over (ii) the amount of interest which would accrue on such principal amount for such period at the interest rate which such Lender would bid were it to bid, at the commencement of such period, for dollar deposits of a comparable amount and period from other banks in the Eurodollar market. A certificate of any Lender setting forth any amount or amounts that such Lender is entitled to receive pursuant to this Section 2.18 shall be delivered to the Administrative Borrower and shall be conclusive absent manifest error. The applicable Borrowers shall pay such Lender the amount shown as due on any such certificate within 10 days after receipt thereof.

SECTION 2.19      Taxes.

(a) Any and all payments by or on account of any obligation of any Borrowers or any other Loan Party under this Agreement or any other Loan Document shall be made free and clear of and without deduction for any Indemnified Taxes; provided, that, if any Borrowers or the Agent shall be required to deduct any Indemnified Taxes from such payments, then (i) such Borrowers shall increase the sum payable by an amount equal to the sum of (x) the amount deducted in respect of such Indemnified Taxes and (y) all Taxes applicable to additional sums payable under this Section 2.19(a), (ii) such Borrowers and/or the Agent shall make such deductions, and (iii) such Borrowers and/or the Agent shall pay the full amount deducted to the relevant Governmental Authority in accordance with applicable law.

(b) In addition, each of the Borrowers shall pay any Other Taxes to the relevant Governmental Authority in accordance with applicable law.

(c) Each of the Borrowers shall indemnify the Agent, and each Lender, within 20 days after written demand therefor, for the full amount of any Indemnified Taxes paid by the Agent or such Lender, as the case may be, on or with respect to any payment by or on account of any obligation of such Borrowers or any other Loan Party under this Agreement or any other Loan Document (including Indemnified Taxes imposed or asserted on or attributable to amounts payable under this Section 2.19) and any ------------ reasonable expenses arising therefrom or with respect thereto, whether or not such Indemnified Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority; provided, however, that the applicable Lender shall -------- ------- reasonably assist (consistent with its preexisting internal policies applied on a nondiscriminatory basis and legal and regulatory restrictions) Borrowers to recover the amounts paid pursuant to this subsection (c) from the relevant Governmental Authority.

(d) As soon as practicable after any payment of Indemnified Taxes by any Borrowers to a Governmental Authority, the Administrative Borrower shall deliver to the Agent (i) if reasonably available, the original or a certified copy of a receipt issued by such Governmental Authority evidencing such payment, (ii) a copy of the return reporting such payment or (iii) other evidence of such payment reasonably satisfactory to the Agent.

(e) Each Lender organized under the Laws of a jurisdiction outside the United States shall, on or prior to the date such Lender becomes a party to this Agreement, or any of the Loan Documents or any similar related agreement, and from time to time thereafter as requested in writing by the Loan Parties or the Agent (but only so long thereafter as such Lender remains lawfully able to do so), provide each of the Loan Parties and the Agent with two original Internal Revenue Service Form W-8 (e.g., W-8 BEN, W-8
     ECI), as appropriate, or any successor or other form prescribed by the Internal Revenue Service, certifying that such Lender is exempt from or entitled to a reduced rate of United States federal withholding tax on payments pursuant to this Agreement, or any similar, relevant agreement. If the forms provided by a Lender at the time such Lender first becomes a party to this Agreement, or any similar, relevant agreement indicates a United States federal interest withholding tax rate in excess of zero, U.S. federal withholding tax at such rate shall be considered excluded from Indemnified Taxes unless and until such Lender provides the appropriate form certifying that a lesser rate applies, whereupon U.S. federal withholding tax only at such lesser rate shall be considered excluded from Indemnified Taxes for periods governed by such form. If any form or document referred to in this subsection (e) requires the disclosure of information, other than information necessary to compute the Tax payable and information required by Internal Revenue Service Form W-8, or any successor form prescribed by the Internal Revenue Service, that the Lender reasonably considers to be confidential, the Lender shall give notice thereof to the Loan Parties and the Agent and shall not be obligated to include in such form or document such confidential information. No Lender shall be entitled to payment pursuant to subsection (a), (b) or (c) of this
     Section 2.19 with respect to any Taxes which resulted directly from such Lender's change in account, permanent establishment or other branch through which such Lender receives any payment pursuant to the Loan Documents (although such Lender shall be entitled to payment for Taxes arising or attributable to acts or events subsequent to such change in account, permanent establishment or branch). For purposes of this subsection (e), the terms "United ------- States" shall have the meaning specified in
     Section 7701 of the Internal Revenue Code.

(f) If the Agent or a Lender determines, in its sole discretion exercised in good faith, that it has received a refund, whether in the form of a payment, credit or offset, of any Indemnified Taxes as to which it has been indemnified by any Borrowers or with respect to which any Borrowers have paid additional amounts pursuant to Section 2.19(a), it shall pay over such refund ---------------- to such Borrowers (but only to the extent of indemnity payments made, or additional amounts paid, by such Borrowers under this Section 2.19 with respect to the Indemnified Taxes giving rise to such refund), net of all out-of-pocket expenses and ------------ Taxes of the Agent or such Lender and without interest (other than any interest paid, credited or allowed as an offset, by the relevant Governmental Authority with respect to such refund, which interest shall be paid to such Borrowers); provided, that such Borrowers, upon the request of the Agent or such Lender, agree to repay the amount paid over to such Borrowers (plus any penalties, interest or other charges imposed by the relevant Governmental Authority) to the Agent or such Lender in the event the Agent or such Lender is required to repay such refund to such Governmental Authority. Nothing in this Section 2.19 shall be construed to require the Agent or any Lender to make available its tax returns (or any other ------------- information which it deems confidential) to the Borrowers or any other Person.

(g) For any period with respect to which an Lender organized under the laws of a jurisdiction outside the United States has failed to provide the Loan Parties or the Agent with the appropriate form described in subsection (e) (other than a failure due to a change in Law with respect to the necessity to complete and submit such forms occurring after the date on which a form originally was required to be provided), such Lender shall not be entitled to any payment or indemnification under this Section 2.19 with respect to U.S. federal withholding taxes by reason of such failure; provided, however, that should a -------- ------- Lender become subject to Taxes because of its failure to deliver a form required hereunder, the Loan Parties shall take such steps as such Lender shall reasonably request to reasonably assist (consistent with its preexisting internal policies applied on a nondiscriminatory basis and legal and regulatory restrictions) such Lender to recover such Taxes.

(h) No amounts will be payable by the Loan Parties under this Section 2.19 to the extent that such amounts (i) are otherwise covered (but not payable to an Lender) under the Loan Documents and/or (ii) have been paid pursuant to another Loan Document or another section of this Agreement.

(i) Each Lender agrees to use reasonable efforts to utilize and claim tax credits or deductions ("Foreign Tax Credits") with respect to Taxes that are paid or indemnified pursuant to subsection (a), (b), or (c) of this Section 2.19. If any Lender claims a reduction in Tax or tax refund for any Foreign Tax Credits with respect to Taxes that are paid or indemnified pursuant to subsection (a), (b), or (c) of this Section 2.19, such Lender shall remit to the Loan Parties, as applicable, the actual tax savings attributable to such Foreign Tax Credits.

(j) In the event that any Lender is entitled, on the effective date of any Assignment and Assumption under and as defined in this Agreement, to the benefits of a payment pursuant to subsection (a), (b) or (c) of this
     Section 2.19, the assignee of such Lender shall be entitled, without duplication, to no greater benefits of payment (in addition to any future benefits of payment that may arise with respect to such assignee) that would have been available to such Lender had such Lender not entered into such Assignment and Assumption (or such comparable assignment) with such assignee and then only to the extent the relevant costs are incurred by such assignee. Anything in this Section 2.19 to the contrary notwithstanding, the Loan Parties shall not be required to indemnify or make a payment with respect to Other Taxes on any such Assignment and Assumption (or on any such comparable assignment) except to the extent such Assignment and Assumption (or such comparable assignment) is requested by the Loan Parties or is required by law.

(k) Upon any payment of any amount with respect to any Taxes by the Loan Parties to any Lender under this Section 2.19, the Loan Parties, as applicable, shall be subrogated to all rights of such Lender to seek recovery or reimbursement from any other Person in connection with such amount.

(l) The Lender or Agent shall not be obligated to contest a Tax indemnified by the Loan Parties under the Loan Documents that is asserted in the name of such Agent or Lender nor will the Loan Parties be permitted to contest such a Tax, unless there is a reasonable basis for such contest. Except as described above, the Agent or Lender shall cooperate with the Loan Parties and the Loan Parties shall have the right to contest and to control any contest for the recovery of Taxes that are asserted in the name of the Agent or Lender that are indemnified by the Loan Parties under the Loan Documents, to the extent that the contest and its resolution does not materially disadvantage the Agent or Lender.

SECTION 2.20  Payments Generally; Allocation of Proceeds; Sharing of Set-offs.
              ----------------------------------------------------------------

(a) The Borrowers shall make each payment required to be made by them hereunder (whether of principal, interest or fees or of amounts payable under Section 2.17, 2.18 or 2.19, or otherwise) prior to 12:00 noon, New York City time, on the date when ------------ ---- ---- due, in immediately available funds, without set off or counterclaim. All such payments shall be made to the Agent at its offices at 505 Fifth Avenue, New York, New York 10017, except payments to be made directly to the Issuing Bank or Swingline Lender as expressly provided herein and except that payments pursuant to Sections 2.17, 2.18, 2.19 and 9.04 shall be made ------------- ---- ---- ----
     directly to the Persons entitled thereto and payments pursuant to the other Loan Documents shall be made to the Persons specified therein. The Agent shall distribute any such payments received by it for the account of any other Person to the appropriate recipient promptly following receipt thereof. If any payment hereunder shall be due on a day that is not a Business Day, the date for payment shall be extended to the next succeeding

     Business Day, and, in the case of any payment accruing interest, interest thereon shall be payable for the period of such extension. All payments hereunder shall be made in Dollars. Solely for purposes of determining the amount of Loans available for borrowing purposes, checks and cash or other immediately available funds from collections of items of payment and proceeds of any Collateral shall be applied in whole or in part against the Obligations, on the day of receipt, subject to actual collection.

(b) Any proceeds of Collateral received by the Agent (i) not constituting either (A) a specific payment of principal, interest, fees or other sum payable under the Loan Documents (which shall be applied as specified by the Administrative Borrower), (B) a mandatory prepayment (which shall be applied in accordance with Section 2.13), or (C) amounts to be applied from the ------------- Collection Account (which shall be applied in accordance with Section 2.12(b)), or (ii) after an Event of Default has ---------------- occurred and is continuing and the Agent so elects or the Required Lenders so direct, such funds shall be applied ratably first, to pay any fees, indemnities, or expense reimbursements including amounts then due to the Agent and the Issuing Bank ----- from the Borrowers (other than in connection with Banking Services Obligations or Swap Obligations), second, to pay any fees ------ or expense reimbursements then due to the Lenders from the Borrowers (other than in connection with Banking Services Obligations or Swap Obligations), third, to pay interest due in respect of the Protective Advances, fourth, to pay the ----- ------ principal of the Protective Advances, fifth, to payment of any amounts owing by the Borrowers with respect to Banking ----- Services Obligations and Swap Obligations, and sixth, to the payment of any other Obligation due to the Agent or any Secured ----- Party by the Borrowers. Notwithstanding anything to the contrary contained in this Agreement, unless so directed by the Administrative Borrower, or unless a Default is in existence, neither the Agent nor any Lender shall apply any payment which it receives to any Eurodollar Loan of a Class, except (a) on the expiration date of the Interest Period applicable to any such Eurodollar Loan, or (b) in the event, and only to the extent, that there are no outstanding ABR Loans of the same Class and, in any event, the applicable Borrowers shall pay the break funding payment required in accordance with Section 2.18. ------------ The Agent and the Lenders shall have the continuing and exclusive right to apply and reverse and reapply any and all such proceeds and payments to any portion of the Obligations owing to the Agent and Lenders.

(c) At the election of the Agent, all payments of principal, interest, fees, premiums, reimbursable expenses (including, without limitation, all reimbursement for fees and expenses pursuant to Section 9.04), and other sums payable under the Loan ------------- Documents, may be paid from the proceeds of Borrowings made hereunder whether made following a request by the Administrative Borrower pursuant to Section 2.04 or a deemed request as provided in this Section 2.20 or may be deducted from any deposit

     ------------ ------------ account of the applicable Borrowers under the control of the Agent pursuant to a control agreement in form and substance satisfactory to the Agent. The Borrowers hereby irrevocably authorize (i) the Agent to make a Borrowing for the purpose of paying each payment of principal, interest and fees as it becomes due hereunder or any other amount due under the Loan Documents and agree that all such amounts charged shall constitute Loans (including Swingline Loans and Protective Advances) and that all such Borrowings shall be deemed to have been requested pursuant to Sections 2.04, 2.06 or 2.07, as applicable, ------------- ---- ---- and (ii) the Agent to charge any deposit account of the Borrowers maintained with the Agent for each payment of principal, interest and fees as it becomes due hereunder or any other amount due under the Loan Documents.

(d) If any Lender shall, by exercising any right of set off or counterclaim or otherwise, obtain payment in respect of any principal of or interest on any of its Loans resulting in such Lender receiving payment of a greater proportion of the aggregate amount of its Loans and accrued interest thereon than the proportion received by any other Lender, then the Lender receiving such greater proportion shall purchase (for cash at face value) participations in the Loans of other Lenders to the extent necessary so that the benefit of all such payments shall be shared by the Lenders ratably in accordance with the aggregate amount of principal of and accrued interest on their respective Loans; provided, that, (i) if any such participations are purchased and all or any portion of the payment giving rise thereto is recovered, such participations shall be rescinded and the purchase price restored to the extent of such recovery, without interest, and (ii) the provisions of this subsection shall not be construed to apply to any payment made by the Borrowers pursuant to and in accordance with the express terms of this Agreement or any payment obtained by a Lender as consideration for the assignment of or sale of a participation in any of its Loans to any assignee or participant, other than to the Borrowers or any Subsidiary or Affiliate thereof (as to which the provisions of this subsection shall apply). The Borrowers consent to the foregoing and agree, to the extent they may effectively do so under applicable law, that any Lender acquiring a participation pursuant to the foregoing arrangements may exercise against the Borrowers rights of set-off and counterclaim with respect to such participation as fully as if such Lender were a direct creditor of the Borrowers in the amount of such participation.

(e) Unless the Agent shall have received notice from the Administrative Borrower prior to the date on which any payment is due to the Agent for the account of the Lenders or the Issuing Bank hereunder that the Borrowers will not make such payment, the Agent may assume that the applicable Borrowers have made such payment on such date in accordance herewith and may, in reliance upon such assumption, distribute to the applicable Lenders or the Issuing Bank, as the case may be, the amount due. In such event, if the applicable Borrowers have not in fact made such payment, then each of such Lenders or the Issuing Bank, as the case may be, severally agrees to repay to the Agent forthwith on demand the amount so distributed to such Lender or the Issuing Bank with interest thereon, for each day from and including the date such amount is distributed to it to but excluding the date of payment to the Agent, at the greater of the Federal Funds Effective Rate and a rate determined by the Agent in accordance with banking industry rules on interbank compensation.

(f) If any Lender shall fail to make any payment required to be made by it pursuant to Section 2.07, 2.08(d) or (e), 2.09(b), 2.20(e) or 9.04(c),
         then the Agent may, in its discretion (notwithstanding any contrary provision hereof), apply any amounts thereafter received by the Agent for the account of such Lender to satisfy such Lender's obligations under such Sections until all such unsatisfied obligations are fully paid.

SECTION 2.21 Mitigation Obligations; Replacement of Lenders. If any Lender requests compensation under Section 2.17, or if the Borrowers are required to pay any additional amount to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 2.19, then:

(a) such Lender shall use reasonable efforts to designate a different lending office for funding or booking its Loans hereunder or to assign its rights and obligations hereunder to another of its offices, branches or affiliates, if, in the reasonable judgment of such Lender, such designation or assignment (i) would eliminate or reduce amounts payable pursuant to Section 2.17 or 2.19, as the case may be, and (ii) would not subject such Lender to any unreimbursed cost or expense and would not otherwise be disadvantageous to such Lender;

(b) the Borrowers may, at their sole expense and effort, require such Lender or any Defaulting Lender (such Lender or Defaulting Lender herein, a "Departing Lender"), upon notice from the Administrative Borrower to the Departing Lender and the Agent, to assign and delegate, without recourse (in accordance with and subject to the restrictions contained in Section 9.05), all of ------------ such Departing Lender's interests, rights and obligations under this Agreement to an assignee that shall assume such obligations (which assignee may be another Lender, if a Lender accepts such assignment); provided, that, (i) the Borrowers shall have received the prior written consent of the Agent, which consent shall not unreasonably be withheld, (ii) the Departing Lender shall have received payment of an amount equal to the outstanding principal of its Loans and Swingline Loans, accrued interest thereon, accrued fees and all other amounts payable to it hereunder, from the assignee (to the extent of such outstanding principal and accrued interest and fees) or the applicable Borrowers (in the case of all other amounts), and (iii) in the case of any such assignment resulting from a claim for compensation under Section 2.17 or ------------- payments required to be made pursuant to Section 2.19, such assignment will result in a reduction in such compensation or ------------ payments. A Departing Lender shall not be required to make any such assignment and delegation if, prior thereto, as a result of a waiver by such Lender or otherwise, the circumstances entitling the Borrowers to require such assignment and delegation cease to apply and the Borrowers shall have consented thereto.

SECTION 2.22 Indemnity for Returned Payments. If after receipt of any payment which is applied to the payment of all or any part of the Obligations, the Agent or any Lender is for any reason compelled to surrender such payment or proceeds to any Person because such payment or application of proceeds is invalidated, declared fraudulent, set aside, determined to be void or voidable as a preference, impermissible setoff, or a diversion of trust funds, or for any other reason, then the Obligations or part thereof intended to be satisfied shall be revived and continued and this Agreement shall continue in full force as if such payment or proceeds had not been received by the Agent or such Lender and the Borrowers shall be liable to pay to the Agent and the Lenders, and each

Borrower hereby indemnifies the Agent and the Lenders and holds the Agent and the Lenders harmless for the amount of such payment or proceeds surrendered. The provisions of this Section 2.22 shall be and remain effective notwithstanding any contrary action which may have been taken by the Agent or any Lender in reliance upon such payment or application of proceeds, and any such contrary action so taken shall be without prejudice to the Agent's and the Lenders' rights under this Agreement and shall be deemed to have been conditioned upon such payment or application of proceeds having become final and irrevocable. The provisions of this Section 2.22 shall survive the termination of this Agreement.

ARTICLE III

                         Representations and Warranties

         The Borrowers represent and warrant to the Agent, the Lenders and the Issuing Bank that:

SECTION 3.01 Organization; Powers. Each of the Loan Parties and each of its Subsidiaries is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization, has all requisite power and authority to carry on its business as now conducted and, except where the failure to so qualify could not reasonably be expected to have a Material Adverse Effect, is qualified to do business in, and is in good standing in, every jurisdiction where such qualification is required.

SECTION 3.02 Authorization; Enforceability. The Transactions are within each Loan Party's corporate powers and have been duly authorized by all necessary corporate and, if required, stockholder action. The Loan Documents to which each Loan Party is a party have been duly executed and delivered by such Loan Party and constitute a legal, valid and binding obligation of such Loan Party, enforceable in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium or other laws affecting creditors' rights generally and subject to general principles of equity, regardless of whether considered in a proceeding in equity or at law.

SECTION 3.03 Governmental Approvals; No Conflicts. The Transactions (a) do not require any consent or approval of, registration or filing with, or any other action by, any Governmental Authority, except such as have been obtained or made and are in full force and effect and except any filings of the Mortgages or any of the foregoing which are immaterial in nature and except for filings necessary to perfect Liens created under the Loan Documents, as contemplated by Section 3.17, (b) will not violate any applicable law or regulation or the charter, by-laws or other organizational documents of any Loan Party or its Subsidiaries or any order of any Governmental Authority, (c) will not violate or result in a default under any material indenture, agreement or other instrument binding upon any Loan Party or its Subsidiaries or its assets, or give rise to a right thereunder to require any payment to be made by any Loan Party or its Subsidiaries, and (d) will not result in the creation or imposition of any Lien on any asset of any Loan Party or its Subsidiaries except Liens created under the Loan Documents.

SECTION 3.04      Financial Condition; No Material Adverse Change.

(a) The Projections, copies of which have heretofore been furnished to each Lender, has been prepared giving effect (as if such events had occurred on such date) to (i) consummation of the Transactions, (ii) the Loans and other extensions of credit hereunder to be made on the Effective Date and the use of proceeds thereof and (iii) the payment of fees and expenses in connection with the foregoing. The Projections have been prepared based on good faith estimates and assumptions believed to be reasonable at the time made, it being recognized by the Lenders that such information as to future events are not to be viewed as facts and that actual results during the period or periods covered by any such projections may differ materially from the projected results.

(b) The Parent has heretofore furnished to the Agent (i) audited combined balance sheets of Parent and its Subsidiaries as of the Fiscal Year ending June 30, 2006 and the notes thereto and the related combined statements of operations, shareholders' equity and cash flows of Parent and its
     Subsidiaries for the Fiscal Years then ended and (ii) unaudited combined balance sheets of Parent and its Subsidiaries as of the Fiscal Quarter ending September 30, 2006 and the related combined statements of operations, shareholders' equity and cash flows of Parent and its Subsidiaries for the Fiscal Quarters then ended. Such financial statements present fairly, in all material respects, the financial position and results of operations and cash flows of Parent and its Subsidiaries as of such dates and for such periods in accordance with GAAP, subject to year end audit adjustments and the absence of footnotes in the case of the statements referred to in clause (ii) above. -----------

(c) Since June 30, 2006, there has been no change in the business, assets, operations or financial condition of Parent and its Subsidiaries, taken as a whole, which could reasonably be expected to have a Material Adverse Effect.

SECTION 3.05 Intellectual Property. Except as would not result in a Material Adverse Effect, each Loan Party and its Subsidiaries owns, or is licensed to use, all trademarks, tradenames, copyrights, patents and other intellectual property necessary to the current and future anticipated conduct of the Loan Parties' and their Subsidiaries' business, a correct and complete list of which, as of the Effective Date and after giving effect to the consummation of the Transactions, is set forth on Schedule 3.05, and, to the Loan Parties' knowledge, the use thereof by the Loan Parties and their Subsidiaries does not infringe in any material respect upon the rights of any other Person, and the Loan Parties either (i) own the entire right, title and interest thereto or (ii) hold such interest pursuant to a valid, subsisting and enforceable license.

SECTION 3.06 Litigation. (a) Except as disclosed on Schedule 3.06, there are no actions, suits or proceedings by or before any arbitrator or Governmental Authority pending against or, to the knowledge of any Loan Party, threatened against or affecting the Loan Parties or their Subsidiaries (i) as to which there is a reasonable possibility of an adverse determination and that, if adversely determined, could reasonably be expected, individually or in the aggregate, to result in a Material Adverse Effect (other than the Disclosed Matters) or (ii) that involve this Agreement or the Transactions.

(a) Since the date of this Agreement, there has been no change in the status of the Disclosed Matters that, individually or in the aggregate, has resulted in, or materially increased the likelihood of, a Material Adverse Effect.

SECTION 3.07 Compliance with Laws. Each Loan Party is in compliance with all laws, regulations and orders of any Governmental Authority applicable to it or its property, except where the failure to do so, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect.

SECTION 3.08 Investment and Holding Company Status. No Loan Party nor any of its Subsidiaries is an "investment company" as defined in, or subject to regulation under, the Investment Company Act of 1940, as amended.

SECTION 3.09 Taxes. Except as disclosed on Schedule 3.09, each Loan Party and its Subsidiaries has timely filed or caused to be filed all federal and other material Tax returns and reports required to have been filed by it and has paid or caused to be paid all Taxes required to have been paid by it, except (x) Taxes that are being contested in good faith by appropriate proceedings and for which the applicable Loan Party or Subsidiary has set aside on its books adequate reserves and (y) Taxes the non-payment of which, in the aggregate, is not reasonably expected to have a Material Adverse Effect. Except as disclosed on Schedule 3.09, no Tax liens have been filed and no material claims have been asserted in writing with respect to any such Taxes.

SECTION 3.10      ERISA.
                  ------

(a) No ERISA Event has occurred or is reasonably expected to occur that, when taken together with all other such ERISA Events for which liability is reasonably expected to occur, could reasonably be expected to result in a Material Adverse Effect. The present value of all accumulated benefit obligations under each Plan (based on the assumptions used for purposes of Statement of Financial Accounting Standards No. 87) did not, as of the date of the most recent financial statements reflecting such amounts, exceed by an amount that could reasonably be expected to result in a Material Adverse Effect the fair market value of the assets of such Plan, and the present value of all accumulated benefit obligations of all underfunded Plans (based on the assumptions used for purposes of Statement of Financial Accounting Standards No. 87) did not, as of the date of the most recent financial statements reflecting such amounts, exceed by more than $100,000 the fair market value of the assets of all such underfunded Plans.

(b) No Non-U.S. Plan has incurred any unfunded liability which could reasonably be expected to give rise to a Material Adverse Effect.

(c) Except as required by applicable law, or which could not reasonably be expected to give rise to a Material Adverse Effect, neither the Borrowers nor any Subsidiary thereof maintains, sponsors or contributes to any plan, policy or arrangement that provides medical benefits to retirees or their beneficiaries.

SECTION 3.11 Disclosure. Each Loan Party and its Subsidiaries have disclosed to the Agent all agreements, instruments and corporate or other restrictions to which they are subject, and all other matters known to it, in each case that, individually or in the aggregate, could reasonably be expected to result in a Material Adverse Effect. No reports, financial statements, certificates or other information furnished by or on behalf of the Borrowers to the Agent or any Lender in connection with the negotiation of this Agreement or delivered hereunder (as modified or supplemented by other information so furnished) contains any material misstatement of fact or omits to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, that, with respect to projected financial information, the Borrowers represent only that such projected statements are based on good faith estimates and assumptions believed to be reasonable at the time made.

SECTION 3.12 Material Agreements. Schedule 3.12 attached hereto contains a correct and complete list, as of the Effective Date, of the following contracts, agreements, or arrangements (other than those entered into in the ordinary course of business) to which the Loan Parties are a party (the "Contracts"):

(a) notes, mortgages, indentures, loan or credit agreements, security agreements each of which secures Indebtedness, and other agreements and instruments reflecting obligations for borrowed money or other monetary Indebtedness or otherwise relating to the borrowing of money by, or the extension of credit to the Loan Parties, in each case creating an actual or potential obligation of the Loan Parties of not less than $500,000, or commitments to enter into any such agreements or commitments;

(b) management, consulting and employment agreements and written agreements, commitments, representations, promises or communications to enter into the same other than as previously approved by Parent where such agreement is terminable upon not more than sixty (60) days' prior notice without further Liability of the Loan Parties thereunder;

(c) (i) with respect to real or immovable property, option agreements, purchase and sale agreements, lease agreements or other agreements involving the Mortgaged Properties, and (ii) with respect to equipment, machinery, personal or movable property or other assets, tangible or intangible, option agreements, purchase and sale agreements, lease agreements or other agreements involving amounts payable by or to the Loan Parties of $250,000 or more;

(d) agreements and purchase orders for the purchase or sale of goods, services, supplies or capital assets that have continuing obligations to perform and (i) have terms of more than one year, are subject to automatic renewal or are indefinite and (ii) involved an annual payment of more than $250,000 during at least one of the last three Fiscal Years or, to the knowledge of the Loan Parties, would reasonably be expected to involve the payment of more than $250,000 during any Fiscal Year in the future;

(e) partnership, joint venture, stockholders' or other similar agreements with any Person;

(f) contracts or agreements between or among the Loan Parties, on the one hand, and any current or former director, officer or Affiliate of the Loan Parties, on the other hand, with respect to the business as conducted by the Loan Parties on the date of execution of this Agreement except for contracts and agreements between the Loan Parties;

(g) outstanding guarantees, subordination agreements, indemnity agreements and other similar types of agreements, whether or not entered into in the ordinary course of business, which any Loan Party is or may become liable for or obligated to discharge, or any asset of any Loan Party is or may become subject to the satisfaction of, any Indebtedness, obligation, performance or undertaking of any other Person, except for
         (i) indemnification agreements contained in any of the instruments listed in the schedules hereto or any other customary indemnity provisions included in agreements for the purchase or sale of goods, services or supplies and (ii) any of the foregoing in which, in each case, the aggregate obligation of any Loan Party thereunder is less than $250,000;

(h) contracts, orders, decrees or judgments preventing or restricting the Loan Parties from carrying on any business activity or competing with any Person or prohibiting or limiting disclosure of confidential or proprietary information;

(i) agreements, contracts or commitments relating to the acquisition by any Loan Party of the outstanding capital stock or equity interest of any business enterprise or the disposition of any assets or properties of any Loan Party (excluding dispositions of real or immovable property) within the last five Fiscal Years;

(j) agreements, contracts or commitments with independent contractors, distributors, dealers, manufacturers' representatives or sales agencies that involved the payment of commissions during at least one of the last three Fiscal Years of more than $250,000 or, to the knowledge of the Loan Parties, would reasonably be expected to involve the payment of more than $250,000 during any Fiscal Year in the future;

(k) all contracts that (i) limit or contain restrictions on the ability of any Loan Party to declare or pay dividends on, to make any other distribution in respect of or to issue or purchase, redeem or otherwise acquire its capital stock, to incur Indebtedness, to incur or suffer to exist any Lien, to purchase or sell any assets or properties, to change the lines of business in which it participates or engages or to engage in any Business Combination, or (ii) require any Loan Party to maintain specified financial ratios or levels of net worth or other indicia of financial condition; and

(l)      all Plans, Multiemployer Plans and Non-U.S. Plans.

         Except as disclosed in Schedule 3.12, there is not under (i) any material contract to which any Borrower is a party or (ii) any instrument or agreement governing Material Indebtedness any existing material breach or material default (or event or condition, which after notice or lapse of time, or both, would constitute a material breach or material default) by any Loan Party with respect thereto.

SECTION 3.13      Solvency

(a) Immediately after the consummation of the Transactions and immediately following the making of each Borrowing and the issuance of each Letter of Credit, if any, and after giving effect to the application of the proceeds of such Borrowing or such issuance of a Letter of Credit, with respect to any Loan Party, (i) the fair value of the assets of each Loan Party, at a fair valuation, will exceed its debts and liabilities, subordinated, contingent or otherwise; (ii) the present fair saleable value of the property of each Loan Party will be greater than the amount that will be required to pay the probable liability of its debts and other liabilities, subordinated, contingent or otherwise, as such debts and other liabilities become absolute and matured; (iii) each Loan Party will be able to pay its debts and liabilities, subordinated, contingent or otherwise, as such debts and liabilities become absolute and matured; and (iv) each Loan Party will not have unreasonably small capital with which to conduct the businesses in which it is engaged as such businesses are now conducted and are proposed to be conducted after the date hereof.

(b) No Loan Party intends to, or will permit any of its Subsidiaries to, and believes that it or any of its Subsidiaries will, incur debts beyond its ability to pay such debts as they mature, taking into account the timing of and amounts of cash to be received by it or any such Subsidiary and the timing of the amounts of cash to be payable on or in respect of its Indebtedness or the Indebtedness of any such Subsidiary.

SECTION 3.14      Intentionally Omitted.

SECTION 3.15 Capitalization and Subsidiaries. As of the Effective Date and after giving effect to the consummation of the Transactions, Schedule 3.15 sets forth
(a) a correct and complete list of the name and relationship to the Parent of each and all of the Parent's Subsidiaries, (b) a true and complete listing of each class of each Loan Party's authorized Equity Interests, of which all of such issued shares are validly issued, outstanding, fully paid and non-assessable, and (c) the type of entity of each Loan Party and each of its Subsidiaries. All of the issued and outstanding Equity Interests owned by any Loan Party has been (to the extent such concepts are relevant with respect to such ownership interests) duly authorized and issued and is fully paid and non assessable.

SECTION 3.16 Common Enterprise. The successful operation and condition of each of the Loan Parties is dependent on the continued successful performance of the functions of the group of the Loan Parties as a whole and the successful operation of each of the Loan Parties is dependent on the successful performance and operation of each other Loan Party. Each Loan Party expects to derive benefit (and its board of directors or other governing body has determined that it may reasonably be expected to derive benefit), directly or indirectly, from
(i) successful operations of each of the other Loan Parties, and (ii) the credit extended by the Lenders to the Borrowers hereunder, both in their separate capacities and as members of the group of companies. Each Loan Party has determined that execution, delivery, and performance of this Agreement and any other Loan Documents to be executed by such Loan Party is within its purpose, will be of direct and indirect benefit to such Loan Party, and is in its best interest.

SECTION 3.17 Security Interest in Collateral. The provisions of this Agreement and the other Loan Documents will, when executed and delivered, create legal and valid Liens on all the Collateral in favor of the Agent, for the benefit of the Agent and the Secured Parties, and (upon the filing of UCC-1 financing statements in the jurisdictions listed on Schedule 3.17, the filing, recording or registering of financing statements or analogous documents under other applicable personal property security laws in the jurisdictions listed on
Schedule 3.17), such Liens constitute perfected and continuing Liens on the Collateral, securing the Obligations, enforceable against the applicable Loan Party and all third parties, and having priority over all other Liens on the Collateral except for (a) Permitted Encumbrances, to the extent any such Permitted Encumbrances would have priority over the Liens in favor of the Agent pursuant to any applicable law, and (b) Liens perfected only by possession (including possession of any certificate of title) to the extent the Agent has not obtained or do not maintain possession of such Collateral.

SECTION 3.18 Labor Matters. As of the Effective Date and after giving effect to the consummation of the Transactions (a) except as set forth on Schedule 3.18, there is no collective bargaining agreement or other material labor contract covering employees of any Borrower, (b) no union or other labor organization is seeking to organize, or to be recognized as, a collective bargaining unit of employees of any Borrower or for any similar purpose, and (c) there is no pending or (to the best of the Borrowers' knowledge) threatened, strike, work stoppage, material unfair labor practice claim, or other material labor dispute against or affecting the Borrowers or their Subsidiaries or their employees.

SECTION 3.19 Affiliate Transactions. Except as set forth on Schedule 3.19, as of the Effective Date and after giving effect to the consummation of the Transactions, there are no existing or proposed agreements, arrangements, understandings, or transactions between any Loan Party and any Affiliates (other than Subsidiaries) of any Loan Party or any members of their respective immediate families.

SECTION 3.20 Broker's and Transaction Fees. No Loan Party has any obligation to any Person in respect of any finder's, broker's or investment banker's fees in connection with the Transactions.

SECTION 3.21      Title; Real Property.

(a) Each Loan Party has good and marketable title to, or valid leasehold interests in, all real or immovable property and good title to all personal or movable property, in each case that is purported to be owned or leased by it, including those reflected on the most recent financial statements delivered by the Loan Parties or purported to have been acquired by any Loan Party after the date of such financial statements (except as sold or otherwise disposed of since such date as permitted by this Agreement), and none of such properties and assets is subject to any Lien, except Liens permitted under Section -------- 6.02. The Loan Parties have received all deeds, assignments, waivers, consents, non-disturbance and recognition or similar agreements, bills of sale and other documents in respect of, and have duly effected all recordings, filings and other actions necessary to establish, protect and perfect, the Loan Parties' right, title and interest in and to all such property that is included in the Borrowing Base.

(b) Set forth on Schedule 3.21 is a complete and accurate list of all real or immovable property owned, leased, licensed or otherwise used in the operations of the business of each Loan Party and showing the current street address (including, where applicable, county, state and other relevant jurisdictions), record owner (if owned) or leasehold interest holder and, (if leased) lessee or other user thereof. Each of such leases and subleases is valid and enforceable in accordance with its terms (except as such enforceability may be subject to or limited by bankruptcy, insolvency, reorganization or other similar laws) and is in full force and effect, and to each Loan Party's knowledge, no default by any party to any material lease or material sublease exists.

(c) Except as set forth on Schedule 3.21, as of the Effective Date, no Loan Party owns or holds, or is obligated under, subject to or a party to, any lease, option, right of first refusal or other right (contractual or otherwise) to purchase, acquire, sell, assign, dispose of or lease any Mortgaged Property or any material real or immovable property of such Loan Party.

(d) No portion of any real or immovable property of any Loan Party has suffered any material damage by fire or other casualty loss that has not heretofore been completely repaired and restored to substantially its original condition other than losses covered by insurance the proceeds of which are, or will be, applied toward the restoration of such property (if permitted hereunder) or which property is immaterial to the current business of such Loan Party. As of the Effective Date, except as set forth on Schedule 3.21, no portion of any Mortgaged Property is located in a special flood hazard area as designated by -------------- any federal Governmental Authority. To the knowledge of each Loan Party, no portion of any real or immovable property of any Loan Party (not including any Mortgaged Property) is located in a special flood hazard area as designated by any federal Governmental Authority, except where such location of any real or immovable property, individually, or together with any other real or immovable property of any Loan Party, in a special flood hazard area could not reasonably be expected to have a Material Adverse Effect.

(e) All permits required to have been issued or appropriate to enable all real or immovable property of the Loan Parties to be lawfully occupied and used for all of the purposes for which they are currently occupied and used have been lawfully issued and are in full force and effect, other than those that, in the aggregate, would not have a Material Adverse Effect.

(f) No Loan Party has received any written notice, or has any knowledge, of any pending or threatened condemnation proceeding affecting any real or immovable property of the Loan Parties or any part thereof, except those that, in the aggregate, would not have a Material Adverse Effect.

(g) Each real or immovable property owned, leased or otherwise used in the operation of business of any Loan Party is in condition and repair consistent with prudent industry practice in the business of such Loan Party as currently conducted, suitable for its intended purposes and the operation of the business of the applicable Loan Party thereon, and there exist no material defects in the same.

SECTION 3.22      Environment.  Except as set forth on Schedule 3.22:
                  -----------                          -------------

(a) The operations of each Loan Party are and have been for the past four years in compliance with all applicable Environmental Laws, other than
         (i) any past non-compliance for which there are no remaining obligations or liabilities, and (ii) non-compliances that, in the aggregate, would not have a reasonable likelihood of resulting in a Material Adverse Effect.

(b) No Lien in favor of any Governmental Authority securing, in whole or in part, Environmental Liabilities is attached to any property of any Loan Party and, to the knowledge of any Loan Party, no facts, circumstances or conditions exist that could reasonably be expected to result in any such Lien attaching to any such property.

(c) No Loan Party has caused or suffered to occur a Release of Hazardous Materials on, at, in, under, above, to, or from any real or immovable property of any Loan Party and each such real or immovable property is free of contamination by any Hazardous Materials except for such Release or contamination that could not reasonably be expected to result, in the aggregate, in a Material Adverse Effect.

(d) No Loan Party, or to its knowledge, any corporate predecessor, (i) is or has been engaged in operations, or (ii) knows of any facts, circumstances or conditions, including receipt of any information request or notice of potential responsibility under CERCLA or similar Environmental Laws, that, in the aggregate, would have a reasonable likelihood of resulting in Material Environmental Liabilities, except as could not reasonably be expected to result, in the aggregate, in a Material Adverse Effect.

(e) Each Loan Party has made available to the Agent copies of the environmental reports, reviews and audits and other documents pertaining to actual or potential Environmental Liabilities set forth on Schedule 3.22.

SECTION 3.23 Deposit Accounts. Schedule 3.23 lists all banks and other financial institutions at which any Loan Party or any of its Subsidiaries maintains deposit or other accounts as of the Effective Date, including any Blocked Accounts, and such Schedule correctly identifies the name of each depository, the name in which the account is held, a description of the purpose of the account and the complete account number therefor.

SECTION 3.24 Patriot Act. Each Loan Party is in compliance, in all material respects, with the (a) the Trading with the Enemy Act, as amended, and each of the foreign assets control regulations of the United States Treasury Department (31 CFR, Subtitle B, Chapter V, as amended) and any other enabling legislation or executive order relating thereto, and (b) the Uniting And Strengthening America By Providing Appropriate Tools Required To Intercept And Obstruct Terrorism (USA Patriot Act of 2001). No part of the proceeds of the Loans will be used, directly or indirectly, for any payments to any governmental official or employee, political party, official of a political party, candidate for political office, or anyone else acting in an official capacity, in order to obtain, retain or direct business or obtain any improper advantage, in violation of the United States Foreign Corrupt Practices Act of 1977, as amended.

ARTICLE IV

                                   Conditions

SECTION 4.01 Effective Date. The obligations of the Lenders to make Loans and to assist the Company in obtaining initial Letters of Credit hereunder shall not become effective until the date on which each of the following conditions is satisfied (or waived in accordance with Section 9.03):

(a) The Agent (or its counsel) shall have received from each party hereto either (i) a counterpart of this Agreement signed on behalf of such party or (ii) written evidence satisfactory to the Agent (which may include facsimile transmission of a signed signature page of this Agreement) that such party has signed a counterpart of this Agreement.

(b) The Agent shall have received duly executed copies of the Loan Documents and such other certificates, documents, instruments and agreements as the Agent shall reasonably request in connection with the transactions contemplated by this Agreement and the other Loan Documents, including written opinions of the Loan Parties' counsel, addressed to the Agent, the Issuing Bank and the Lenders, each in form and substance reasonably satisfactory to the Agent.

(c) The Agent shall have received evidence satisfactory to the Agent that, upon the filing and recording of instruments delivered by each Borrower, the
     Agent for the benefit of the Secured Parties shall have a valid and perfected first priority security interest in the Collateral (except as may be agreed to by the Agent), including copies of UCC and other applicable personal property Lien search reports and all effective financing statements listed therein, in each case as may be reasonably required by the Agent, all certificates, instruments and other documents representing all Securities (as defined in the UCC) being pledged pursuant to the Collateral Documents and, as the case may be, updated powers or endorsements executed in blank by a duly authorized officer with power to transfer such Securities and all control agreements that, in the reasonable judgment of the Agent, shall be required for perfection of any deposit account of any Loan Party, each duly executed by the Loan Party maintaining such account and the applicable financial institutions, securities intermediaries and commodity intermediaries with respect thereto.

(d) The Agent shall have received, in form and substance satisfactory to Agent, all releases, terminations and such other documents as Agent may request to evidence and effectuate the termination by the Existing Lender of its respective financing arrangements with Borrowers and the termination and release by it of any interest in and to any assets and properties of each Borrower, duly authorized, executed and delivered by it, including, but not limited to, (i) UCC termination statements for all UCC financing statements previously filed by it or its predecessors, as secured party and any Borrower, as debtor; and (ii) satisfactions and discharges of any mortgages, deeds of trust or deeds to secure debt by any Borrower or Guarantor in favor of it, in form acceptable for recording with the appropriate Governmental Authority.

(e) All legal (including tax implications) and regulatory matters, including, but not limited to compliance with applicable requirements of Regulations U, T and X of the Board of Governors of the Federal Reserve System, shall be satisfactory to the Agent and the Lenders.

(f) After giving effect to all Borrowings to be made on the Effective Date and the issuance of any Letters of Credit on the Effective Date and payment of all fees and expenses due hereunder, and with all of the Loan Parties' indebtedness, liabilities, and obligations current, the Borrowers' Availability shall not be less than $3,500,000.

(g) The Agent shall have received all fees and other amounts due and payable on or prior to the Effective Date, including, to the extent invoiced, reimbursement or payment of all out of pocket expenses required to be reimbursed or paid by the Borrowers hereunder.

(h) The Borrowers shall have delivered to the Agent a notice setting forth the deposit accounts of the Borrowers (the "Funding Accounts") to which the Agent is authorized by the Borrowers to transfer the proceeds of any Borrowings requested or authorized pursuant to this Agreement.

(i) The Agent shall be reasonably satisfied with the form of (i) the audited combined balance sheets of Parent and its Subsidiaries as of the Fiscal Year ending June 30, 2006, and the notes thereto and the related combined statements of operations, shareholders' equity and cash flows of Parent and its Subsidiaries for the years then ended and
         (ii) the unaudited combined balance sheets of Parent and its Subsidiaries as of the Fiscal Quarter Ending September 30, 2006 and the related combined statements of operations, shareholders' equity and cash flows of Parent and its Subsidiaries for the periods then ended.

(j) The Agent or its Affiliates shall have received projections and shall have conducted a field examination of the Borrowers' assets, liabilities, cash management systems, books and records, all of which shall be reasonably satisfactory to the Agent in all respects.

(k) The Borrowers shall have delivered to the Agent evidence of insurance with respect to the Loan Parties customary for similarly situated companies, including reasonably satisfactory endorsements naming the Agent as mortgagee, loss payee and additional insured on all such policies.

(l) The Borrowers shall have delivered to the Agent a solvency certificate, in form and substance reasonably satisfactory to the Agent, together with such other evidence of solvency reasonably requested by the Agent, confirming the solvency of each Borrower and its Subsidiaries after giving effect to the Transactions.

(m) The Agent shall have received, in form and substance satisfactory to the Agents, duly executed Blocked Account Agreements or similar agreements required by this Agreement.

(n) The Loan Parties shall have delivered such other documents as the Agent, the Issuing Bank, any Lender or their respective counsel may have reasonably requested.

SECTION 4.02 Each Credit Event. The obligation of each Lender to make a Loan on the occasion of any Borrowing, and the issuance of any Letter of Credit (including any extension or amendment thereto), in each case is subject to the satisfaction of the following conditions:

(a) The representations and warranties of the Borrowers set forth in this Agreement shall be true and in all material respects, correct on and as of the date of such Borrowing.

(b) At the time of and immediately after giving effect to such Borrowing, no Event of Default shall have occurred and be continuing.

(c) In the case of any such Borrowing, the Agent shall have received a Borrowing Request pursuant to Section 2.04 and, in the case of any such Letter of Credit, the Agent and Issuing Bank shall have received all documentation pursuant to Section 2.08(e).

(d) After giving effect to any Borrowing, Availability is not less than zero.

Each Borrowing shall be deemed to constitute a representation and warranty by the Borrowers on the date thereof as to the matters specified in Sections 4.02(a), (b) and (c).

ARTICLE V

                              Affirmative Covenants

         Until the Commitments have expired or been terminated, the principal of and interest on each Loan and all other Obligations (other than contingent indemnification obligations to the extent no claim giving rise thereto has been asserted and Letter of Credit Obligations that have been fully cash collateralized) shall have been paid in full, Borrowers jointly and severally covenant and agree with the Agent and the Lenders that:

SECTION 5.01 Financial  Statements;  Borrowing Base and Other  Information.  The
     Borrowers    will    furnish    to    the    Agent,    for    itself    and
     ----------------------------------------------------------- Lenders:

(a) within 90 days after the end of each Fiscal Year of the Parent its audited consolidated balance sheet and related statements of operations, stockholders' equity and cash flows as of the end of and for such year, together with unaudited business segment reporting to the extent required by GAAP and the Securities and Exchange Commission, setting forth in each case in comparative form the figures for the previous Fiscal Year, all reported on by independent public accountants of recognized national standing (without a "going concern" qualification, paragraph of emphasis or explanatory note or any like qualification, explanation or exception and without any qualification or exception as to the scope of such audit) to the effect that such consolidated financial statements present fairly in all material respects the financial condition and results of operations of the Parent and its consolidated Subsidiaries on a consolidated basis in accordance with GAAP consistently applied, accompanied by any management letter prepared by said accountants;

(b) within 45 days after the end of each of the first three Fiscal Quarters of the Parent other than the first Fiscal Quarter after the Effective Date, and within 90 days after the end of the first Fiscal Quarter of the Parent after the Effective Date, its consolidated and consolidating balance sheet and related statements of operations, stockholders' equity and cash flows as of the end of and for such Fiscal Quarter and the then elapsed portion of the Fiscal Year, together with unaudited business segment reporting to the extent required by GAAP and the Securities and Exchange Commission, setting forth in each case in comparative form the figures for the corresponding period or periods of (or, in the case of the balance sheet, as of the end of) the previous Fiscal Year, all certified by one of its Financial Officers as presenting fairly in all material respects the financial condition and results of operations of the Parent and its consolidated Subsidiaries on a consolidated basis in accordance with GAAP consistently applied, subject to normal year-end audit adjustments and the absence of footnotes;

(c) within 30 days after the end of each fiscal month of the Parent, its unaudited consolidated and consolidating balance sheet and related statements of operations, stockholders' equity and cash flows as of the end of and for such fiscal month and the then elapsed portion of the Fiscal Year, setting forth in each case in comparative form the figures for the corresponding period or periods of (or, in the case of the balance sheet, as of the end of) the previous Fiscal Year, all certified by one of its Financial Officers as presenting fairly in all material respects the financial condition and results of operations of the Parent and its consolidated Subsidiaries on a consolidated basis in accordance with GAAP consistently applied, subject to normal year-end audit adjustments and the absence of footnotes;

(d)  concurrently  with any delivery of financial  statements  under clause (a),
     (b) or (c) above, a certificate of a Financial ---------- --- --- Officer of the Administrative Borrower in substantially the form of Exhibit C (i) certifying, in the case of the financial --------- statements delivered under clause (b) or (c), as presenting fairly in all material respects the financial condition and ---------- --- results of operations of the Parent and its consolidated Subsidiaries on a consolidated basis in accordance with GAAP consistently applied, subject to normal year-end audit adjustments and the absence of footnotes, (ii) certifying as to whether a Default has occurred and, if a Default has occurred, specifying the details thereof and any action taken or proposed to be taken with respect thereto,
     (iii) setting forth reasonably detailed calculations demonstrating compliance with Section 6.11, and (iv) stating whether any change in GAAP or in the application thereof has occurred since the date of ------------ the audited financial statements referred to in Section 3.04 which affects the financial statements accompanying such ------------- certificate and, if any such change has occurred, specifying the effect of such change on the financial statements accompanying such certificate;

(e) concurrently with any delivery of financial statements under clause (a) above, a certificate of the accounting firm that reported on such financial statements stating whether they obtained knowledge during the course of their examination of such financial statements of any Default (which certificate may be limited to the extent required by accounting rules or guidelines);

(f) as soon as available, but in any event not more than 45 days prior to the end of each Fiscal Year of the Parent, but not less than 15 days prior to the end of such Fiscal Year, a copy of the financial plan and forecast (including a projected consolidated and consolidating balance sheet, income statement, funds flow statement and schedule of projected Availability) of the Parent for each month of the immediately succeeding Fiscal Year of the Parent (the "Projections") in form reasonably satisfactory to the Agent;

(g) as soon as available but in any event within two (2) Business Days of the end of each calendar week and at such other times as may be reasonably requested by the Agent, in each case as of the period then ended, a Borrowing Base Certificate and supporting information in connection therewith;

(h) as soon as available but in any event within ten (10) Business Days of the end of each calendar month and at such other times as may be requested by the Agent, in each case as of the period then ended:

(i) a detailed aging of the Borrowers' Accounts (1) including all invoices aged by invoice date and (2) reconciled to the Borrowing Base Certificate delivered as of such date prepared in a manner reasonably acceptable to the Agent, together with a summary specifying the name, address, and balance due for each Account Debtor;

(ii) a schedule detailing the Borrowers' Inventory, in form satisfactory to the Agent, (1) by location (showing Inventory in transit, any Inventory located with a third party under any consignment, bailee arrangement, or warehouse agreement), by class (raw material, work-in-process and finished goods), by product type, and by volume on hand, which Inventory shall be valued at the lower of cost (determined on a first-in, first-out basis) or market and adjusted for Reserves as the Agent have previously indicated to the Borrowers are deemed by the Agent to be appropriate in their Permitted Discretion, (2) including a report of any variances or other results of Inventory counts performed by the Borrowers since the last Inventory schedule (including information regarding sales or other reductions, additions, returns, credits issued by Borrowers and complaints and claims made against the Borrowers), and (3) reconciled to the Borrowing Base Certificate delivered as of such date;

(iii) a worksheet of calculations prepared by the Borrowers to determine Eligible Accounts and Eligible Inventory, such worksheets detailing the Accounts and Inventory excluded from Eligible Accounts and Eligible Inventory and the reason for such exclusion;

(iv) a reconciliation of the Borrowers' Accounts and Inventory between the amounts shown in the Borrowers' general ledger and financial statements and the reports delivered pursuant to clauses (i) and (ii) above;

(v) a reconciliation of the loan balance per the Borrowers' general ledger to the loan balance under this Agreement; and

(vi) a schedule detailing the obligations of each Borrower and each of the Borrowers' Subsidiaries in respect of any Swap Agreement (for purposes of this subsection, the "obligations" of any Borrower or any Subsidiary in respect of any Swap Agreement at any time shall be the maximum aggregate amount (giving effect to any netting agreements) that such Borrower or such Subsidiary would be required to pay if such Swap Agreement were terminated at such time);

(i) as soon as available but in any event within ten days of the end of each calendar month and at such other times as may be requested by the Agent, as of the month then ended, a schedule and aging of the Borrowers' accounts payable;

(j)      promptly upon the request of the Agent:

(i) copies of invoices in connection with the invoices issued by the Borrowers in connection with any Accounts, credit memos, shipping and delivery documents, and other information related thereto;

(ii) copies of purchase orders, invoices, and shipping and delivery documents in connection with any Inventory or Equipment purchased by any Loan Party; and

(iii) a schedule detailing the balance of all intercompany accounts of the Loan Parties;

(k) as soon as available but in any event within three days of the end of each calendar week and at such other times as may be requested by the Agent, as of the period then ended, the Borrowers' sales journal, and debit memo/credit memo journal;

(l) as soon as possible and in any event within twenty days of filing thereof, copies of all tax returns filed by any Loan Party with the Internal Revenue Service;

(m) as soon as possible and in any event within two-hundred and seventy days after the close of the Fiscal Year of the Parent, a statement of the unfunded liabilities of each Plan, certified as correct by an actuary enrolled under ERISA;

(n) within thirty days of the first Business Day of each September, a certificate of good standing for each Loan Party from the appropriate governmental officer in its jurisdiction of incorporation, formation, or organization and a customer list for the Loan Parties and their Subsidiaries, with the name, mailing address and phone number of each customer;

(o) promptly after the same become publicly available, copies of all periodic and other reports, proxy statements and other materials filed by any Borrower or any Subsidiary with the Securities and Exchange Commission, or any Governmental Authority succeeding to any or all of the functions of said Commission, or with any national securities exchange, or distributed by any Borrower to its shareholders generally, as the case may be; and

(p) promptly following any request therefor, such other information regarding the operations, business affairs and financial condition of any Borrower or any Subsidiary, or compliance with the terms of this Agreement as the Agent or any Lender may reasonably request.

SECTION 5.02 Notices of Material Events. The Borrowers will furnish to the Agent and each Lender prompt written notice of the following:

(a)      the occurrence of any Default;

(b) the assertion by the holder of any Indebtedness of any Loan Party in excess of $250,000 that any default exists with respect thereto or that any Loan Party is not in compliance therewith;

(c) receipt of any notice of any governmental investigation or any litigation commenced or threatened against any Loan Party that (i) seeks damages in excess of $250,000, (ii) seeks injunctive relief,
         (iii) is asserted or instituted against any Plan, its fiduciaries or its assets, (iv) alleges criminal misconduct by any Loan Party, (v) alleges the violation of any law regarding, or seeks remedies in connection with, any Environmental Laws; or (vi) involves any product recall;

(d) any Lien (other than Permitted Encumbrances) securing a claim or claims made or asserted against any of the Collateral;

(e) commencement of any proceedings contesting any tax, fee, assessment, or other governmental charge in excess of $250,000;

(f) the opening of any new deposit account by any Loan Party with any bank or other financial institution;

(g) any loss, damage, or destruction to the Collateral in the amount of $250,000 or more, whether or not covered by insurance;

(h)      any and all default notices sent or received under or with respect to
         (i) any leased location where more than $100,000 of Collateral is located or (ii) public warehouse where more than $100,000 of Collateral is located (which shall be delivered within two Business Days after receipt thereof);

(i) all material amendments to any material real estate lease, together with a copy of each such amendment;

(j) immediately after becoming aware of any pending or threatened strike, work stoppage, unfair labor practice claim, or other labor dispute affecting any Borrower or any of their Subsidiaries in a manner which could reasonably be expected to have a Material Adverse Effect;

(k) the fact that a Loan Party has entered into a Swap Agreement or an amendment to a Swap Agreement, together with copies (unless a Lender is a party thereto) of all agreements evidencing such Swap Agreement or amendments thereto (which shall be delivered within two Business Days);

(l) the occurrence of any ERISA Event or underfunding of any Non-U.S. Plan that, alone or together with any other ERISA Events that have occurred, could reasonably be expected to result in a liability for the Loan Parties and their Subsidiaries greater than $250,000; and

(m) (i) (A) the occurrence of unpermitted Releases of Hazardous Material of which any Loan Party is aware, (B) the receipt by any Loan Party of any notice of violation of or potential liability or similar notice under, or the existence of any condition that could reasonably be expected to result in violations of or liabilities under, any Environmental Law or
         (C) the commencement of, or any material change to, any action, investigation, suit, proceeding, claim, demand, dispute alleging a violation of or liability under any Environmental Law, that, for each of clauses (A), (B) and (C) (and, in the case of clause (C), if adversely determined), in the aggregate for each such clause, could reasonably be expected to result in Environmental Liabilities in excess of $250,000;

(i) the receipt by any Loan Party of notification (A) that any property of any Loan Party is subject to any Lien in favor of any Governmental Authority securing, in whole or in part, Environmental Liabilities in excess of $250,000 or (B) that any Governmental Authority is seeking such a Lien; and

(ii) any acquisition of Securities (as defined in the UCC), other real or immovable property or any other property, any proposed leasing of property or any other action by any Loan Party, in each case the consequences of which, in the aggregate, have a reasonable likelihood of resulting in Environmental Liabilities in excess of $250,000; and

(n) any other development that results in, or could reasonably be expected to result in, a Material Adverse Effect.

(o) Each notice delivered under this Section 5.02 shall be accompanied by a statement of a Financial Officer or other executive officer of the Administrative Borrower setting forth the details of the event or development requiring such notice and any action taken or proposed to be taken with respect thereto.

SECTION 5.03 Existence; Conduct of Business. Each Borrower will, and will cause each other Loan Party and its Subsidiaries to, (a) do or cause to be done all things necessary to preserve, renew and keep in full force and effect its legal existence and the rights, licenses, permits, privileges and franchises material to the conduct of its business, and maintain all requisite authority to conduct its business in each jurisdiction in which its business is conducted, provided, that, the foregoing shall not prohibit any merger, consolidation, liquidation or dissolution permitted under Section 6.03 and (b) carry on and conduct its business in substantially the same manner and in substantially the same fields of enterprise as it is presently conducted.

SECTION 5.04 Payment of Obligations. Each Borrower will, and will cause each other Loan Party and its Subsidiaries to, pay or discharge when due all Material Indebtedness and all other material liabilities and obligations, including taxes, except where (a) the validity or amount thereof is being contested in good faith by appropriate proceedings, (b) such Loan Party and its Subsidiaries have set aside on their books adequate reserves with respect thereto in accordance with GAAP, (c) such liabilities would not result in aggregate liabilities in excess of $100,000 and (d) none of the Collateral becomes subject to forfeiture or loss as a result of the contest.

SECTION 5.05 Maintenance of Properties and Intellectual Property Rights. Each Borrower will, and will cause each other Loan Party and its Subsidiaries to, (a) keep and maintain all property material to the conduct of its business in good working order and condition sufficient and advisable for the ordinary operations of such Loan Party, and (b) obtain and maintain in effect at all times all material franchises, governmental authorizations, intellectual property rights, licenses and permits, which are necessary for it to own its property or conduct its business as conducted on the date of this Agreement.

SECTION 5.06 Books and Records; Inspection Rights. Each Borrower will, and will cause each other Loan Party and its Subsidiaries to, keep proper books of record and account in which full, true and correct entries are made of all dealings and transactions in relation to its business and activities. Each Borrower will, and will cause each other Loan Party and its Subsidiaries to, permit any representatives designated by the Agent (no more than twice during any calendar year, other than during the existence and continuation of an Event of Default) or any Lender (only upon the existence and continuation of an Event of Default), upon reasonable prior notice, to visit and inspect its properties, to examine and make extracts from its books and records, and to discuss its affairs, finances and condition with its officers and independent accountants, all at such reasonable times and as often as reasonably requested. The Borrowers acknowledge, and upon the request of the Agent will cause each other Loan Party to acknowledge, that the Agent, after exercising its right of inspection, may prepare and distribute to the Lenders certain Reports pertaining to the Loan Parties' assets for internal use by the Agent and the Lenders. After the occurrence and during the continuance of any Event of Default, the Borrower will, and will cause each other Loan Party to, provide the Agent and each Lender with access to its suppliers.

SECTION 5.07 Compliance with Laws. Each Borrower will, and will cause each other Loan Party and its Subsidiaries to, comply with all laws, rules, regulations and orders of any Governmental Authority applicable to it or its property, except where the failure to do so, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect.

SECTION 5.08 Use of Proceeds and Letters of Credit. The proceeds of the Loans will be used only (i) to pay fees and expenses in connection with the Transactions, (ii) for working capital needs and general corporate purposes of the Borrowers and the other Loan Parties and (iii) to effectuate the termination of the Borrowers' financing arrangements with the Existing Lender and (iv) to finance Acquisitions permitted by Section 6.04. No part of the proceeds of any Loan will be used, whether directly or indirectly, (i) for any purpose that entails a violation of any of the Regulations of the Board, including Regulations T, U and X, or (ii) to make any Acquisition, except as expressly permitted pursuant to the terms hereof. Letters of Credit will be issued only to support the working capital needs and general corporate purposes of the Borrowers and the other Loan Parties.

SECTION 5.09 Insurance. Each Borrower will, and will cause each other Loan Party and each Subsidiary of a Loan Party to, maintain with financially sound and reputable carriers, insurance against: (i) loss or damage by fire and loss in transit; (ii) theft, burglary, pilferage, larceny, embezzlement, and other criminal activities; (iii) business interruption; (iv) general liability; and
(v) and such other hazards, as is customary in the business of such Person. All such insurance shall be in amounts, cover such assets and be under policies acceptable to the Agent in their Permitted Discretion. All policies covering the casualty of the Collateral are to be made payable to the Agent for the benefit of the Secured Parties, as its interests may appear, in case of loss, under a standard non-contributory "lender" or "secured party" clause and are to contain such other provisions as the Agent may reasonably require to fully protect the Secured Parties' interest in the Collateral and to any payments to be made under such policies. All certificates of insurance are to be delivered to the Agent, with the loss payable and additional insured endorsement in favor of the Agent, and shall provide for not less than 30 days' prior written notice to the Agent of the exercise of any right of cancellation and that any loss payable thereunder shall be payable notwithstanding any act or negligence of any Loan Party or any Secured Party which might, absent such agreement, result in a forfeiture of all or a part of such insurance payment. The Borrowers will not, and will not permit any other Loan Party and its Subsidiaries to, use or permit any property to be used in any manner which would be reasonably likely to render inapplicable any insurance coverage. The Borrowers will cause any insurance or condemnation proceeds received by any Loan Party in excess of $500,000 to be immediately forwarded to the Agent and the Agent will apply any such proceeds to the reduction of the Obligations in accordance with Section 2.13(b)(iv) and
Section 2.13(c). Original policies or certificates thereof reasonably satisfactory to the Agent evidencing such insurance shall be delivered to the Agent at least 30 days prior to the expiration of the existing or preceding policies.

SECTION 5.10 Appraisals. At any time that the Agent requests, each Borrower will, and will cause each other Loan Party to, at the sole expense of the Loan Parties, provide the Agent with appraisals or updates thereof of their Inventory from an appraiser selected and engaged by the Agent, and prepared on a basis satisfactory to the Agent, such appraisals and updates to include, without limitation, information required by applicable law and regulations; provided, however, if no Event of Default shall have occurred and be continuing, only one
(1) such appraisal or update per calendar year shall be conducted; provided, further, that the Agent may require appraisals or updates more frequently at its own expense.

SECTION 5.11      Additional Collateral; Further Assurances.

(a) The Borrowers will, unless the Required Lenders otherwise consent, cause each Subsidiary of any Loan Party (excluding any Non-U.S. Subsidiary) formed or acquired after the date of this Agreement in accordance with the terms of this Agreement to become a Borrower by executing this Agreement through a joinder agreement in form and substance reasonably satisfactory to the Agent (the "Joinder Agreement"). Upon execution and delivery thereof, each such Person (i) shall automatically become a Loan Party hereunder and thereupon shall have all of the rights, benefits, duties, and obligations in such capacity under the Loan Documents, and (ii) will grant Liens to the Agent, for the benefit of the Agent and the Secured Parties, in any property of such Loan Party which constitutes Collateral.

(b) Each Borrower will, and will cause each other Loan Party to cause (i) 100% of the issued and outstanding Equity Interests of each of its domestic Subsidiaries to be subject at all times to a first priority, perfected Lien (subject to Permitted Encumbrances) in favor of the Agent pursuant to the terms and conditions of the Loan Documents or other security documents as the Agent shall reasonably request, and (ii) 65% of the issued and outstanding Equity Interests entitled to vote (within the meaning of Treas. Reg. Section 1.956-2(c)(2)) and 100% of the issued and outstanding Equity Interests not entitled to vote (within the meaning of Treas. Reg. Section 1.956-2(c)(2)) in each Non-U.S. Subsidiary directly owned by any Borrower or any Subsidiary to be subject at all times to a first priority, perfected Lien (subject to Permitted Encumbrances) in favor of the Agent pursuant to the terms and conditions of the Loan Documents or other security documents as the Agent shall reasonably request; provided, that, if, as a result of a change in applicable law after the date hereof, a pledge of a greater percentage than 65% of the issued and outstanding Equity Interests entitled to vote (within the meaning of Treas. Reg. Section 1.956-2(c)(2)) could not reasonably be expected to cause (1) undistributed earnings of such Non-U.S. Subsidiary (as determined for federal income tax purposes) to be treated as a deemed dividend to such Non-U.S. Subsidiary's domestic parent or (2) other material adverse tax consequences, then the Borrowers will take steps to cause such greater percentage to be subject to a first priority, perfected Lien (subject to Permitted Encumbrances) in favor of the Agent.

(c) Without limiting the foregoing, each Borrower will, and will cause each other Loan Party and each Subsidiary of a Loan Party which is required to become a Loan Party pursuant to the terms of this Agreement to, execute and deliver, or cause to be executed and delivered, to the Agent such documents and agreements, and will take or cause to be taken such actions as the Agent may, from time to time, reasonably request to carry out the terms and conditions of this Agreement and the other Loan Documents, including but not limited to all items of the type required by Section 4.01 (as applicable).

(d) To the extent permitted hereunder, if any Loan Party proposes to acquire a fee ownership interest in real property after the date of this Agreement, the Borrower will, and will cause each other Loan Party to, first provide to the Agent a mortgage or deed of trust granting the Agent a first priority Lien on such real property, together with environmental audits, mortgage title insurance commitment, real property survey, local counsel opinion(s), and, if required by the Agent, supplemental casualty insurance and flood insurance, and such other documents, instruments or agreements reasonably requested by the Agent, in each case, in form and substance reasonably satisfactory to the Agent.

SECTION 5.12      Cash Management.

(a) Each Borrower shall (i) instruct each depository institution for a deposit account to cause all amounts on deposit and available at the close of each Business Day in such deposit account to be swept to one of the Borrowers' concentration accounts no less frequently than on a daily basis, such instructions to be irrevocable unless otherwise agreed to by the Agent, and (ii) enter into Blocked Account Agreements with respect to all deposit accounts. All amounts received by a Borrower or any of its Subsidiaries and any Clearing Bank in respect of any deposit account, in addition to all other cash received from any other source, shall upon receipt be deposited into a deposit account. Each Loan Party agrees that it will not cause proceeds of such deposit accounts to be otherwise redirected.

(b) Each Blocked Account Agreement shall require wire transfers no less frequently than once per Business Day (unless the Commitments have been terminated and the Obligations hereunder and under the other Loan Documents have been paid in full), of all available cash balances and cash receipts, including the then contents or then entire ledger balance of each Blocked Account net of such minimum balance (not to exceed $10,000 per account), if any, required by the bank at which such Blocked Account is maintained to an account maintained with the Agent (the "Collection Account"). Each Loan Party agrees that it will not cause proceeds of any Blocked Account to be otherwise redirected.

(c) All collected amounts received in the Collection Account shall be distributed and applied on a daily basis in accordance with Section 2.12(b).

(d) If any cash or cash equivalents owned by any Loan Party (other than (i) de minimis cash or cash equivalents from time to time inadvertently misapplied by any Loan Party, (ii) funds in any deposit account the amounts in which are solely swept into any Blocked Account and (iii) any funds which are held by any Borrower and any of their respective Subsidiaries on behalf of any customer in the ordinary course of business) are deposited to any account, or held or invested in any manner, otherwise than in a Blocked Account subject to a Blocked Account Agreement, the Agent shall be entitled to require the applicable Loan Party to close such account and have all funds therein transferred to a Blocked Account, and to cause all future deposits to be made to a Blocked Account.

(e) The Collection Account shall at all times be under the sole dominion and control of the Agent. Each Loan Party hereby acknowledges and agrees that, except to the extent otherwise provided in the Security Agreements (i) such Loan Party has no right of withdrawal from the Collection Account, (ii) the funds on deposit in the Collection Account shall at all times continue to be collateral security for all of the obligations of the Loan Parties hereunder and under the other Loan Documents, and (iii) the funds on deposit in the Collection Account shall be applied as provided in this Agreement. In the event that, notwithstanding the provisions of this

     Section 5.12, any Loan Party receives or otherwise has dominion and ------------- control of any proceeds or collections required to be transferred to the Collection Account, such proceeds and collections shall be held in trust by such Loan Party for the Agent, shall not be commingled with any of such Loan Party's other funds or deposited in any account of such Loan Party and shall promptly be deposited into the Collection Account or dealt with in such other fashion as such Loan Party may be instructed by the Agent.

SECTION 5.13 Post-Closing Obligations. The Loan Parties shall comply with each requirement set forth in the Post-Closing Letter on or before the date referred to in the Post-Closing Letter with respect to such requirement.

ARTICLE VI

                               Negative Covenants

         Until the Commitments have expired or been terminated, the principal of and interest on each Loan and all other Obligations (other than contingent indemnification obligations to the extent no claim giving rise thereto has been asserted and Letter of Credit Obligations that have been fully cash collateralized) shall have been paid in full, Borrowers jointly and severally covenant and agree with the Agent and the Lenders that:

SECTION 6.01 Indebtedness. The Borrowers will not, and will not permit any other Loan Party or its Subsidiaries to, create, incur or suffer to exist any Indebtedness, except:

(a)      the Obligations;

(b) Indebtedness existing on the date hereof and set forth on Schedule 6.01 and extensions, renewals and replacements of any such Indebtedness in accordance with clause (f) hereof;

(c) Indebtedness of any Loan Party to any other Loan Party or a Non-U.S. Subsidiary, provided, that:

(i) the applicable Loan Parties and Non-U.S. Subsidiaries shall have executed on the Effective Date a demand note to evidence any such intercompany Indebtedness owing at any time by any applicable Loan Party to another applicable Loan Party or Non-U.S. Subsidiary, which demand notes shall be in form and substance reasonably satisfactory to the Agent and shall be pledged and delivered to the Agent pursuant to the Security Agreement as additional collateral security for the Obligations;

(ii) each Loan Party shall record all intercompany transactions on its books and records in a manner reasonably satisfactory to the Agent; and

(iii) the obligations of the Loan Parties under any such Intercompany Notes shall be subordinated to the Obligations hereunder in accordance with
         Section 9.20.

(d) Guarantees by a Loan Party of Indebtedness of any other Loan Party if the primary obligation is expressly permitted elsewhere in this Section 6.01;

(e) Indebtedness of any Loan Party incurred to finance the acquisition, construction or improvement of any fixed or capital assets, including Capital Lease Obligations and any Indebtedness assumed in connection with the acquisition of any such assets or secured by a Lien on any such assets prior to the acquisition thereof, and extensions, renewals and replacements of any such Indebtedness in accordance with clause (f) hereof; provided, that, (i) such Indebtedness is incurred prior to or within 90 days after such acquisition or the completion of such construction or improvement, and (ii) the aggregate principal amount of Indebtedness permitted by this clause (e) shall not exceed $500,000 at any time outstanding;

(f) Indebtedness which represents an extension, refinancing, or renewal of any of the Indebtedness described in clauses (b), ----------- (c), (e), (j) and
     (l) hereof; provided, that, (i) the principal amount or interest rate of such Indebtedness is not --- --- --- increased, (ii) any Liens securing such Indebtedness are not extended to any additional property of any Loan Party, (iii) such extension, refinancing or renewal does not result in a shortening of the average weighted maturity of the Indebtedness so extended, refinanced or renewed, (iv) the terms of any such extension, refinancing, or renewal are not less favorable to the obligor thereunder than the original terms of such Indebtedness and (v) if the Indebtedness that is refinanced, renewed, or extended was subordinated in right of payment to the Obligations, then the terms and conditions of the refinancing, renewal, or extension Indebtedness must include subordination terms and conditions that are at least as favorable to the Agent and the Lenders as those that were applicable to the refinanced, renewed, or extended Indebtedness;

(g) Indebtedness consisting of reimbursement or indemnification obligations incurred in the ordinary course of business in favor of any Person providing worker's compensation, health, disability or other employee benefits or property, casualty or liability insurance to any of the Loan Parties (including obligations in respect of letters of credit obtained in the ordinary course of business for the benefit of any such Person);

(h) Indebtedness of any Loan Party in respect of performance bonds, bid bonds, appeal bonds, surety bonds, self-insurance obligations and similar obligations and trade-related letters of credit, in each case provided in the ordinary course of business, including those to secure health, safety, and environmental obligations;

(i) Indebtedness in respect of deposits or advances received in the ordinary course of business in connection with the sale of goods and services;

(j) unsecured Indebtedness that is subordinated to the Obligations in a manner satisfactory to the Agent and the proceeds of which are used concurrently to finance the consideration for Permitted Acquisitions or the making of Restricted Payments permitted under Section 6.06; provided, that, (i) the maturity date of such Indebtedness is no sooner than twelve months ------------ -------- ---- after the Maturity Date, (ii) the terms of such Indebtedness do not require any scheduled amortization, sinking fund or other payments (other than scheduled payments of interest) prior to the maturity date of such Indebtedness, (iii) the Fixed Charge Coverage Ratio, as of the last day of the Fiscal Quarter ended immediately prior to the date of incurrence of such Indebtedness and after giving pro forma effect to the incurrence of such Indebtedness, is at least 1.5:1.0 and (iv) the Borrowers' Average 20-Day Availability is not less than $5,000,000 and the Borrowers' Availability as of the date of the incurrence of such Indebtedness is not less than $5,000,000;

(k)      Swap Obligations to the extent permitted under Section 6.05; and

(l) other unsecured Indebtedness in an aggregate principal amount not exceeding $500,000 at any time outstanding.

SECTION 6.02 Liens. The Borrowers will not, and will not permit any other Loan Party or its Subsidiaries to, create, incur, assume or permit to exist any Lien on any property or asset now owned or hereafter acquired by it, or assign or sell any income or revenues (including accounts receivable) or rights in respect of any thereof, except:

(a)      Permitted Encumbrances;

(b) the filing of financing statements or the equivalent thereof in any applicable jurisdiction solely as a precautionary measure in connection with operating leases or consignment of goods;

(c) leases or subleases of assets or properties of a Loan Party, in each case entered into in the ordinary course of such Loan Party's business so long as such leases do not, individually or in the aggregate (i) interfere in any material respect with the ordinary conduct or business of such Loan Party and (ii) materially impair the use or the value of the property or assets subject thereto;

(d) Liens on assets acquired in a Permitted Acquisition after the Effective Date existing at the time of acquisition thereof by a Loan Party; provided, that, such Liens were not incurred in connection with, or in contemplation of, such acquisition and do not extend to any assets of such Loan Party other than the specific assets so acquired;

(e) any Lien on any property or asset of any Loan Party or its Subsidiaries existing on the date hereof and set forth in Schedule 6.02; provided, that, (i) such Lien shall not apply to any other property or asset of such Loan Party, and (ii) such Lien shall secure only those obligations which it secures on the date hereof and extensions, renewals and replacements thereof that do not increase the outstanding principal amount thereof;

(f) Liens on fixed or capital assets acquired, constructed or improved by a Loan Party or its Subsidiaries; provided, that, (i) such security interests secure Indebtedness permitted by clause (e) of Section 6.01,

         (ii) such security interests and the Indebtedness secured thereby are incurred prior to or within 90 days after such acquisition or the completion of such construction or improvement, (iii) the Indebtedness secured thereby does not exceed the cost of acquiring, constructing or improving such fixed or capital assets, and (iv) such security interests shall not apply to any other property or assets of such Loan Party or its Subsidiaries; and

(g) other Liens not of a type set forth in clauses (a) through (f) above incurred in the ordinary course of business of any Loan Party that do not in the aggregate exceed $250,000; provided, that, no such Lien shall secure Indebtedness for borrowed money or any Swap Obligation.

Notwithstanding the foregoing, none of the Liens permitted pursuant to this
Section 6.02 (other than any Lien junior to the Lien of the Agent described in clause (a) (but only to the extent not yet due), (b) (to the extent securing obligations that are not overdue), (c) or (e) in the definition of Permitted Encumbrances) may at any time attach to any Loan Party's (1) Accounts and (2) Inventory.

SECTION 6.03      Fundamental Changes; Asset Sales

(a) The Borrowers will not, and will not permit any other Loan Party or its Subsidiaries to, merge into or consolidate with any other Person, or permit any other Person to merge into or consolidate with it or liquidate or dissolve, or amend or terminate its articles of incorporation, charter, certificate of formation, by-laws, operating, management or partnership agreement or other organizational document, or change its Fiscal Year, except that, if at the time thereof and immediately after giving effect thereto no Event of Default shall have occurred and be continuing (i) any Borrower may merge into any other Borrower and (ii) any Loan Party (other than any Borrower) may merge into (1) any Borrower in a transaction in which the Borrower is the surviving corporation or (2) any other Loan Party (other than any Borrower); provided, that, any such -------- ---- merger involving a Person that is not a wholly owned Subsidiary immediately prior to such merger shall not be permitted unless also permitted by Section
     6.04. ------------

(b) The Borrowers will not, and will not permit any other Loan Party to, sell, transfer, lease or otherwise dispose of (in one transaction or in a series of transactions) any of its assets, or all or substantially all of the stock of any of its Subsidiaries (in each case, whether now owned or hereafter acquired), except that, so long as no Event of Default exists, any Loan Party may sell, transfer, lease or otherwise dispose of (1) its assets to any Loan Party, if at the time thereof and immediately after giving effect thereto no Event of Default shall have occurred and be continuing, (2) Inventory in the ordinary course of business, (3) equipment that is obsolete or no longer useful in its business; provided, that, (x) the Administrative Borrower shall provide prompt written notice to the Agent of any equipment that is sold, transferred, leased or otherwise disposed of and (y) such Loan Party complies with the mandatory prepayment provisions in Section 2.13, and (4) ------------ other assets having a book value not exceeding $250,000 in the aggregate in any Fiscal Year. The Net Cash Proceeds of any sale or disposition permitted pursuant to this Section 6.03(b) (other than pursuant to clause (i)(2) of this Section --------------- -------------- -------- 6.03(b)) shall be delivered to the
     Agent as required by Sections 2.13(b) and (c) and applied to the Obligations as set forth ----------------- --- therein.

(c) The Borrowers will not, and will not permit any other Loan Party or its Subsidiaries to, engage in any business other than businesses of the type conducted by the Borrowers and their Subsidiaries on the date of execution of this Agreement and businesses reasonably related thereto.

SECTION 6.04 Investments, Loans, Advances, Guarantees and Acquisitions. The Borrowers will not, and will not permit any other Loan Party or its Subsidiaries to, purchase, hold or acquire (including pursuant to any merger or amalgamation with any Person that was not a Loan Party and a wholly owned Subsidiary prior to such merger or amalgamation) any capital stock, evidences of indebtedness or other securities (including any option, warrant or other right to acquire any of the foregoing) of, make or permit to exist any loans or advances to, Guarantee any obligations of, or make or permit to exist any investment or any other interest in, any other Person, or purchase or otherwise acquire (in one transaction or a series of transactions) any assets of any other Person constituting a business unit (whether through purchase of assets, merger, amalgamation or otherwise), except:

(a) Permitted Investments, subject to control agreements in favor of the Agent for the benefit of the Secured Parties or otherwise subject to a perfected security interest in favor of the Agent for the benefit of the Secured Parties;

(b) investments by any Loan Party existing on the date hereof in the Equity Interests of its Subsidiaries;

(c) loans or advances made by a Loan Party to any other Loan Party permitted by Section 6.01;

(d) investments in a wholly-owned Non-U.S. Subsidiary that is not a Loan Party by any Borrower, provided, that, the aggregate amount of all investments made under this clause (d) shall not exceed $250,000;

(e)      Guarantees constituting Indebtedness permitted by Section 6.01;

(f) other investments in existence on the date of this Agreement and described in Schedule 6.04;

(g) loans or advances made by a Loan Party to its employees on an arms-length basis in the ordinary course of business consistent with past practices for travel and entertainment expenses, relocation costs and similar purposes up to a maximum of $50,000 to any employee and up to a maximum of $100,000 in the aggregate at any one time outstanding;

(h) subject to Section 4.3(c) of the Collateral Agreement, notes payable, or stock or other securities issued by Account Debtors to a Loan Party pursuant to negotiated agreements with respect to settlement of such Account Debtor's Accounts in the ordinary course of business, consistent with past practices;

(i)  investments incurred in order to consummate  Acquisitions  provided,  that,
     (i) the  Fixed  Charge  Coverage  Ratio,  as of the last day of the  Fiscal
     Quarter ended immediately prior to the date of consummation of such Acquisition and after giving pro forma effect to such Acquisition, is at least 1.5:1.0, (ii) the Borrowers' Average 20-Day Availability is not less than $5,000,000, and after giving effect to such Acquisition, the Borrowers shall have a minimum pro forma Availability as of the date of consummation of such Acquisition (after giving effect to the funding of all Revolving Loans and the issuance of all Letters of Credit to be funded or issued as of such date) of not less than $5,000,000, (iii) the Borrowers shall have obtained the prior, effective written consent or approval to such Acquisition of the board of directors or equivalent governing body of the Person being acquired or whose assets are being acquired, (iv) the Person or business which is the subject of such Acquisition is in the same or similar line of business as the Borrowers, (v) all governmental and material third-party approvals necessary in connection with such Acquisition shall have been obtained and be in full force and effect, (vi) if acquiring a Person, such Person becomes a wholly owned Subsidiary of a Borrower and a Loan Party, (vii) the Agent shall be reasonably satisfied with the form and substance of the purchase or acquisition agreement executed in connection with such Acquisition and with all other material agreements, instruments and documents implementing such Acquisition or executed in connection therewith and such Acquisition shall be consummated in accordance with the terms of such documents and in compliance with applicable law and regulatory approvals, (viii) no Default or Event of Default shall have occurred and be continuing or would result therefrom and all representations and warranties contained in this Agreement shall be true and correct in all material respects on the date of the consummation of such Acquisition, and (ix) on or before the date of consummation of such Acquisition, the Agent shall have received (A) all documents required by the provisions of Section 5.11 with respect to any Person purchased or formed in connection with such Acquisition and which will ------------ become a Subsidiary of a Borrower and (B) if requested by the Agent, a certificate from the Administrative Borrower executed by an Authorized Officer of the Administrative Borrower certifying to the Agent and the Lenders as to the matters set forth in the foregoing clauses (i) through
     (viii) (each such acquisition, a "Permitted Acquisition" and collectively, "Permitted ----------- ------ Acquisitions");

(j)      Swap Agreements otherwise permitted under Section 6.05; and

(k) non-cash consideration received in connection with the sale, transfer, lease or disposal of any asset in compliance with Section 6.03(b).

SECTION 6.05 Swap Agreements. The Borrowers will not, and will not permit any other Loan Party or its Subsidiaries to, enter into any Swap Agreement, except
(a) Swap Agreements entered into to hedge or mitigate risks to which any Loan Party or its Subsidiaries has actual exposure (other than those in respect of Equity Interests of any Loan Party or its Subsidiaries), and (b) Swap Agreements entered into in order to effectively cap or collar interest rates with respect to any interest-bearing liability of the Loan Party or its Subsidiaries or to exchange interest rates (from fixed to floating rates, from one floating rate to another floating rate or otherwise) with respect to any interest-bearing investment of the Loan Party or its Subsidiaries.

SECTION 6.06 Restricted Payments. The Borrowers will not, and will not permit any other Loan Party or any Subsidiary of any Loan Party to, declare or make, or agree to pay or make, directly or indirectly, any Restricted Payment, except:

(a) any Loan Party may declare and pay dividends with respect to its Equity Interests payable solely in additional shares of its common stock,

(b) so long as no Default or Event of Default shall have occurred and be continuing, Subsidiaries of the Loan Parties may declare and pay dividends ratably with respect to their Equity Interests to any other Loan Party; and

(c) so long as no payment default, bankruptcy or insolvency default, or Event of Default shall have occurred and be continuing, each Borrower may make distributions or payments, directly or indirectly, to (i) Parent or any Borrower to be used by Parent or such Borrower to pay franchise taxes and other fees required to maintain Parent's or such Borrower's corporate existence, and (ii) another Borrower or to Parent under a Tax Sharing Agreement and (iii) another Borrower or Parent to be used to pay taxes (including estimated taxes) directly attributable to (or arising as a result of) such other Borrower's or Parent's being required to include in its income for tax purposes income of the Borrower making the payment or a Subsidiary of such Borrower.

SECTION 6.07 Transactions with Affiliates. The Borrowers will not, and will not permit any other Loan Party or its Subsidiaries to, sell, lease or otherwise transfer any property or assets to, or purchase, lease or otherwise acquire any property or assets from, or otherwise engage in any other transactions with, any of its Affiliates, except (a) in the ordinary course of business at prices and on terms and conditions not less favorable to the Loan Party or its Subsidiaries than could be obtained on an arm's-length basis from unrelated third parties,
(b) transactions between or among a Loan Party and another Loan Party that is a wholly owned Subsidiary of a Loan Party not involving any other Affiliate, (c) any Restricted Payment permitted by Section 6.06 or (d) as may be set forth on
Schedule 3.19.

SECTION 6.08 Restrictive Agreements. The Borrowers will not, and will not permit any other Loan Party or its Subsidiaries to, directly or indirectly, enter into, incur or permit to exist any agreement or other arrangement that prohibits, restricts or imposes any condition upon (a) the ability of such Loan Party or any of its Subsidiaries to create, incur or permit to exist any Lien upon any of its property or assets, or (b) the ability of any Subsidiary of a Loan Party to pay dividends or other distributions with respect to any shares of its capital stock or to make or repay loans or advances to the Borrowers or any other Subsidiary of any Borrower or to Guarantee Indebtedness of the Borrowers or any other Subsidiary of any Borrower; provided, that, (i) the foregoing shall not apply to restrictions and conditions imposed by law or by this Agreement, (ii) the foregoing shall not apply to restrictions and conditions existing on the date hereof identified on Schedule 6.08 (but shall apply to any extension or renewal of, or any amendment or modification expanding the scope of, any such restriction or condition), (iii) the foregoing shall not apply to customary restrictions and conditions contained in agreements relating to the sale of a Subsidiary pending such sale, provided such restrictions and conditions apply only to the Subsidiary that is to be sold and such sale is permitted hereunder,
(iv) clause (a) of the foregoing shall not apply to restrictions or conditions imposed by any agreement relating to secured Indebtedness permitted by this Agreement if such restrictions or conditions apply only to the property or assets securing such Indebtedness, and (v) clause (a) of the foregoing shall not apply to customary provisions in leases restricting the assignment thereof.

SECTION 6.09 Prepayment of Indebtedness; Subordinated Indebtedness. The Borrowers will not, and will not permit any Loan Party to, directly or indirectly, purchase, redeem, defease or prepay any principal of, premium, if any, interest or other amount payable in respect of any Indebtedness prior to its scheduled maturity, other than (i) the Obligations; (ii) Indebtedness secured by a Permitted Encumbrance if the asset securing such Indebtedness has been sold or otherwise disposed of in accordance with Section 6.03; (iii) Indebtedness permitted by Section 6.01(b), (c), (e), (j) and (l), in each case upon any refinancing thereof in accordance with Section 6.01(f); and (iv) so long as no default or Event of Default shall have occurred and be continuing, Indebtedness permitted by Section 6.01(d) or Section 6.01(l).

         No Loan Party shall make any amendment or modification to the indenture, note or other agreement evidencing or governing any Subordinated Indebtedness, or directly or indirectly voluntarily prepay, defease or in substance defease, purchase, redeem, retire or otherwise acquire, any Subordinated Indebtedness.

SECTION 6.10 Capital Expenditures. The Borrowers will not, and will not permit any Loan Party or its Subsidiaries to, expend, or be committed to expend, in excess of (a) $700,000 for Capital Expenditures during the Borrowers' 2007 Fiscal Year in the aggregate for the Borrowers and the other Loan Parties, and
(b) $500,000 for Capital Expenditures during any Fiscal Year thereafter in the aggregate for the Borrowers and the other Loan Parties, provided, however, that the amount of permitted Capital Expenditures during any Fiscal Year will be increased by the positive amount equal to the amount (if any), equal to the difference obtained by taking the Capital Expenditures limit specified above for the immediately preceding Fiscal Year minus the actual amount of any Capital Expenditures expended during such immediately preceding Fiscal Year (the "Carry Over Amount"), and for purposes of measuring compliance herewith, the Carry Over Amount shall be deemed to be the first amount spent on Capital Expenditures in that succeeding year. Any Carry Over Amount not used in any applicable Fiscal Year may not be carried over to any subsequent Fiscal Year.

SECTION 6.11      Financial Covenants.

(a) Fixed Charge Coverage Ratio. In the event that the Borrowers' Availability, for any five (5) consecutive days, is less than $5,000,000 (the "Trigger Event"), Borrowers will not permit the Fixed Charge Coverage Ratio as of the last day of any Fiscal Quarter, commencing as of the end of the Fiscal Quarter immediately preceding the Fiscal Quarter in which the Trigger Event occurred, to be less than 1.1:1.0.

SECTION 6.12 Activities of Inactive Subsidiary. Inactive Subsidiary will not engage in any trade or business, or own any assets (other than its rights in the litigation described in Schedule 3.06) or incur any Indebtedness and, for the purpose of the Loan Documents, shall not constitute a Loan Party.

SECTION 6.13 Hazardous Materials. No Loan Party or its Subsidiaries shall cause or suffer to exist any release of any Hazardous Material on, at, in, under, above, to or from any real or immovable property owned, leased, subleased or otherwise operated or occupied by any Loan Party or its Subsidiaries that would violate any Environmental Law, form the basis for any Environmental Liabilities or otherwise adversely affect the value or marketability of any real or immovable property owned, leased, subleased or otherwise operated or occupied by any Loan Party or any other property, other than such violations, Environmental Liabilities and effects that would not, in the aggregate, have a Material Adverse Effect.

ARTICLE VII

                                Events of Default

SECTION 7.01 Events of Default. If any of the following events ("Events of Default") shall occur:

(a) the Borrowers shall fail to pay any principal of any Loan or reimbursement obligations in respect of any Letter of Credit when and as the same shall become due and payable, whether at the due date thereof or at a date fixed for prepayment thereof or otherwise;

(b) the Borrowers shall fail to pay any interest on any Loan or any fee or other amount (other than such amount referred to in Article VII, clause
         (a)) payable under this Agreement, within three Business Days after the same shall become due and payable, whether at the due date thereof or at a date fixed for prepayment thereof or otherwise;

(c) any representation or warranty made or deemed made by or on behalf of any Loan Party or any Subsidiary of any Loan Party in or in connection with this Agreement or any Loan Document or any amendment or modification thereof or waiver thereunder, or in any report, certificate, financial statement or other document furnished pursuant to or in connection with this Agreement or any Loan Document or any amendment or modification thereof or waiver thereunder, shall prove to have been materially incorrect when made or deemed made;

(d) any Loan Party shall fail to observe or perform any covenant, condition or agreement contained in Sections 5.01, 5.02(a), 5.03 (with respect to a Loan Party's existence), 5.08 or in Article VI;

(e) any Loan Party shall fail to observe or perform any covenant, condition or agreement contained in this Agreement (other than those which constitute a default under another clause of this Article VII), and such failure shall continue unremedied for a period of (i) 5 days after the earlier of such breach or notice thereof from the Agent (which notice will be given at the request of any Lender) if such breach relates to terms or provisions of Section 5.02 (other than Section 5.02(a)), 5.03 (other than with respect to a Loan Party's existence) through 5.07, 5.09 and 5.10 of this Agreement or (ii) 30 days after the earlier of such breach or notice thereof from Agent (which notice will be given at the request of any Lender) if such breach relates to terms or provisions of any other section of this Agreement;

(f) any Loan Party or any Subsidiary shall fail to make any payment (whether of principal or interest and regardless of amount) in respect of any Material Indebtedness, when and as the same shall become due and payable after giving effect to any applicable grace period;

(g) any event or condition occurs that results in any Material Indebtedness becoming due prior to its scheduled maturity or that enables or permits (with or without the giving of notice, the lapse of time or both) the holder or holders of any Material Indebtedness or any trustee or agent on its or their behalf to cause any Material Indebtedness to become due, or to require the prepayment, repurchase, redemption or defeasance thereof, prior to its scheduled maturity; provided, that, this clause
         (g) shall not apply to secured Indebtedness that becomes due as a result of the voluntary sale or transfer of the property or assets securing such Indebtedness;

(h) an involuntary proceeding shall be commenced or an involuntary petition shall be filed seeking (i) liquidation, reorganization or other relief in respect of a Loan Party or its Subsidiary or either of its debts, or of a substantial part of its assets, under any federal, state, provincial or foreign bankruptcy, insolvency, reorganization, adjustment of debt, receivership or similar law now or hereafter in effect or (ii) the appointment of a receiver, receiver and manager, interim receiver, trustee, custodian, sequestrator, conservator or similar official for any Loan Party or its Subsidiary or for a substantial part of either of its assets, and, in any such case, such proceeding or petition shall continue undismissed or unstayed for 60 consecutive days or an order or decree approving or ordering any of the foregoing shall be entered;

(i) any Loan Party or its Subsidiary shall (i) voluntarily commence any proceeding or file any petition seeking liquidation, reorganization or other relief under any federal, state, provincial or foreign bankruptcy, insolvency, reorganization, adjustment of debt, receivership or similar law now or hereafter in effect, (ii) consent to the institution of, or fail to contest in a timely and appropriate manner, any proceeding or petition described in clause (h) of this Article, (iii) apply ---------- for or consent to the appointment of a receiver, receiver and manager, interim receiver, trustee, custodian, sequestrator, conservator or similar official for such Loan Party or its Subsidiary or for a substantial part of either of its assets, (iv) file an answer admitting the material allegations of a petition filed against it in any such proceeding, (v) make a general assignment for the benefit of creditors or (vi) take any action for the purpose of effecting any of the foregoing;

(j) any Loan Party or its Subsidiary shall become unable, admit in writing its inability or fail generally to pay its debts as they become due;

(k) one or more judgments for the payment of money in an aggregate amount in excess of $500,000 shall be rendered against any Loan Party or its Subsidiary and the same shall remain undischarged for a period of 30 consecutive days during which execution shall not be effectively stayed, or any action shall be legally taken by a judgment creditor to attach or levy upon any assets of any Loan Party or its Subsidiary to enforce any such judgment or any Loan Party or its Subsidiary shall fail within 30 days to discharge one or more non-monetary judgments or orders which, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect, which judgments or orders, in any such case, are not stayed on appeal or otherwise being appropriately contested in good faith by proper proceedings diligently pursued;

(l) (i) a Lien shall have arisen, or in the reasonable opinion of the Required Lenders, may reasonably be expected to arise, under the terms of ERISA or the Code with respect to any Plan, or (ii) an ERISA Event or unfunded liability arising under a Non-U.S. Plan shall have occurred that, in the opinion of the Required Lenders, when taken together with all other ERISA Events and unfunded Non-U.S. Plan liabilities that have occurred, could reasonably be expected to result in a Material Adverse Effect;

(m)      a Change in Control shall occur;

(n) the occurrence of any "default", as defined in any Loan Document (other than this Agreement) or the breach of any of the terms or provisions of any Loan Document (other than this Agreement), which default or breach continues beyond any period of grace therein provided;

(o) any Collateral Document shall for any reason fail to create a valid and perfected first priority security interest in any Collateral purported to be covered thereby, except as permitted by the terms of any Collateral Document or this Agreement, or any Collateral Document shall fail to remain in full force or effect or any action shall be taken to discontinue or to assert the invalidity or unenforceability of any Collateral Document, or any Loan Party shall fail to comply with any of the terms or provisions of any Collateral Document;

(p) any material provision of any Loan Document for any reason ceases to be valid, binding and enforceable in accordance with its terms (or any Loan Party shall challenge the enforceability of any Loan Document or shall assert in writing, or engage in any action or inaction based on any such assertion, that any provision of any of the Loan Documents has ceased to be or otherwise is not valid, binding and enforceable in accordance with its terms);

(q) any Loan Party is criminally indicted or convicted under any law that may reasonably be expected to lead to a forfeiture of any property of such Loan; or

(r) the subordination provisions of any agreement or instrument governing any Subordinated Indebtedness are for any reason revoked or invalidated, or otherwise cease to be in full force and effect, any Person contests in any manner the validity or enforceability thereof, of the Indebtedness hereunder is for any reason subordinated or does not have the priority contemplated by the Loan Documents or such subordination provisions;

then, and in every such event (other than an event with respect to any Borrower described in clause (h) or (i) of this Article VII), and at any time thereafter during the continuance of such event, the Agent may, and at the request of the Required Lenders shall, by notice to the Administrative Borrower, take either or both of the following actions, at the same or different times: (i) terminate the Commitments, and thereupon the Commitments shall terminate immediately, and/or
(ii) declare the Loans then outstanding to be due and payable in whole (or in part, in which case any principal not so declared to be due and payable may thereafter be declared to be due and payable), and thereupon the principal of the Loans so declared to be due and payable, together with accrued interest thereon and all fees and other obligations of the Borrowers accrued hereunder, shall become due and payable immediately, without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Borrowers; and in case of any event with respect to any Borrower described in clause (h) or
(i) of this Article VII, the Commitments shall automatically terminate and the principal of the Loans then outstanding, together with accrued interest thereon and all fees and other obligations of the Borrowers accrued hereunder, shall automatically become due and payable, without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Borrowers. Upon the occurrence and the continuance of an Event of Default, the Agent may, and at the request of the Required Lenders shall, increase the rate of interest applicable to the Loans and other Obligations as set forth in Section 2.15(d) and exercise any rights and remedies provided to the Agent under the Loan Documents or at law or equity, including all remedies provided under the UCC.

SECTION 7.02 Application of Funds. After (a) an Event of Default has occurred and is continuing and the Agent so elects or the Required Lenders so direct and
(b) the exercise of remedies provided for in this Article VII (or after the Loans have automatically become immediately due and payable and the Letter of Credit Obligations have automatically been required to be cash collateralized as set forth in Section 7.01), any amounts received on account of the Obligations shall be applied by the Agent in the following order:


                  first, to pay any fees, indemnities, expense reimbursements or other Obligations then due to the Agent in its capacity as such,

    second, to pay all amounts then due and payable to the Agent on account of Protective Advances,
    ------

    third, to pay all amounts then owed to the Swingline Lender on account of Swingline Loans,
    -----

    fourth, to ratably pay all amounts owed to the Issuing Bank(s) on account of
     Letter of Credit Obligations,
    ------

    fifth, to ratably pay all interest and fees owed on account of the Revolving Loans
    -----
    sixth, to ratably pay all principal amounts of the Revolving Loans then outstanding,
    -----

    seventh, to provide cash collateral for any outstanding Letters of Credit,
    -------

                  eighth, to ratably pay any other expense reimbursements or other Obligations then due and payable to the Lenders (other than with respect to Banking Services Obligations and Swap Obligations), and

                  ninth, to ratably pay of any amounts owing by the Borrowers with respect to Banking Services Obligations and Swap Obligations.

The Agent and the Lenders shall have the continuing and exclusive right to apply and reverse and reapply any and all such proceeds and payments to any portion of the Obligations owing to the Agent and Lenders.

ARTICLE VIII

                                    The Agent

(a) Each of the Lenders and the Issuing Bank hereby irrevocably appoints the Agent as its agent and authorizes the Agent to take such actions on its behalf and to exercise such powers as are delegated to the Agent by the terms of the Loan Documents, together with such actions and powers as are reasonably incidental thereto.

(b) The financial institution serving as the Agent hereunder shall have the same rights and powers in its capacity as a Lender as any other Lender and may exercise the same as though it were not the Agent, and such financial institution and its Affiliates may accept deposits from, lend money to and generally engage in any kind of business with the Loan Parties or any Subsidiary of a Loan Party or other Affiliate thereof as if it were not the Agent hereunder.

(c) The Agent shall not have any duties or obligations except those expressly set forth in the Loan Documents. Without limiting the generality of the foregoing, (a) the Agent shall not be subject to any fiduciary or other implied duties, regardless of whether an Event of Default has occurred and is continuing, (b) the Agent shall not have any duty to take any discretionary action or exercise any discretionary powers, except discretionary rights and powers expressly contemplated by the Loan Documents that the Agent is required to exercise in writing as directed by the applicable Required Lenders (or such other number or percentage of the Lenders as shall be necessary under the circumstances as provided in
     Section 9.03), and (c) ------------- except as expressly set forth in the Loan Documents, the Agent shall not have any duty to disclose, and shall not be liable for the failure to disclose, any information relating to any Loan Party or any of its Subsidiaries that is communicated to or obtained by the financial institution serving as the Agent or any of its Affiliates in any capacity. The Agent shall not be liable for any action taken or not taken by it with the consent or at the request of the Required Lenders (or such other number or percentage of the Lenders as shall be necessary under the circumstances as provided in Section 9.03) or in the ------------- absence of its own gross negligence or willful misconduct. The Agent shall be deemed not to have knowledge of any Event of Default unless and until written notice thereof is given to the Agent by the Administrative Borrower or a Lender, and the Agent shall not be responsible for or have any duty to ascertain or inquire into (i) any statement, warranty or representation made in or in connection with any Loan Document, (ii) the contents of any certificate, report or other document delivered hereunder or in connection with any Loan Document, (iii) the performance or observance of any of the covenants, agreements or other terms or conditions set forth in any Loan Document, (iv) the validity, enforceability, effectiveness or genuineness of any Loan Document or any other agreement, instrument or document, or (v) the satisfaction of any condition set forth in Article IV, the Closing Checklist or elsewhere in any Loan Document, other than to confirm ----------- receipt of items expressly required to be delivered to the Agent.

(d) The Agent shall be entitled to rely upon, and shall not incur any liability for relying upon, any notice, request, certificate, consent, statement, instrument, document or other writing believed by it to be genuine and to have been signed or sent by the proper Person. The Agent also may rely upon any statement made to it orally or by telephone and believed by it to be made by the proper Person, and shall not incur any liability for relying thereon. The Agent may consult with legal counsel (who may be counsel for the Borrowers), independent accountants and other experts selected by it, and shall not be liable for any action taken or not taken by it in accordance with the advice of any such counsel, accountants or experts.

(e) The Agent may perform any and all its duties and exercise its rights and powers by or through any one or more sub-agents appointed by the Agent. The Agent and any such sub-agent may perform any and all its duties and exercise its rights and powers through their respective Related Parties. The exculpatory provisions of the preceding paragraphs shall apply to any such sub-agent and to the Related Parties of the Agent and any such sub-agent, and shall apply to their respective activities in connection with the syndication of the credit facilities provided for herein as well as activities as the Agent.

(f) Subject to the appointment and acceptance of a successor Agent as provided in this paragraph, so long as no Event of Default exists, the Agent may resign at any time by notifying the Lenders, the Issuing Bank and the Administrative Borrower upon 30 days' prior written notice. Upon any such resignation, the applicable Required Lenders shall have the right, in consultation with the Administrative Borrower, to appoint a successor. If no successor shall have been so appointed by such Required Lenders and shall have accepted such appointment within 30 days after the retiring Agent gives notice of its resignation, then the retiring Agent may, on behalf of the Lenders and the Issuing Bank, appoint a successor Agent which shall be a commercial bank or an Affiliate of any such commercial bank. Upon the acceptance of its appointment as Agent hereunder by a successor, such successor shall succeed to and become vested with all the rights, powers, privileges and duties of the retiring Agent, and the retiring Agent shall be discharged from its duties and obligations hereunder. The fees payable by the Borrowers to a successor Agent shall be the same as those payable to its predecessor unless otherwise agreed between the Borrowers and such successor. After the Agent's resignation hereunder, the provisions of this Article -------- VIII and Section 9.04 shall continue in effect for the benefit of the retiring Agent, its sub agents and their respective ---- ------------ Related Parties in respect of any actions taken or omitted to be taken by any of them while it was acting as Agent.

(g) Each Lender acknowledges that it has, independently and without reliance upon the Agent or any other Lender and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement. Each Lender also acknowledges that it will, independently and without reliance upon the Agent or any other Lender and based on such documents and information as it shall from time to time deem appropriate, continue to make its own decisions in taking or not taking action under or based upon this Agreement, any other Loan Document or related agreement or any document furnished hereunder or thereunder.

(h) The Agent shall not have any obligation to any of the Lenders to ensure that the Collateral exists, is owned by the Loan Parties, is cared for, protected or insured, is unencumbered by others, or that the Liens granted to the Agent therein have been properly, sufficiently or lawfully created, perfected, protected or enforced, or that such Liens are entitled to any particular priority, it being understood and agreed that in respect of the Collateral, or any act, omission, or event related thereto, the Agent may act in any manner it may deem appropriate, in its sole discretion given the Agent's own interest in the Collateral in its capacity as one of the Lenders and that the Agent shall not have any other duty or liability whatsoever to any Lender as to any of the foregoing.

(i) Each Lender hereby appoints each other Lender as its agent for the purpose of perfecting Liens, for the benefit of the Agent and the Secured Parties, in assets which, in accordance with Article 9 of the UCC or any other applicable law can be perfected only by possession. Should any Lender (other than the Agent) obtain possession of any such Collateral, such Lender shall notify the Agent thereof, and, promptly upon the Agent's request therefor shall deliver such Collateral to the Agent or otherwise deal with such Collateral in accordance with the Agent's instructions.

(j) Each Lender hereby agrees that (a) it is deemed to have requested that the Agent furnish such Lender, promptly after it becomes available, a copy of each Report prepared by or on behalf of the Agent; (b) the Agent (i) makes no representation or warranty, express or implied, as to the completeness or accuracy of any Report or any of the information contained therein or any inaccuracy or omission contained in or relating to a Report, and (ii) shall not be liable for any information contained in any Report; (c) the Reports are not comprehensive audits or examinations, and that the Agent, or any other party performing any audit or examination will inspect only specific information regarding the Loan Parties and will rely significantly upon the Loan Parties' books and records, as well as on representations of the Loan Parties' personnel and that the Agent undertakes no obligation to update, correct or supplement the Reports; (d) it will keep all Reports confidential and strictly for its internal use, not share the Report with any Loan Party and not distribute any Report to any other Person except as otherwise permitted pursuant to this Agreement; and (e) without limiting the generality of any other indemnification provision contained in this Agreement, it will pay and protect, and indemnify, defend, and hold the Agent and any such other Person preparing a Report harmless from and against, the claims, actions, proceedings, damages, costs, expenses, and other amounts (including reasonable attorney fees) incurred by the Agent, CIT and its Affiliates and any such other Person preparing a Report as the direct or indirect result of any third parties who might obtain all or part of any Report through the indemnifying Lender.

(k) CIT Capital Securities, LLC, in its capacities as Syndication Agent and Sole Bookrunner and Sole Lead Arranger hereunder, shall not have any right, power, obligation, liability, responsibility or duty under this Agreement other than those applicable to all Lenders as such.

ARTICLE IX

                                  Miscellaneous

SECTION 9.01      Notices.

(a) Except in the case of notices and other communications expressly permitted to be given by telephone (and subject to Section 9.01(b)), all notices and other communications provided for herein shall be in writing and shall be delivered by hand or overnight courier service, mailed by certified or registered mail or sent by facsimile or Electronic Transmission, as follows:

(i)      if to any Loan Party, to the Administrative Borrower at:

                        Jaco Electronics, Inc.
                        145 Oser Avenue
                        Hauppauge, New York 11778
                        Attention:            Mr. Jeffrey Gash
                        Facsimile No:         (631) 273-3621
                        E-mail:               jgash@jacoelect.com

(ii) if to the Agent or the Swingline Lender, to the Agent at:

                          The CIT Group/Business Credit, Inc.
                          11 West 42nd Street, 13th Floor
                          New York, New York 10036
                          Attention:            Louis McKinley
                          Facsimile No:         (212) 461-7736
                          E-mail:               Louis.mckinley@cit.com

                          with copy to:

                          CIT Business Capital
                          505 Fifth Avenue, 3rd Floor
                          New York, New York 10017
                          Attention:            Frank A. Bertelle
                          Facsimile No:         212 771-1759
                          E-mail:               frank.bertelle@cit.com

(iii) if to any other Lender, to it at its address or facsimile number or e-mail address set forth in its Administrative Questionnaire.

(b) Any party hereto may change its address or facsimile number for notices and other communications hereunder by notice to the other parties hereto.

(c) All such notices and other communications (i) sent by hand or overnight courier service, or mailed by certified or registered mail, shall be deemed to have been given when received, or (ii) sent by facsimile shall be deemed to have been given when sent, provided that if not given during normal business hours for the recipient, shall be deemed to have been given at the opening of business on the next Business Day for the recipient, or (iii) sent by Electronic Transmission shall be deemed to have been given (A) if delivered by posting to an E-System or other Intranet or extranet-based website, prior to 5:00 p.m., New York City time, on the date of such posting and (B) if delivered by any other Electronic Transmission, prior to 5:00 p.m., New York City time, on the date of transmission thereof.

SECTION 9.02      Electronic Transmissions.

(a) Authorization. The Agent and its Related Persons are authorized to transmit, post or otherwise make or communicate, in its ------------- sole discretion (but shall not be required to do so), Electronic Transmissions in connection with any Loan Document and the transactions contemplated therein; provided, however, that no notice to any Loan Party shall be made by posting to an -------- ------- Internet or extranet-based site or other equivalent service but may be made by e-mail or E-Fax. Each of the Administrative Borrower and each Secured Party hereby acknowledges and agrees, and each of the Administrative Borrower shall cause each other Loan Party to acknowledge and agree, that the use of Electronic Transmissions is not necessarily secure and that there are risks associated with such use, including, without limitation, risks of interception, disclosure and abuse and each indicates it assumes and accepts such risks by hereby authorizing the Agent and its Related Persons to transmit Electronic Transmissions.

(b) Signatures. No Electronic Transmission shall be denied legal effect merely because it is made electronically. Electronic ---------- Transmissions that are not readily capable of bearing either a signature or a reproduction of a signature may be signed, and shall be deemed signed, by attaching to, or logically associating with such Electronic Transmission, an E-Signature, upon which each Secured Party and Loan Party may rely and assume the authenticity thereof. Each Electronic Transmission containing a signature, a reproduction of a signature or an E-Signature shall, for all intents and purposes, have the same effect and weight as a signed paper original. Each E-Signature shall be deemed sufficient to satisfy any requirement for a "signature" and each Electronic Transmission shall be deemed sufficient to satisfy any requirement for a "writing", in each case including pursuant to any Loan Document, the UCC, the Federal Uniform Electronic Transactions Act, the Electronic Signatures in Global and National Commerce Act and any substantive or procedural law governing such subject matter. Each party or beneficiary hereto agrees not to contest the validity or enforceability of an Electronic Transmission or E-Signature under the provisions of any applicable law requiring certain documents to be in writing or signed; provided, however, that nothing herein shall limit such party's or beneficiary's right to contest whether an Electronic Transmission or E-Signature has been altered after transmission.

(c) Separate Agreements. All uses of an E-System shall be governed by and subject to, in addition to this Section 9.02, separate terms and conditions posted or referenced in such E-System and related agreements, documents or other instruments executed by Secured Parties and Loan Parties in connection with such use.

(d) Limitation of Liability. All E-Systems and Electronic Transmissions shall be provided "as is" and "as available". Neither ----------------------- the Agent nor any of its Related Persons warrants the accuracy, adequacy or completeness of any E-Systems or Electronic Transmission and disclaims all liability for errors or omissions therein. No warranty of any kind is made by the Agent or any of its Related Persons in connection with any E-Systems or Electronic Communication, including any warranty of merchantability, fitness for a particular purpose, non-infringement of third party rights or freedom from viruses or other code defects. Each of the Administrative Borrower and each Secured Party (other than the Agent) agrees (and each of Parent and the Administrative Borrower shall cause each other Loan Party to agree) that the Agent have no responsibility for maintaining or providing any equipment, software, services or any testing required in connection with all Electronic Transmissions or otherwise required for any E-System.

SECTION 9.03      Waivers; Amendments.

(a) No failure or delay by the Agent, the Issuing Bank or any Lender in exercising any right or power hereunder or under any other Loan Document shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such a right or power, preclude any other or further exercise thereof or the exercise of any other right or power. The rights and remedies of the Agent, the Issuing Bank and the Lenders hereunder and under any other Loan Document are cumulative and are not exclusive of any rights or remedies that they would otherwise have. No waiver of any provision of any Loan Document or consent to any departure by any Loan Party therefrom shall in any event be effective unless the same shall be permitted by
     Section 9.03(b), and then such waiver or consent shall ---------------- be effective only in the specific instance and for the purpose for which given. Without limiting the generality of the foregoing, the making of a Loan or issuance of a Letter of Credit shall not be construed as a waiver of Event of Default, regardless of whether the Agent, any Lender or the Issuing Bank may have had notice or knowledge of such Event of Default at the time.

(b) Neither this Agreement nor any other Loan Document nor any provision hereof or thereof may be waived, amended or modified except (i) in the case of this Agreement, pursuant to an agreement or agreements in writing entered into by the Borrowers and the Required Lenders, or (ii) in the case of any other Loan Document, pursuant to an agreement or agreements in writing entered into by the Agent and the Loan Party or Loan Parties that are parties thereto, with the consent of the Required Lenders; provided, that, no such agreement shall (i) increase the Commitment of any Lender without the written consent of such Lender (provided, that, the Agent may make Protective Advances as set forth in Section 2.06), (ii) reduce or forgive ------------ the principal amount of any Loan owing to any Lender or reduce the rate of interest thereon, or reduce or forgive any interest or fees payable hereunder, without the written consent of such Lender, (iii) postpone the maturity of any Loan owing to any Lender, or any scheduled date of payment of the principal amount of any Loan owing to any Lender, or any date for the payment of any interest, fees or other Obligations payable hereunder, or reduce the amount of, waive or excuse any such payment, or postpone the scheduled date of expiration of any Commitment of any Lender, without the written consent of such Lender; provided further that the Aggregate Commitments hereunder may not be increased except with the consent of each Lender, (iv) change Section 2.12(b), Section 2.13(c), or
     Section  2.20(b)  in  a  manner  that  would  alter  the  manner  in  which
     ----------------  ----------------  ---------------  payments  are  shared, without the written consent of each Lender, (v) increase the advance rates or components of the Borrowing Base if such increase would increase Availability or include additional categories of Collateral set forth in the definition of Borrowing Base if such inclusion would increase Availability, in each case without the written consent of each Lender, (vi) increase the limit on Protective Advances set forth in Section 2.06(a), without the written consent of each ---------------- Lender, (vii) change any of the provisions of this Section 9.03(b) or the definition of "Required Lenders" or any other ---------------- provision of any Loan Document specifying the number or percentage of Lenders (or Lenders of any Class) required to waive, amend or modify any rights thereunder or make any determination or grant any consent thereunder, without the written consent of each Lender, (viii) except as provided in Section 9.03(d) or (e) or in any Collateral Document, release all or ---------------- --- substantially all of the Collateral, without the written consent of each Lender; provided further that no such agreement shall amend, modify or otherwise affect the rights or duties of the Agent, the Issuing Bank or the Swingline Lenders hereunder without the prior written consent of the Agent, the Issuing Bank or the Swingline Lenders, as the case may be, or (ix) contractually subordinate any of the Liens granted to the Agent without the consent of each Lender, provided, however, this subparagraph (ix) shall not apply to a subordination of the Liens granted to the Agent if such subordination arises pursuant to the granting of liens or superpriority claims pursuant to section 364 of title 11 of the United States Code (the "Bankruptcy Code") or any other provision of the Bankruptcy Code.

(c) The Agent may (i) amend the Commitment Schedule to reflect assignments entered into pursuant to Section 9.05, (ii) waive payment of the fee required under Section 9.05(b)(ii)(D) and (iii) upon the request of the Syndication Agent or the lead arranger, implement any Flex-Pricing Provisions contained in the Fee Letter or any separate letter agreement with respect to fees payable to Agent or any commitment letter delivered in connection with the transaction which is the subject of this Agreement without obtaining the consent of any other party to this Agreement.

(d) The Lenders hereby irrevocably authorize the Agent, at its option and in its sole discretion, to release any Liens granted to the Agent by the Loan Parties on any Collateral (i) upon the termination of the Aggregate Commitment, payment and satisfaction in full in cash of all Obligations (other than Unliquidated Obligations), and the cash collateralization of all Unliquidated Obligations in a manner satisfactory to each affected Lender, (ii) constituting property being sold or disposed of if the Loan Party disposing of such property certifies to the Agent that the sale or disposition is made in compliance with the terms of this Agreement (and the Agent may rely conclusively on any such certificate, without further inquiry), (iii) constituting property in which no Loan Party has at any time during the term of this Agreement owned any interest, (iv) constituting property leased to a Loan Party under a lease which has expired or been terminated in a transaction permitted under this Agreement,
     (v) owned by or leased to any Loan Party which is subject to a purchase money security interest or which is a Capital Lease Obligation, in either case, entered into by such Loan Party pursuant to Section 6.01, ------------ or (vi) as required to effect any sale or other disposition of such Collateral in connection with any exercise of remedies of the Agent and the Lenders pursuant to Article VII. Upon request by the Agent at any time, the Lenders will confirm in writing the Agent's authority to cause the Agent to release any Liens upon particular types or items of Collateral pursuant to this Section 9.03. Except as provided in the immediately preceding sentence, the Agent will not release any Liens on ------------- Collateral without the prior written authorization of the Required Lenders or if required by Section 9.03(b)(vii), all the --------------------- Lenders; provided, that, the Agent may in its Permitted Discretion, cause the Agent release their Liens on Collateral valued in the aggregate not in excess of $500,000 during any calendar year without the prior written authorization of the Required Lenders.

(e) Upon receipt by the Agent of any authorization required pursuant to Section 9.03(d) from the Required Lenders of the Agent's --------------- authority to cause the release of any Liens upon particular types or items of Collateral, and upon at least five Business Days prior written request by the Loan Parties, the Agent shall (and are hereby irrevocably authorized by the Lenders to) execute such documents as may be necessary to evidence the release of the Agent's Liens upon such Collateral; provided, that, (i) the Agent shall not be required to execute any such document on terms which, in the Agent's opinion, would expose the Agent to liability or create any obligation or entail any consequence other than the release of such Liens without recourse or warranty, and (ii) such release shall not in any manner discharge, affect, or impair the Obligations or any Liens (other than those expressly being released) upon (or obligations of the Loan Parties in respect of) all interests retained by the Loan Parties, including the proceeds of any sale, all of which shall continue to constitute part of the Collateral.

(f) If, in connection with any proposed amendment, waiver or consent requiring the consent of "each Lender" or "each Lender affected thereby," the consent of the Required Lenders is obtained, but the consent of other necessary Lenders is not obtained (any such Lender whose consent is necessary but not obtained being referred to herein as a "Non-Consenting ----------------

     Lender"), then, so long as the Agent is not a Non-Consenting Lender, the Borrowers may elect to replace a Non-Consenting Lender as a Lender party to this Agreement, provided, that, concurrently with such replacement, (i) another bank or other -------- ---- entity which is reasonably satisfactory to the Borrowers and the Agent shall agree, as of such date, to purchase for cash the Loans and other Obligations due to the Non-Consenting Lender pursuant to an Assignment and Assumption and to become a Lender for all purposes under this Agreement and to assume all obligations of the Non-Consenting Lender to be terminated as of such date and to comply with the requirements of Section 9.05(b), and (ii) the Borrowers shall pay to such Non-Consenting --------------- Lender in same day funds on the day of such replacement (1) all interest, fees and other amounts then accrued but unpaid to such Non-Consenting Lender by the Borrowers hereunder to and including the date of termination, including without limitation payments due to such Non-Consenting Lender under Sections 2.17 and 2.19, and (2) an amount, if any, equal to the payment ------------- ---- which would have been due to such Lender on the day of such replacement under Section 2.18 had the Loans and Acceptance ------------- Obligations of such Non-Consenting Lender been prepaid on such date rather than sold to the replacement Lender.

SECTION 9.04      Expenses; Indemnity; Damage Waiver.

(a) Expenses. (i) The Borrowers shall pay all reasonable, documented out of pocket expenses incurred by the Agent and the -------- Syndication Agent and their respective Affiliates, including the reasonable fees, charges and disbursements of counsel for the Agent, in connection with the syndication and distribution (including, without limitation, via the internet or through a service such as Intralinks) of the credit facilities provided for herein, the preparation and administration of the Loan Documents or any amendments, modifications or waivers of the provisions of the Loan Documents (whether or not the transactions contemplated hereby or thereby shall be consummated), (ii) the Borrowers shall pay all reasonable out-of-pocket expenses incurred by the Issuing Bank in connection with the issuance, amendment, renewal or extension of any Letter of Credit or any demand for payment thereunder, and (iii) the Borrowers shall pay all out-of-pocket expenses incurred by the Agent, the Syndication Agent, the Issuing Bank or any Lender, including the fees, charges and disbursements of any counsel for the Agent, the Issuing Bank or any Lender, in connection with the enforcement, collection or protection of its rights in connection with the Loan Documents, including its rights under this Section 9.04, or in connection with the Loans made or ------------- Letters of Credit issued hereunder, including all such out-of-pocket expenses incurred during any workout, restructuring or negotiations in respect of such Loans or Letters of Credit; provided however that such obligation shall be subject to the -------- limitations set forth in Section 5.10; provided, further that to the extent that the costs and expenses referred to in ------------- clause
     (iii) consist of fees, charges and disbursements of counsel, the Borrowers shall be obligated to pay such fees, charges and disbursements for counsel to the Agent and for only one counsel acting for all Lenders (other than the Agent). Expenses being reimbursed by the Borrowers under this Section 9.04(a) include, without limiting the generality of the ---------------- foregoing, costs and expenses incurred in connection with:

(1) appraisals of all or any portion of the Collateral (including travel, lodging, meals and other out of pocket expenses of the appraisers) as permitted under the terms of this Agreement;

(2) field examinations and the preparation of Reports at either the Agent's then customary charge (such charge is currently $1,000 per day (or portion thereof) for each Person employed by the Agent with respect to each field examination) or at the fee charged by a third party retained by the Agent, plus in each case reasonable travel, lodging, meals and other out of pocket expenses, in each case as permitted under the Agreement;

(3) lien and title searches and title insurance; provided, that, neither the Agent, the Syndication Agent, the Issuing Bank nor any Lender shall be entitled to reimbursement for title insurance with respect to the Mortgaged Properties unless such title insurance is obtained in connection with the initial inclusion of the Mortgaged Properties in the Borrowing Base or is obtained with the consent of the Administrative Borrower;

(4)  taxes,  fees  and  other  charges  for  filing  financing   statements  and
     continuations, and other actions to perfect, protect, and continue the Agent's Liens;

(5) sums paid or incurred to take any action required of any Loan Party under the Loan Documents that such Loan Party fails to pay or take; and

(6) costs and expenses of forwarding loan proceeds, collecting checks and other items of payment, and establishing and maintaining the accounts and lock boxes, and costs and expenses of preserving and protecting the Collateral.

All of the foregoing costs and expenses may be charged to the Borrowers as Revolving Loans or to another deposit account, all as described in Section 2.20(c).

(b) Indemnities. The Borrowers shall indemnify the Agent, the Syndication Agent, the Issuing Bank and each Lender, and each ----------- Related Party of any of the foregoing Persons (each such Person being called an "Indemnitee") against, and hold each Indemnitee harmless from, on an after-Tax basis, any and all losses, claims, damages, penalties, liabilities and related expenses, including the fees, charges and disbursements of any counsel for any Indemnitee, incurred by or asserted against any Indemnitee arising out of, in connection with, or as a result of (i) the execution or delivery of the Loan Documents or any agreement or instrument contemplated thereby, the performance by the parties hereto of their respective obligations thereunder or the consummation of the Transactions or any other transactions contemplated hereby, (ii) any Loan or Letter of Credit or the use of the proceeds therefrom (including any refusal by the Issuing Bank to honor a demand for payment under a Letter of Credit if the documents presented in connection with such demand do not strictly comply with the terms of such Letter of Credit), (iii) any actual or alleged presence or release of Hazardous Materials on or from any property owned or operated by the Borrowers or any of their Subsidiaries, or any Environmental Liability related in any way to the Borrowers or any of their Subsidiaries, or (iv) any actual or prospective claim, litigation, investigation or proceeding relating to any of the foregoing, whether based on contract, tort or any other theory and regardless of whether any Indemnitee is a party thereto; provided, that, such indemnity shall not, as to any Indemnitee, be available to the extent that such losses, claims, damages, penalties, liabilities or related expenses resulted from the gross negligence or willful misconduct of such Indemnitee.

(c) To the extent that (i) the Borrowers fail to pay any amount required to be paid by them to the Agent, the Issuing Bank or the Swingline Lender under Section 9.04(a) or (b) or (ii) the Agent conducts an appraisal or update at its own expense pursuant to Section 5.10, each Lender severally agrees to pay to the Agent, the Issuing Bank or the Swingline Lender, as the case may be, such Lender's Applicable Percentage (determined as of the time that the applicable unreimbursed expense or indemnity payment is sought) of such unpaid amount; provided, that, the unreimbursed expense or indemnified loss, claim, damage, penalty, liability or related expense, as the case may be, was incurred by or asserted against the Agent, Issuing Bank or Swingline Lender in its capacity as such.

(d) The relationship between any Loan Party on the one hand and the Lenders, the Issuing Bank and the Agent on the other hand shall be solely that of debtor and creditor. Neither the Agent, the Issuing Bank nor any Lender (i) shall have any fiduciary responsibilities to any Loan Party, or (ii) undertakes any responsibility to any Loan Party to review or inform such Loan Party of any matter in connection with any phase of any Loan Party's business or operations. To the extent permitted by applicable law, no Loan Party shall assert, and each hereby waives, any claim against any
     Indemnitee, on any theory of liability, for special, indirect, consequential or punitive damages (as opposed to direct or actual damages) arising out of, in connection with, or as a result of, this Agreement or any agreement or instrument contemplated hereby, the Transactions, any Loan or Letter of Credit or the use of the proceeds thereof.

(e) All amounts due under this Section shall be payable promptly after written demand therefor.

(f) In no event shall any Indemnitee be liable on any theory of liability for any special, indirect, consequential or punitive damages (including any loss of profits, business or anticipated savings).

SECTION 9.05      Successors and Assigns.

(a) The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns permitted hereby (including any Affiliate of an Issuing Bank that issues any Letter of Credit), except that (i) the Borrowers may not assign or otherwise transfer any of their rights or obligations hereunder without the prior written consent of each Lender (and any attempted assignment or transfer by the Borrowers without such consent shall be null and void), and
     (ii) no Lender may assign or otherwise transfer its rights or obligations hereunder except in accordance with this Section. Nothing in this Agreement, expressed or implied, shall be construed to confer upon any Person (other than the parties hereto, their respective successors and assigns permitted hereby (including any Affiliate of an Issuing Bank that issues any Letter of Credit), Participants (to the extent provided in
     Section 9.05(c)) and, to the extent ---------------- expressly contemplated hereby, the Related Parties of the Agent, the Issuing Bank and the Lenders) any legal or equitable right, remedy or claim under or by reason of this Agreement.

(b) (i) Subject to the conditions set forth in Section 9.05(b)(ii), any Lender may assign to one or more assignees all or a portion of its rights and obligations under this Agreement (including all or a portion of its Commitment and the Loans at the time owing to it) with the prior written consent (such consent not to be unreasonably withheld or delayed) of:

(A) the Administrative Borrower, provided, that, no consent of the Administrative Borrower shall be required for an assignment to (v) a Lender, (w) an Affiliate of a Lender, (x) an Approved Fund, (y) in connection with any merger, consolidation, sale, transfer or other disposition of all or any substantial portion of the business or loan portfolio of the assigning Lender or (z) if a Default has occurred and is continuing, any other assignee;

(B) the Agent, provided, that, the consent of the Agent will not be necessary for assignments among Lenders or Affiliates of Lenders or in connection with any merger, consolidation, sale, transfer or other disposition of all or any substantial portion of the business or loan portfolio of the assigning Lender; and

(C)  the Issuing Bank.

(ii) Assignments shall be subject to the following additional conditions:

(A) except in the case of an assignment to a Lender or an Affiliate of a Lender or an assignment of the entire remaining amount of the assigning Lender's Commitment or Loans of any Class, the amount of the Commitment or Loans of the assigning Lender subject to each such assignment (determined as of the date the Assignment and Assumption with respect to such assignment is delivered to the Agent) shall not be less than $5,000,000 unless each of the Administrative Borrower and the Agent otherwise consent, provided, that, no such consent of the Administrative Borrower shall be required if an Event of Default has occurred and is continuing;

(B) after giving effect to any partial assignment, the assignor's Commitments and Revolving Credit Exposure shall not be less than $1,000,000;

(C) each partial assignment shall be made as an assignment of a proportionate part of all the assigning Lender's rights and obligations under this Agreement;

(D) the parties to each assignment shall execute and deliver to the Agent an Assignment and Assumption, together with a processing and recordation fee of $3,500, in the case of fees payable to the Agent; and

(E) the assignee, if it shall not be a Lender, shall deliver to the Agent an Administrative Questionnaire.

                  For the purposes of this Section 9.05(b), the term "Approved Fund" has the following meaning:

                  "Approved Fund" means any Person (other than a natural person) that is engaged in making, purchasing, holding or investing in bank loans and similar extensions of credit in the ordinary course of its business and that is administered or managed by (a) a Lender, (b) an Affiliate of a Lender, or (c) an entity or an Affiliate of an entity that administers or manages a Lender.

(i) Subject to acceptance and recording thereof pursuant to Section 9.05(b)(iv), from and after the effective date specified in each Assignment and Assumption the assignee thereunder shall be a party hereto and, to the extent of the interest assigned by such Assignment and Assumption, have the rights and obligations of a Lender under this Agreement, and the assigning Lender thereunder shall, to the extent of the interest assigned by such Assignment and Assumption, be released from its obligations under this Agreement (and, in the case of an Assignment and Assumption covering all of the assigning Lender's rights and obligations under this Agreement, such Lender shall cease to be a party hereto but shall continue to be entitled to the benefits of Sections 2.16, 2.17, 2.18 and 9.04). Any assignment or transfer by a Lender of rights or obligations under this Agreement that does not comply with this Section 9.05 shall be treated for purposes of this Agreement as a sale by such Lender of a participation in such rights and obligations in accordance with Section 9.05(c).

(ii) The Agent, acting for this purpose as an agent of the Borrowers, shall maintain at one of its offices a copy of each Assignment and Assumption delivered to it and a register for the recordation of the names and addresses of the Lenders, and the Commitment of, and principal amount of and interest owing on, the Loans owing to, each Lender pursuant to the terms hereof from time to time (the "Register"). The entries in the Register shall be conclusive, -------- and the Borrowers, the Agent, the Issuing Banks and the Lenders may treat each Person whose name is recorded in the Register pursuant to the terms hereof as the absolute owner of any Obligations held by such Person, as included in the Register, for all purposes of this Agreement, notwithstanding notice to the contrary. The Register shall be available for inspection by the Administrative Borrower, the Issuing Banks and any Lender, at any reasonable time and from time to time upon reasonable prior notice.

(iii) Upon its receipt of a duly completed Assignment and Assumption executed by an assigning Lender and an assignee, the assignee's completed Administrative Questionnaire (unless the assignee shall already be a Lender hereunder), the processing and recordation fee referred to in Section 9.05(b) and any written consent to such assignment required by --------------- Section 9.05(b), the Agent shall accept such Assignment and Assumption and record the information contained therein --------------- in the Register; provided, that, if either the assigning Lender or the assignee shall have failed to make any -------- ---- payment required to be made by it pursuant to Section 2.06, 2.07, 2.08(d) or (e), 2.09(b), 2.20(d)
     or 9.04(c), the ------------ ---- ------- --- ------- ------- ------- Agent
     shall have no obligation to accept such Assignment and Assumption and record the information therein in the Register unless and until such payment shall have been made in full, together with all accrued interest thereon. No assignment shall be effective for purposes of this Agreement unless it has been recorded in the Register as provided in this paragraph.

(c) (i) Any Lender may, without the consent of the Borrowers, the Agent, the Issuing Bank or the Swingline Lenders, sell participations to one or more banks or other entities (a "Participant") in all or a portion of such Lender's rights and obligations under this Agreement (including all or a portion of its Commitment and the Loans owing to it); provided, that, (A) such Lender's obligations under this Agreement shall remain unchanged, (B) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations, and (C) the Borrowers, the Agent, the Issuing Bank and the other Lenders shall continue to deal solely and directly with such Lender in connection with such Lender's rights and obligations under this Agreement. Any agreement or instrument pursuant to which a Lender sells such a participation shall provide that such Lender shall retain the sole right to enforce this Agreement and to approve any amendment, modification or waiver of any provision of this Agreement; provided, that, such agreement or instrument may provide that such Lender will not, without the consent of the Participant, agree to any amendment, modification or waiver described in the first proviso to Section 9.03(b) that affects such Participant. Subject to Section 9.05(c)(ii), the Borrowers agree that each Participant --------------- --------------------
     shall be entitled to the benefits of Sections 2.17, 2.18 and 2.19 to the same extent as if it were a Lender and had acquired -------------- ---- ---- its interest by assignment pursuant to Section 9.05(b). To the extent permitted by law, each Participant also shall be ---------------- entitled to the benefits of Section 9.09 as though it were a Lender, provided such Participant agrees to be subject to ------------- Section 2.20(c) as though it were a Lender. ---------------

(ii) A Participant shall not be entitled to receive any greater payment under Section 2.17 or 2.19 than the applicable Lender would have been entitled to receive with respect to the participation sold to such Participant, unless the sale of the participation to such Participant is made with the Administrative Borrower's prior written consent. A Participant that would be a Non-U.S. Lender if it were a Lender shall not be entitled to the benefits of Section 2.19 unless the Administrative Borrower is notified of the participation sold to such Participant and such Participant agrees, for the benefit of the Borrowers, to comply with Section 2.19(e) as though it were a Lender.

(d) Any Lender may at any time pledge or assign a security interest in all or any portion of its rights under this Agreement to secure obligations of such Lender or an Affiliate of such Lender, including without limitation any pledge or assignment to secure obligations to a Federal Reserve Bank, and this Section 9.05 shall not apply to any such pledge or assignment of a security interest; provided, that, no such pledge or assignment of a security interest shall release a Lender from any of its obligations hereunder or substitute any such pledgee or assignee for such Lender as a party hereto.

SECTION 9.06 Survival. All covenants, agreements, representations and warranties made by the Loan Parties in the Loan Documents and in the certificates or other instruments delivered in connection with or pursuant to this Agreement or any other Loan Document shall be considered to have been relied upon by the other parties hereto and shall survive the execution and delivery of the Loan Documents and the making of any Loans and issuance of any Letters of Credit, regardless of any investigation made by any such other party or on its behalf and notwithstanding that the Agent, the Issuing Bank or any Lender may have had notice or knowledge of any Event of Default or incorrect representation or warranty at the time any credit is extended hereunder, and shall continue in full force and effect as long as the principal of or any accrued interest on any Loan or any fee or any other amount payable under this Agreement is outstanding and unpaid or any Letter of Credit is outstanding and so long as the Commitments have not expired or terminated. The provisions of Sections 2.17, 2.18, 2.19 and
9.04 and Article VIII shall survive and remain in full force and effect regardless of the consummation of the transactions contemplated hereby, the repayment of the Loans, the expiration or termination of the Letters of Credit and the Commitments or the termination of this Agreement or any provision hereof.

SECTION 9.07 Counterparts; Integration; Effectiveness. This Agreement may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. This Agreement, the other Loan Documents and any separate letter agreements with respect to fees payable to the Agent constitute the entire contract among the parties relating to the subject matter hereof and supersede any and all previous agreements and understandings, oral or written, relating to the subject matter hereof. Except as provided in Section 4.01, this Agreement shall become effective when it shall have been executed by the Agent and when the Agent shall have received counterparts hereof which, when taken together, bear the signatures of each of the other parties hereto, and thereafter shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns. Delivery of an executed counterpart of a signature page of this Agreement by facsimile or electronic scan shall be effective as delivery of a manually executed counterpart of this Agreement.

SECTION 9.08 Severability. Any provision of any Loan Document held to be invalid, illegal or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such invalidity, illegality or unenforceability without affecting the validity, legality and enforceability of the remaining provisions thereof; and the invalidity of a particular provision in a particular jurisdiction shall not invalidate such provision in any other jurisdiction.

SECTION 9.09 Right of Setoff. If an Event of Default shall have occurred and be continuing or if any Borrower or any other Loan Party becomes insolvent, however evidenced, each Lender and each of its Affiliates is hereby authorized at any time and from time to time, to the fullest extent permitted by law, to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held and other obligations at any time owing by such Lender or Affiliate to or for the credit or the account of the Borrowers or such Loan Party against any of and all the Obligations held by such Lender, irrespective of whether or not such Lender shall have made any demand under the Loan Documents and although such obligations may be unmatured. The rights of each Lender under this Section 9.09 are in addition to other rights and remedies (including other rights of setoff) which such Lender may have.

SECTION 9.10      Governing Law; Jurisdiction; Consent to Service of Process

(a) THE LOAN DOCUMENTS (OTHER THAN THOSE CONTAINING A CONTRARY EXPRESS CHOICE OF LAW PROVISION) SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, BUT GIVING EFFECT TO FEDERAL LAWS APPLICABLE TO NATIONAL BANKS.

(b) EACH LOAN PARTY HEREBY IRREVOCABLY AND UNCONDITIONALLY SUBMITS, FOR ITSELF AND ITS PROPERTY, TO THE NONEXCLUSIVE JURISDICTION OF ANY UNITED STATES FEDERAL OR NEW YORK STATE COURT SITTING IN NEW YORK, NEW YORK IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO ANY LOAN DOCUMENTS, OR FOR RECOGNITION OR ENFORCEMENT OF ANY JUDGMENT, AND EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY AND UNCONDITIONALLY AGREES THAT ALL CLAIMS IN RESPECT OF ANY SUCH ACTION OR PROCEEDING MAY BE HEARD AND DETERMINED IN SUCH NEW YORK STATE OR, TO THE EXTENT PERMITTED BY LAW, IN SUCH FEDERAL COURT. EACH OF THE PARTIES HERETO AGREES THAT A FINAL JUDGMENT IN ANY SUCH ACTION OR PROCEEDING SHALL BE CONCLUSIVE AND MAY BE ENFORCED IN OTHER JURISDICTIONS BY SUIT ON THE JUDGMENT OR IN ANY OTHER MANNER PROVIDED BY LAW. NOTHING IN THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT SHALL AFFECT ANY RIGHT THAT ANY ADMINISTRATIVE AGENT, ISSUING BANK OR LENDER MAY OTHERWISE HAVE TO BRING ANY ACTION OR PROCEEDING RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT AGAINST ANY LOAN PARTY OR ITS PROPERTIES IN THE COURTS OF ANY JURISDICTION.

(c) Each Loan Party hereby irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, any objection which it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement or any other Loan Document in any court referred to in Section 9.10(b). Each of the parties hereto hereby irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.

(d) Each party to this Agreement irrevocably consents to service of process in the manner provided for notices in Section 9.01. Nothing in this Agreement or any other Loan Document will affect the right of any party to this Agreement to serve process in any other manner permitted by law.

SECTION 9.11 WAIVER OF JURY TRIAL. EACH PARTY HERETO HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT, ANY OTHER LOAN DOCUMENT OR THE TRANSACTIONS CONTEMPLATED THEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH PARTY HERETO
(A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.

SECTION 9.12 Headings. Article and Section headings and the Table of Contents used herein are for convenience of reference only, are not part of this Agreement and shall not affect the construction of, or be taken into consideration in interpreting, this Agreement.

SECTION 9.13      Confidentiality

(a) Each of the Agent, the Issuing Bank and the Lenders agree to maintain the confidentiality of the Information (as defined below), except that Information may be disclosed (i) to its and its Affiliates' directors, officers, employees and agents, including accountants, legal counsel and other advisors (it being understood that the Persons to whom such disclosure is made will be informed of the confidential nature of such Information and instructed to keep such Information confidential), (ii) to the extent requested by any regulatory authority, (iii) to the extent required by applicable laws or regulations or by any subpoena or similar legal process, (iv) to any other party to this Agreement, (v) in connection with the exercise of any remedies hereunder or any suit, action or proceeding relating to this Agreement or any other Loan Document or the enforcement of rights hereunder or thereunder, (vi) subject to an agreement containing provisions substantially the same as those of this Section, to
     (A) any assignee of or Participant in, or any prospective assignee of or Participant in, any of its rights or obligations under this Agreement, or
     (B) any actual or prospective counterparty (or its advisors) to any swap or derivative transaction relating to the Loan Parties and their obligations,
     (vii) with the consent of the Administrative Borrower, or (viii) to the extent such Information (A) becomes publicly available other than as a result of a breach of this Section, or (B) becomes available to any Agent, Issuing Bank or Lender on a non-confidential basis from a source other than the Borrowers. For the purposes of this Section 9.13, "Information" means all information received from the Borrowers ------------- ----------- relating to the Borrowers or their business, other than any such information that is available to any Agent, Issuing Bank or Lender on a non-confidential basis prior to disclosure by the Borrowers; provided, that, in the case of information received -------- ---- from the Borrowers after the date hereof, such information is clearly identified at the time of delivery as confidential. Any Person required to maintain the confidentiality of Information as provided in this Section 9.13 shall be considered to ------------ have complied with its obligation to do so if such Person has exercised the same degree of care to maintain the confidentiality of such Information as such Person would accord to its own confidential information. Notwithstanding the foregoing, Agent or any Lender may issue and disseminate to the public general information describing this credit facility, including the names and addresses of the Borrowers and a general description of the Borrowers' businesses, and may (so long as the Administrative Borrower has previously reviewed and approved the form of such advertisement or promotional materials) use Borrowers' names in published advertising and other promotional materials.

(b) In the event that Agent, the Issuing Bank or any Lender receives a request or demand to disclose any confidential information pursuant to any subpoena or court order, Agent, the Issuing Bank or any Lender, as the case may be, agrees (i) to the extent permitted by applicable law or if permitted by applicable law, to the extent Agent, the Issuing Bank or any such Lender determines in good faith that it will not create any risk of liability to Agent, the Issuing Bank or any such Lender, Agent, the Issuing Bank or any such Lender will promptly notify Administrative Borrower of such request so that Administrative Borrower may seek a protective order or other appropriate relief or remedy and (ii) if disclosure of such information is required, disclose such information and, subject to reimbursement by Borrowers of Agent's, Issuing Bank's or such Lender's expenses, cooperate with Administrative Borrower in the reasonable efforts to obtain an order or other reliable assurance that confidential treatment will be accorded to such portion of the disclosed information which Administrative Borrower so designates, to the extent permitted by applicable law or if permitted by applicable law, to the extent Agent, Issuing Bank or such Lender determines in good faith that it will not create any risk of liability to Agent, Issuing Bank or such Lender.

SECTION 9.14 Several Obligations; Non-reliance; Violation of Law. The respective obligations of the Lenders hereunder are several and not joint and the failure of any Lender to make any Loan or perform any of its obligations hereunder shall not relieve any other Lender from any of its obligations hereunder. Each Lender hereby represents that it is not relying on or looking to any margin stock for the repayment of the Borrowings provided for herein. Anything contained in this Agreement to the contrary notwithstanding, neither the Issuing Bank nor any Lender shall be obligated to extend credit to the Borrowers in violation of any limitation or prohibition provided by any applicable statute or regulation.

SECTION 9.15      USA PATRIOT Act and OFAC.

(a) Each Lender that is subject to the requirements of the Patriot Act hereby notifies the Borrowers that pursuant to the requirements of the Patriot Act, it is required to obtain, verify and record information that identifies the Borrowers, which information includes the names and addresses of the Borrowers and other information that will allow such Lender to identify the Borrowers in accordance with the Patriot Act.

(b) A Lender will not assign, sell participations, syndicate all or a portion of a Loan or any interest therein to any Person who is (i) listed on the Specially Designated Nationals and Blocked Persons List maintained by the U.S. Department of Treasury Office of Foreign Assets Control ("OFAC") and/or on any other similar list maintained by the OFAC pursuant to any authorizing statute, Executive Order or regulation (collectively, "OFAC Laws and Regulations"); or (ii) either (A) included within the term "designated national" as defined in the Cuban Assets Control Regulations, 31 C.F.R. Part 515, or (B) designated under Sections 1(a), 1(b), 1(c) or 1(d) of Executive Order No. 13224, 66 Fed. Reg. 49079 (published September 25, 2001) or similarly designated under any related enabling legislation or any other similar executive orders (collectively, the "Executive Orders").

SECTION 9.16 Disclosure. Each Loan Party and each Lender hereby acknowledges and agrees that the Agent and/or the Affiliates from time to time may hold investments in, make other loans to or have other relationships with any of the Loan Parties and their respective Affiliates.

SECTION 9.17 Execution of Loan Documents. The Lenders hereby empower and authorize the Agent, on behalf of the Lenders, to execute and deliver to the Loan Parties the other Loan Documents and all related agreements, certificates, documents, or instruments as shall be necessary or appropriate to effect the purposes of the Loan Documents. Each Lender agrees that any action taken by the Agent or the Required Lenders in accordance with the terms of this Agreement or the other Loan Documents, and the exercise by the Agent or the Required Lenders of their respective powers set forth therein or herein, together with such other powers that are reasonably incidental thereto, shall be binding upon all of the Lenders. The Lenders acknowledge that all of the Obligations hereunder constitute one debt, secured pari passu by all of the Collateral.

SECTION 9.18 Interest Rate Limitation. Notwithstanding anything herein to the contrary, if at any time the interest rate applicable to any Loan, together with all fees, charges and other amounts which are treated as interest on such Loan under applicable law (collectively the "Charges"), shall exceed the maximum lawful rate (the "Maximum Rate") which may be contracted for, charged, taken, received or reserved by the Lender holding such Loan in accordance with applicable law, the rate of interest payable in respect of such Loan hereunder, together with all Charges payable in respect thereof, shall be limited to the Maximum Rate and, to the extent lawful, the interest and Charges that would have been payable in respect of such Loan but were not payable as a result of the operation of this Section 9.18 shall be cumulated and the interest and Charges payable to such Lender in respect of other Loans or periods shall be increased (but not above the Maximum Rate therefor) until such cumulated amount, together with interest thereon at the Federal Funds Effective Rate to the date of repayment, shall have been received by such Lender.

SECTION 9.19      Administrative Borrower; Joint and Several Liability.
                  ----------------------------------------------------

(a) Each Borrower hereby irrevocably appoints Jaco Electronics, Inc., as the borrowing agent and attorney-in-fact for all Borrowers (the "Administrative Borrower") which appointment shall remain in full force and effect unless and until the Agent ------------------------ shall have received prior written notice signed by each Borrower that such appointment has been revoked and that another Borrower has been appointed Administrative Borrower. Each Borrower hereby irrevocably appoints and authorizes the Administrative Borrower (i) to provide the Agent, Issuing Bank and Lenders with all notices with respect to Borrowings and Letters of Credit obtained for the benefit of any Borrower and all other notices and instructions under this Agreement and (ii) to take such action as the Administrative Borrower deems appropriate on its behalf to obtain Borrowings and Letters of Credit and to exercise such other powers as are reasonably incidental thereto to carry out the purposes of this Agreement. It is understood that the handling of the Funding Accounts, Collection Account, Blocked Accounts and Collateral of Borrowers in a combined fashion, as more fully set forth herein, is done solely as an accommodation to Borrowers in order to utilize the collective borrowing powers of Borrowers in the most efficient and economical manner and at their request, and that no Agent, Issuing Bank or Lender shall incur any liability to any Borrower as a result hereof. Each Borrower expects to derive benefit, directly or indirectly, from the handling of the Funding Accounts, Collection Account, Blocked Accounts and the Collateral in a combined fashion since the successful operation of each Borrower is dependent on the continued successful performance of the integrated group. To induce the Agent, Issuing Bank and Lenders to do so, and in consideration thereof, each Borrower hereby jointly and severally agrees to indemnify Agent, Issuing Bank and each Lender and hold it harmless against any and all liability, expense, loss or claim of damage or injury, made against such Lender by any Borrower or by any third party whosoever, arising from or incurred by reason of (a) the handling of the Funding Accounts, Collection Account, Blocked Accounts and Collateral of Borrowers as herein provided, (b) such Agent, Issuing Bank or Lender relying on any instructions of the Administrative Borrower, or (c) any other action taken by the Agent, Issuing Bank or Lenders hereunder or under the other Loan Documents, except that Borrowers will have no liability under this Section 9.19 with ------------ respect to any liability that has been finally determined by a court of competent jurisdiction to have resulted solely from the gross negligence or willful misconduct of such indemnified party.

(b) Unless otherwise specifically provided herein, all references to "Borrower" or "Borrowers" herein shall refer to and include each of the Borrowers separately and all representations contained herein shall be deemed to be separately made by each of them, and each of the covenants, agreements and obligations set forth herein shall be deemed to be the joint and several covenants, agreements and obligations of them. Any notice, request, consent, report or other information or agreement delivered to any Agent or Lender by the Borrowers shall be deemed to be ratified by, consented to and also delivered by the other Borrowers. Each Borrower recognizes and agrees that each covenant and agreement of "Borrower" or "Borrowers" under this Agreement and the other Loan Documents shall create a joint and several obligation of the Borrowers, which may be enforced against Borrowers, jointly or against each of the Borrowers separately.

(c) All Loans to the Borrowers, upon funding, shall be deemed to be jointly funded to and received by the Borrowers. Each Borrower jointly and severally agrees to pay, and shall be jointly and severally liable under this Agreement for, all Obligations of the Borrowers, regardless of the manner or amount in which proceeds of such Loans are used, allocated, shared, or disbursed by or among the Borrowers themselves, or the manner in which Agent and/or any Lender accounts for such Loans or other extensions of credit on its books and records. Each Borrower shall be liable for all amounts due to Agent and/or any Lender under this Agreement, regardless of which Borrower actually receives Loans or other extensions of credit hereunder or the amount of such Loans and extensions of credit received or the manner in which Agent and/or such Lender accounts for such Loans or other extensions of credit on its books and records. Each Borrower's Obligations with respect to Loans and other extensions of credit made to it, and such Borrower's Obligations arising as a result of the joint and several liability of such Borrower hereunder, with respect to Loans made to the other Borrowers hereunder, shall be separate and distinct obligations, but all such Obligations of the Borrowers shall be primary obligations of such Borrower. The Borrowers acknowledge and expressly agree with the Agent, the Issuing Bank and each Lender that the joint and several liability of each Borrower is required solely as a condition to, and is given solely as inducement for and in consideration of, credit or accommodations extended or to be extended under the Loan Documents to any or all of the other Borrowers. Each Borrower's obligations under this Agreement and as an obligor under the Collateral Documents shall be separate and distinct obligations. Upon any Event of Default, the Agents may proceed directly and at once, without notice, against any Borrower to collect and recover the full amount, or any portion of the Obligations, without first proceeding against any other Borrower or any other Person, or against any security or collateral for the Obligations. Each Borrower consents and agrees that the Agent shall be under no obligation to marshal any assets in favor of any Borrower or against or in payment of any or all of the Obligations.

(d) With respect to any Borrower's Obligations arising as a result of the joint and several liability of the Borrowers hereunder with respect to Loans or other extensions of credit made to any of the other Borrowers hereunder, such Borrower waives, until the Obligations shall have been indefeasibly paid in full, the Commitments and this Agreement shall have been terminated, any right to enforce any right of subrogation or any remedy which Agent and/or any Lender now has or may hereafter have against any other Borrower, any endorser or any guarantor of all or any part of the Obligations, and any benefit of, and any right to participate in, any security or collateral given to Agent and/or any Lender to secure payment of the Obligations or any other liability of any Borrower to Agent and/or any Lender.

(e) Subject to Section 9.19(d), to the extent that any Borrower shall be required to pay a portion of the Obligations which ---------------- shall exceed the amount of Loans other extensions of credit received by such Borrower and all interest, costs, fees and expenses attributable to such Loans or other extensions of credit, then such Borrower shall be reimbursed by the other Borrowers for the amount of such excess. This Section 9.19(e) is intended only to define the relative rights of Borrowers, ---------------- and nothing set forth in this Section 9.19(e) is intended or shall impair the obligations of each Borrower, jointly and ---------------- severally, to pay to Agent, the Issuing Bank and Lenders the Obligations as and when the same shall become due and payable in accordance with the terms hereof. Notwithstanding anything to the contrary set forth in this Section 9.19(e) or any ---------------- other provisions of this Agreement, it is the intent of the parties hereto that the liability incurred by each Borrower in respect of the Obligations of the other Borrowers (and any Lien granted by each Borrower to secure such Obligations), not constitute a fraudulent conveyance or fraudulent transfer under the provisions of any applicable law of any state or other governmental unit ("Fraudulent Conveyance"). Consequently, each Borrower, Agent, the Issuing Bank and each Lender hereby ---------------------- agree that if a court of competent jurisdiction determines that the incurrence of liability by any Borrower in respect of the Obligations of any other Borrower (or any Liens granted by such Borrower to secure such Obligations) would, but for the application of this sentence, constitute a Fraudulent Conveyance, such liability (and such Liens) shall be valid and enforceable only to the maximum extent that would not cause the same to constitute a Fraudulent Conveyance, and this Agreement and the other Loan Documents shall automatically be deemed to have been amended accordingly, nunc pro tunc.

(f) Each Borrower's obligation to pay and perform the Obligations shall be absolute, unconditional and irrevocable, and shall be paid and performed strictly in accordance with the terms of this Agreement under any and all circumstances whatsoever and irrespective of (i) any lack of validity or enforceability of this Agreement, or any term or provision therein, as to any other Borrower, or (ii) any other event or circumstance whatsoever, whether or not similar to any of the foregoing, that might, but for the provisions of this Section, constitute a legal or equitable discharge of, or provide a right of setoff against, any Borrower's obligations hereunder.

SECTION 9.20      Subordination and Contribution.

(a) Each Borrower hereby agrees that any Indebtedness of any other Borrower now or hereafter owing to such Borrower, whether heretofore, now or hereafter created (the "Borrower Subordinated Debt"), is hereby subordinated to all of the Obligations ---------------------------- and that, except as permitted under Section 6.9, the Borrower Subordinated Debt shall not be paid in whole or in part until ----------- the Obligations have been paid in full and this Agreement is terminated and of no further force or effect. No Borrower shall accept any payment of or on account of any Borrower Subordinated Debt at any time in contravention of the foregoing. Each payment on the Borrower Subordinated Debt received in violation of any of the provisions hereof shall be deemed to have been received by such Borrower as trustee for the Secured Parties and shall be paid over to the Agent immediately on account of the Obligations, but without otherwise affecting in any manner such Borrower's liability hereunder. Each Borrower agrees to file all claims against the Borrower from whom the Borrower Subordinated Debt is owing in any bankruptcy or other proceeding in which the filing of claims is required by law in respect of any Borrower
     Subordinated Debt, and the Agent shall be entitled to all of such Borrower's rights thereunder. If for any reason a Borrower fails to file such claim at least ten Business Days prior to the last date on which such claim should be filed, such Borrower hereby irrevocably appoints the Agent as its true and lawful attorney-in-fact, and the Agent is hereby authorized to act as attorney-in-fact in such Borrower's name to file such claim or, in the Agent's discretion, to assign such claim to and cause proof of claim to be filed in the name of the Agent or its nominee. In all such cases, whether in administration, bankruptcy or otherwise, the person or persons authorized to pay such claim shall pay to the Agent the full amount payable on the claim in the proceeding, and, to the full extent necessary for that purpose, each Borrower hereby assigns to the Agent all of such Borrower's rights to any payments or distributions to which such Borrower otherwise would be entitled. If the amount so paid is greater than such Borrower's liability hereunder, the Agent shall pay the excess amount to the party entitled thereto. In addition, each Borrower hereby irrevocably appoints the Agent as its attorney-in-fact to exercise all of such Borrower's voting rights in connection with any bankruptcy proceeding or any plan for the reorganization of the Borrower from whom the Borrower Subordinated Debt is owing.

(b) Additionally, to the extent that any Borrower shall be required to pay a portion of the Obligations which shall exceed the amount of loans, advances or other extensions of credit received by such Borrower and all interest, costs, fees and expenses attributable to such loans, advances or other extensions of credit, then such Borrower shall be reimbursed by the other Borrowers for the amount of such excess. This Section 9.20(b) is intended only to define the relative rights of Borrowers, ---------------- and nothing set forth in this Section 9.20(b) is intended or shall impair the obligations of each Borrower, jointly and ---------------- severally, to pay to Agent and Lenders the Obligations as and when the same shall become due and payable in accordance with the terms hereof. Notwithstanding anything to the contrary set forth in this Section 9.20(b) or any other provisions of ---------------- this Agreement, it is the intent of the parties hereto that the liability incurred by each Borrower in respect of the Obligations of the other Borrowers (and any Lien granted by each Borrower to secure such Obligations), not constitute a fraudulent conveyance or fraudulent transfer under the provisions of any applicable law of any state or other governmental unit ("Fraudulent Conveyance"). Consequently, each Borrower, each Agent and the Lender hereby agree that if a court of competent jurisdiction determines that the incurrence of liability by any Borrower in respect of the Obligations of any other Borrower (or any Liens granted by such Borrower to secure such Obligations) would, but for the application of this sentence, constitute a Fraudulent Conveyance, such liability (and such Liens) shall be valid and enforceable only to the maximum extent that would not cause the same to constitute a Fraudulent Conveyance, and this Agreement and the other Loan Documents shall automatically be deemed to have been amended accordingly, nunc pro tunc.

(c) If for the purpose of obtaining judgment in any court it is necessary to convert a sum due from any Borrower under any Loan Document in the currency expressed to be payable in any Loan Document (the "specified currency") into another currency, the parties hereto agree, to the fullest extent that they may effectively do so, that the rate of exchange used shall be that at which in accordance with normal banking procedures the Agent could purchase the specified currency with such other currency at the Agent's New York office at 11:00 A.M. (Eastern time) on the Business Day preceding that on which final judgment is given. The obligations of each Borrower in respect of any sum due to any Lender or the Agent under any Loan Document shall, notwithstanding any judgment in a currency other than the specified currency, be discharged only to the extent that on the Business Day following receipt by such Lender or the Agent (as the case may be) of any sum adjudged to be so due in such other currency such Lender or the Agent (as the case may be) may in accordance with normal banking procedures purchase the specified currency with such other currency. If the amount of the specified currency so purchased is less than the sum originally due to such Lender or the Agent, as the case may be, in the specified currency, each Borrower agrees, to the fullest extent that it may effectively do so, as a separate obligation and notwithstanding any such judgment, to indemnify such Lender or the Agent, as the case may be, against such loss.

                            [SIGNATURE PAGES FOLLOW]

 Credit Agreement Signature Page




         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers as of the day and year first above written.

                              JACO ELECTRONICS, INC.


                              By: /s/ Jeffrey D. Gash
                                  ----------------------------------------
                              Name:    Jeffrey D. Gash
                                    --------------------------------------
                              Title: CFO
                                     -------------------------------------


                           INTERFACE ELECTRONICS CORP.


                                 By: /s/ Jeffrey D. Gash
                                     ----------------------------------------
                                 Name:    Jeffrey D. Gash
                                       --------------------------------------
                                 Title: EVP
                                        -------------------------------------

                          THE CIT GROUP/BUSINESS CREDIT, INC., individually, as
                           Agent, Lender and Swingline Lender


                          By: /s/ Frank Bertelle
                                ----------------------------------------
                          Name:    Frank Bertelle
                                ----------------------------------------
                          Title: Sr. Vice President
                                ----------------------------------------

                        THE CIT GROUP/BUSINESS CREDIT, INC., individually, as Issuing Bank


                        By: /s/ Frank Bertelle
                                ----------------------------------------
                        Name:   Frank Bertelle
                                ----------------------------------------
                        Title:  Sr. Vice President
                                ----------------------------------------

                                      Annex I


                               COMMITMENT SCHEDULE


                         Lender                         Revolving Commitment
-------------------------------------------------------------------------------
-------------------------------------------------------------------------------
The CIT Group/Business Credit, Inc.                             $55,000,000
-------------------------------------------------------------------------------
-------------------------------------------------------------------------------
Total                                                           $55,000,000
-------------------------------------------------------------------------------